To the Stockholders of Onsite Energy Corporation:


On behalf of Onsite Energy Corporation (dba ONSITE SYCOM Energy Corporation ) ("ONSITE SYCOM"), I would like to invite you to attend the 1999 Annual Meeting of the Stockholders of ONSITE SYCOM. The meeting will be held on Wednesday, March 22, 2000, at 8:00 a.m. (California time) at the San Diego/Del Mar Hilton, 15575 Jimmy Durante Boulevard, Del Mar, CA 92014.

The accompanying Notice of the Annual Meeting of the Stockholders and Proxy Statement set forth the matters to be considered and acted upon at the meeting. The Proxy Statement contains important information concerning the election of directors, the approval of an amendment to ONSITE SYCOM's 1993 Stock Option Plan to increase the number of shares available for grant under the Plan, and the approval of amendments to ONSITE SYCOM's certificate of incorporation increasing the number of shares available for issuance by ONSITE SYCOM and changing the name of ONSITE SYCOM from Onsite Energy Corporation to ONSITE SYCOM Energy Corporation. Additional information about these proposals is included in the accompanying materials, and I urge you to read the same carefully, and to give all of these matters your close attention.

I hope that you will be able to attend the meeting. If you cannot attend the meeting, however, it is important that your shares be represented. Accordingly, I urge you to mark, sign, date and return the enclosed proxy promptly. You may, of course, withdraw your proxy if you attend the meeting and choose to vote in person.

Thank you for your continued commitment to ONSITE SYCOM.


Very truly yours,

ONSITE ENERGY CORPORATION
dba ONSITE SYCOM Energy Corporation



Richard T. Sperberg
Chief Executive Officer

February 18, 2000

                            ONSITE ENERGY CORPORATION
                      (dba ONSITE SYCOM Energy Corporation)
                       701 Palomar Airport Road, Suite 200
                               Carlsbad, CA 92009
                                 (760) 931-2400

                NOTICE OF THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On March 22, 2000



NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of the Stockholders of Onsite Energy Corporation, a Delaware corporation (dba ONSITE SYCOM Energy Corporation) ("ONSITE SYCOM"), will be held on Wednesday, March 22, 2000, at 8:00 a.m. (California time). The meeting will be held at the San Diego/Del Mar Hilton, 15575 Jimmy Durante Boulevard, Del Mar, CA 92014, for the following purposes, all of which are more completely discussed in the accompanying Proxy
Statement:

1. To elect three (3) directors of ONSITE SYCOM to hold office until the 2000 Annual Meeting of Stockholders, and to elect three (3) directors of ONSITE SYCOM to hold office until the 2001 Annual Meeting of Stockholders, and until their successors are elected and qualified;

2. To approve an amendment to ONSITE SYCOM's 1993 Stock Option Plan to increase the number of shares available for grant under the Plan;

3. To approve amendments to ONSITE SYCOM's Certificate of Incorporation to (i) increase the authorized number of shares available for issuance by ONSITE SYCOM; and (ii) change the name of Onsite Energy Corporation to ONSITE SYCOM Energy Corporation; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only Class A Common Stock, Series C Convertible Preferred Stock and Series E Convertible Preferred Stock stockholders of record at the close of business on February 11, 2000, are entitled to notice of and to vote on the above proposals at the 1999 Annual Meeting of the Stockholders.

By Order of the Board of Directors

ONSITE ENERGY CORPORATION
dba ONSITE SYCOM Energy Corporation



Audrey Nelson Stubenberg
Secretary

February 18, 2000

YOU ARE CORDIALLY INVITED TO ATTEND ONSITE SYCOM'S 1999 ANNUAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                 PROXY STATEMENT
                                       of
                            ONSITE ENERGY CORPORATION
                      (dba ONSITE SYCOM Energy Corporation)
                       701 Palomar Airport Road, Suite 200
                               Carlsbad, CA 92009
                                 (760) 931-2400


                     Information Concerning the Solicitation

This Proxy Statement is furnished to the stockholders of Onsite Energy Corporation, a Delaware corporation (dba ONSITE SYCOM Energy Corporation) ("ONSITE SYCOM"), in connection with the solicitation of proxies on behalf of ONSITE SYCOM's Board of Directors for use at ONSITE SYCOM's 1999 Annual Meeting of the Stockholders (the "Meeting"), including any adjournments thereof. The Meeting will be held on Wednesday, March 22, 2000, at 8:00 a.m. (California time), at the San Diego/Del Mar Hilton, 15575 Jimmy Durante Boulevard, Del Mar, CA 92014. Only stockholders of record on February 11, 2000, are entitled to notice of and to vote at the Meeting.

The proxy solicited hereby (if properly signed and returned to ONSITE SYCOM, and not revoked prior to its use) will be voted at the Meeting in accordance with its instructions. Absent any contrary instructions, each proxy received will be voted "FOR" the nominees for the Board of Directors, "FOR" the proposed amendment to ONSITE SYCOM's 1993 Stock Option Plan, and "FOR" the proposed amendments to ONSITE SYCOM's Certificate of Incorporation. Additionally, each proxy received will be voted (at the proxy holders' discretion) on such other matters, if any, that may properly come before the Meeting (including any proposal to adjourn the Meeting).

Any stockholder giving a proxy may revoke it at any time before it is exercised. To revoke a proxy, a stockholder must either (i) file with ONSITE SYCOM written notice of its revocation (addressed to the Secretary, Onsite Energy Corporation (dba ONSITE SYCOM Energy Corporation), 701 Palomar Airport Road, Suite 200, Carlsbad, CA 92009); (ii) submit a duly executed proxy bearing a later date; or
(iii) appear in person at the Meeting and give the Secretary notice of the stockholder's intention to vote in person.

ONSITE SYCOM bears the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials are furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of ONSITE SYCOM's Class A Common Stock. In addition to the solicitation of proxies by mail, some of the officers, directors, employees and agents of ONSITE SYCOM may, without additional compensation, solicit proxies by telephone or personal interview. ONSITE SYCOM bears the cost of these additional solicitations.

A copy of ONSITE SYCOM's Annual Report on Form 10-KSB for the year ended June 30, 1999, accompanies this Proxy Statement and proxy.

This Proxy Statement and proxy were first mailed to stockholders on or about February 18, 2000.

                          Record Date and Voting Rights

ONSITE SYCOM is authorized to issue up to twenty-three million nine hundred ninety-nine thousand (23,999,000) shares of Class A Common Stock, par value $0.001, one thousand (1,000) shares of Class B Common Stock, par value $0.001, and one million (1,000,000) shares of preferred stock, par value $0.001. As of November 15, 1999, eighteen million six hundred forty-one thousand three hundred two (18,641,302) shares of Class A Common Stock were issued and outstanding. No shares of Class B Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock are outstanding. Six hundred forty-nine thousand one hundred twenty (649,120) shares of Series C Convertible Preferred Stock, one hundred fifty-seven thousand five hundred (157,500) shares of Series D Convertible Preferred Stock were issued and outstanding, and fifty thousand (50,000) shares of Series E Convertible Preferred Stock were issued and outstanding.

Each share of Class A Common Stock is entitled to one (1) vote on all matters submitted for stockholder approval. Each share of Series C Convertible Preferred Stock and Series E Convertible Preferred Stock is entitled to vote on all matters submitted for stockholder approval as if each share was converted to Class A Common Stock. Each share of Series C Convertible Preferred Stock is convertible into five (5) shares of Class A Common Stock. Thus each share of Series C Convertible Preferred Stock is entitled to the equivalent of five (5) votes on all matters submitted for stockholder approval. Each share of Series E Convertible Preferred Stock is convertible into one hundred (100) shares of Class A Common Stock. Thus each share of Series E Convertible Preferred Stock is entitled to the equivalent of one hundred (100) votes on all matters submitted for stockholder approval. The Class A Common Stock, the Series C Convertible Preferred Stock and the Series E Convertible Preferred Stock vote together as one (1) class. The Series D Convertible Preferred Stock has no voting rights.

The record date for determination of stockholders of Class A Common Stock entitled to notice of and to vote at the Meeting is February 11, 2000. ONSITE SYCOM's Certificate of Incorporation does not provide for cumulative voting.

The plurality of the votes of the Class A Common Stock, the Series C Convertible Preferred Stock (voting on an as-converted basis) and the Series E Convertible Preferred Stock (voting on an as-converted basis), voting together as one (1) class, present in person or represented by proxy at the Meeting and entitled to vote on the election of directors shall elect the nominees for the Board of Directors. The affirmative vote of a majority of the Class A Common Stock, the Series C Convertible Preferred Stock (voting on an as-converted basis) and the Series E Convertible Preferred Stock (voting on an as converted basis), voting together as one (1) class, present in person or represented by proxy at the Meeting and entitled to vote on Proposal No. 2 described below (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary to approve Proposal No. 2. The affirmative vote of a majority of the Class A Common Stock, the Series C Convertible Preferred Stock (voting on an as-converted basis) and the Series E Convertible Preferred Stock (voting on an as-converted basis) outstanding, voting together as one (1) class, and entitled to vote on Proposal No. 3 described below (which shares voting affirmatively also constitute at least a majority of the required quorum), is necessary to approve Proposal No. 3. Under Delaware law, abstentions and broker non-votes are counted to determine quorum. Broker non-votes are not counted, however, to calculate voting power (that is, shares present in person or represented by proxy, and entitled to vote on a measure). Abstentions, however, are counted to calculate voting power.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

General Information

Under Article III, Section 2 of ONSITE SYCOM's Bylaws, the authorized number of directors is required to be between five (5) and eleven (11), as set by the Board of Directors. The Board has fixed the current number at eight (8).

The Board of Directors is divided into two (2) classes of four (4) directors each. Each class expires in alternating years. Directors of the first class were elected at the 1996 annual meeting of stockholders (held on December 4, 1996) to hold office for a term originally scheduled to expire in 1998 meeting (and until their successors are elected and qualified). Directors of the second class were elected at the 1997 annual meeting (held on December 5, 1997), to hold office for a term expiring at the Meeting (and until their successors are elected and qualified). Accordingly, the directors of the first class elected at the Meeting will hold office for a term expiring at the 2000 annual meeting (and until their respective successors have been duly elected and qualified), and the directors of the second class elected at the Meeting will hold office for term expiring at the 2001 annual meeting (and until their respective successors have been duly elected and qualified).

In October 1997, ONSITE SYCOM entered into a Stock Subscription Agreement with Westar Capital, Inc. ("Westar Capital"), a wholly-owned subsidiary of Western Resources, Inc. ("Western Resources"). Under the Stock Subscription Agreement, Westar Capital purchased two million (2,000,000) shares of ONSITE SYCOM Class A Common Stock at fifty cents ($0.50) per share, and two hundred thousand (200,000) shares of ONSITE SYCOM Series C Convertible Preferred Stock at Five Dollars ($5.00) per share. Additionally, under the terms of the Stock Subscription Agreement, Westar Capital had the initial right to elect one (1) director to ONSITE SYCOM's Board of Directors, and selected Rita A. Sharpe. Ms. Sharpe served as a director until October 5, 1998, when she resigned in order to assume a new position with Western Resources. Mr. Leroy P. Wages subsequently was appointed a director to fill the vacancy created by Ms. Sharpe's resignation. Mr. Wages resigned as a director on December 16, 1998, and Westar Capital has not designated an individual to replace Mr. Wages.

Further, Westar Capital entered into a Stockholders Agreement with certain principal stockholders of ONSITE SYCOM that held, in the aggregate with Westar Capital, more than fifty percent (50%) of the voting stock of ONSITE SYCOM. Under the terms of the Stockholders Agreement, (i) Westar Capital currently has the right to nominate a number of directors equal to the number of directors that Westar Capital would have the ability to elect if ONSITE SYCOM utilized cumulative voting (and without regard to classes of directors) less one (1) (but not less than one (1) director) and the principal stockholders to the Stockholders Agreement have agreed to vote for Westar Capital's nominees; and
(ii) Westar Capital has agreed to vote for the remaining nominees selected by ONSITE SYCOM's Nominating Committee.

In addition, as part of a transaction with SYCOM Enterprises, LLC ("SYCOM LLC") (and certain related companies) discussed under Proposal No. 3 below, certain of ONSITE SYCOM's principal stockholders entered into a Voting Agreement with SYCOM LLC and SYCOM Corporation. Under the terms of the Voting Agreement, SYCOM LLC and SYCOM Corporation currently have the right to nominate two (2) of the eight
(8) ONSITE SYCOM directors. SYCOM LLC and SYCOM Corporation have selected S. Lynn Sutcliffe (to the first class) and Richard L. Wright (to the second class). Upon the release of certain escrowed shares, SYCOM LLC and SYCOM Corporation will have the right to nominate up to an additional three (3) directors. ONSITE SYCOM has the right to nominate the remaining directors (including the nominee(s) required under the Westar Capital Stockholders Agreement). The stockholders to the Voting Agreement have agreed to vote for all of the ONSITE SYCOM, SYCOM LLC and SYCOM Corporation nominees.

As discussed above, in December 1998, Mr. Wages resigned as a director. In February 1999, Mr. William M. Gary III also resigned as a director. Mr. Wages was a director of the second class, whose term expires at the Meeting, and Mr. Gary was a director of the first class. Since Mr. Gary's resignation, the Board has not actively sought a replacement for Mr. Gary. Additionally, as discussed above, Westar Capital has not designated a replacement for Mr. Wages. Consequently two (2) vacancies exist on the Board.

Messrs. H. Tate Holt, Timothy G. Clark and Sutcliffe, current directors of ONSITE SYCOM of the first class (and whose terms were scheduled to expire in 1998) are nominees to hold office until the 2000 annual meeting. Messrs. Charles
C. McGettigan,  Richard T. Sperberg and Richard L. Wright,  current directors of

ONSITE SYCOM of the second class (and whose terms are scheduled to expire at the Meeting) are nominees to hold office until the 2001 annual meeting. The holders of ONSITE SYCOM's Class A Common Stock, Series C Convertible Preferred Stock
(voting on an as-converted basis) and Series E Convertible Preferred Stock (voting on an as-converted basis), voting together as one (1) class, will be entitled to vote on the election of Messrs. Holt, Clark and Sutcliffe, and of Messrs. McGettigan, Sperberg and Wright.

Unless authority is withheld, the enclosed proxy will be voted for the above nominees. In the event that any nominee should unexpectedly decline or be unavailable to act as a director, the enclosed proxy may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will become unavailable, and has no present intention to nominate any person in addition to, or in lieu of, the nominees.

The Board of Directors held twelve (12) meetings during the last fiscal year. Each director attended at least seventy-five percent (75%) of all meetings and meetings of committees on which they serve or served.

During the 1999 fiscal year, Messrs. McGettigan, Holt and Clark comprised the Audit Committee; Messrs. McGettigan and Holt comprised the Compensation Committee; and Messrs. McGettigan, Sperberg, Gary (until his resignation in February 1999) and Sutcliffe comprised the Nominating Committee. Mr. McGettigan has served as the Chairman of the Board since December 1994.

The primary functions of the Audit Committee are to review the scope and result of the audit performed by ONSITE SYCOM's independent accountants, ONSITE SYCOM's internal accounting controls, non-audit services performed by the independent accountants and the cost of accounting services. This Committee is comprised of disinterested directors. The Compensation Committee administers ONSITE SYCOM's 1993 Stock Option Plan and approves certain employees' compensation. This Committee is comprised only of non-employee directors, within the meaning of paragraph (b)(3)(i) of Rule 16b-3, which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Nominating Committee acts as the selection committee to nominate candidates for election to the Board of Directors.

                        Directors Nominated for Election

The following table sets forth certain information about the individuals nominated by the Board of Directors for election (to the first and second classes of directors) by the holders of Class A Common Stock, Series C Convertible Preferred Stock (voting on an as-converted basis) and the Series E Convertible Preferred Stock (voting on an as-converted basis), voting together as one (1) class, as directors.

Directors of the First Class:


               Nominee                                   Age                              Director Since
--------------------------------------- -------------------------------------- -------------------------------------

H. Tate Holt                                             47                                    1994

Timothy G. Clark                                         60                                    1994

S. Lynn Sutcliffe                                        56                                    1998



Background of Nominees of the First Class

H. Tate Holt. Mr. Holt has been a director of ONSITE SYCOM since May 1994. Mr. Holt currently is the President and Chief Executive Officer of Newstar Ltd. ("Newstar"), a technology firm. Prior to joining Newstar, Mr. Holt served as the President of Holt & Associates, a corporate growth management consulting firm, and held that position from July 1990 through August 1999. Previously, from 1987 to 1990, Mr. Holt was Senior Vice President of Automatic Data Processing, Inc. ("ADP"), in Santa Clara, California. Mr. Holt has over twenty (20) years of experience in various senior sales and marketing positions with Fortune 50 and Inc. 500 companies, including IBM, Triad Systems and ADP. He has participated in major restructuring and strategic planning in several divisions of each of these companies. Additionally, in his position with Holt & Associates, Mr. Holt assisted small and medium-sized clients in developing and achieving aggressive growth targets. Mr. Holt currently serves on the Boards of Directors of DBS Industries, Inc., and AremisSoft Corporation. He is the author of the book "The Business Doc - Prescriptions for Growth." Mr. Holt holds an A.B. from Indiana University.

Timothy G. Clark. Mr. Clark began serving as a director of ONSITE SYCOM in October 1994. The former President and Chief Executive Officer of KA Industries, Inc., a privately-owned corporation that manufactures and sells premium gift baked goods, Mr. Clark currently serves as a consultant to a variety of clients through his own firm, T.G. Clark & Associates. From 1991 to 1994, Mr. Clark was a managing partner at Hankin & Co., a consulting company focusing on business and financial planning, including turnarounds. Mr. Clark holds an A.B. from the University of Southern California and a Master of Business Administration from the Harvard University Graduate School of Business.

S. Lynn Sutcliffe. In addition to serving as a director since 1998, Mr. Sutcliffe currently serves as the President of ONSITE SYCOM. Since 1990, Mr. Sutcliffe also has served as the President and Chief Executive Officer of SYCOM Corporation, which is the general partner of SYCOM Enterprises, L.P. From 1968 through 1977, Mr. Sutcliffe was General Counsel of the U.S. Senate Commerce Committee, which had jurisdiction over all electric and gas utility issues. Mr. Sutcliffe left the Commerce Committee to become one of the founding partners of Van Ness, Feldman, Sutcliffe & Curtis, P.C., a law firm nationally recognized for its expertise in energy law and policy. Mr. Sutcliffe participated in this law firm until 1990. Mr. Sutcliffe's expertise includes a wide range of
legislative,   regulatory,   contractual,  financial  and  developmental  issues
associated with the energy industry. From 1994 through 1996, Mr. Sutcliffe served as the President of the National Association of Energy Services Companies (NAESCO), and was a member of the Energy and Transportation Task Force of the President's Council on Sustainability in 1996. He currently serves as the Vice-Chairman of the Distributed Power Coalition of America (DPCA). Mr. Sutcliffe brings to ONSITE SYCOM's Board over twenty-four (24) years of experience in the energy services industry. He holds an A.B. from Princeton University, and a Juris Doctorate from the University of Washington.

Directors of the Second Class:


               Nominee                                   Age                              Director Since

--------------------------------------- -------------------------------------- -------------------------------------

Charles C. McGettigan                                    54                                    1993

Richard T. Sperberg                                      48                                    1982 (1)

Richard L. Wright                                        56                                    1998


(1) Includes time of service with Onsite Energy, a California corporation ("Onsite-Cal").

Background of Nominees of the Second Class

Charles C. McGettigan. Mr. McGettigan has been a director of ONSITE SYCOM since its inception in 1993, and began serving as the Chairman of the Board in December 1994. In May 1992, Mr. McGettigan became a director of Western Energy Management, Inc. ("WEM"), which currently is a wholly-owned subsidiary of ONSITE SYCOM as a result of the reorganization of Onsite-Cal and WEM into Onsite Energy Corporation. He was a founding partner in 1991 and is a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P., a merchant banking fund. Mr. McGettigan co-founded McGettigan, Wick & Co., Inc., an investment banking firm, in 1988. From 1984 to 1988, he was a Principal, Corporate Finance, of Hambrecht & Quist, Inc. He currently serves on the Boards of Directors of Modtech, Inc., PMR Corporation, Sonex Research, Inc., Tanknology - NDE Corporation and Wray-Tech Instruments, Inc. Mr. McGettigan is a graduate of Georgetown University, and received his Master of Business Administration from The Wharton School of Business of the University of Pennsylvania.

Richard T. Sperberg. Mr. Sperberg has been a director and the Chief Executive Officer of ONSITE SYCOM since its inception, served as ONSITE SYCOM's President through October 1998, when Mr. Sutcliffe was elected President, and served as ONSITE SYCOM's Chief Financial Officer from May 1997 through July 1998. He has been the Chief Executive Officer of WEM since January 1993, and began serving as a director of WEM in February 1994. In 1982, Mr. Sperberg co-founded Onsite-Cal, and served as President, Chief Executive Officer and a director until February 1994, when Onsite-Cal and WEM reorganized into Onsite Energy Corporation. Mr. Sperberg has been involved in project management of energy efficiency, advanced energy technologies, alternative energy and cogeneration projects for over twenty-three (23) years, with specific management experience with Onsite-Cal, the Gas Research Institute, and the U.S. Department of Energy. He holds a Masters of Science in Nuclear Engineering from the University of California, Los Angeles, and a Bachelor of Science in Nuclear Engineering from the University of California, Santa Barbara. Mr. Sperberg previously served on the Boards of Directors of the American Cogeneration Association and the San Diego Cogeneration Association, and currently serves as the President of the National Association of Energy Service Companies (NAESCO), and as a member of its Board of Directors.

Richard L. Wright. Mr. Wright has served as a director of ONSITE SYCOM since 1998, and served as the Treasurer of SYCOM Corporation and SYCOM Enterprises, L.P. from 1995 through June 1999, during which time he has performed project development and strategic planning functions at the executive level. Mr. Wright has over eleven (11) years of experience in developing and financing energy related companies and projects. He has extensive knowledge of the federal and state legislative processes as well as of the decision-making processes at the county and municipal level. In 1977, Mr. Wright served on the White House Energy Task Force and later as the Assistant Secretary at the Department of Energy. Prior to joining the SYCOM Entities, Mr. Wright served as the Chief of Staff of the former Governor of New Jersey from 1993 through 1994, and as the Associate Treasurer of the State of New Jersey from 1990 through 1993. Mr. Wright earned a Bachelor of Arts in Religion from Princeton University, and a Juris Doctorate from the University of California Boalt Hall School of Law.

Vote Required

The plurality of votes of the shares of Class A Common Stock, Series C Convertible Preferred Stock (voting on an as-converted basis) and Series E Convertible Preferred Stock (voting on an as-converted basis), voting together as one (1) class, present in person or represented by proxy and entitled to vote on this measure is required to elect Messrs. Holt, Clark and Sutcliffe, directors of the first class, and Messrs. McGettigan, Sperberg and Wright, directors of the second class.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE NOMINEES IN THE ELECTION OF DIRECTORS.

                                 PROPOSAL NO. 2

                    APPROVAL OF AMENDMENT TO THE ONSITE SYCOM
                             1993 STOCK OPTION PLAN

In February 1994, ONSITE SYCOM's stockholders approved the 1993 Stock Option Plan (the "Plan"). The Plan is administered by the Compensation Committee. At the 1997 annual meeting, stockholders approved an amendment to the Plan increasing the number of shares subject to the Plan by an additional three hundred fifty thousand (350,000) shares. Under the Plan, as amended, a total of three million three hundred thousand (3,300,000) shares of Class A Common Stock may be issued, of which three million eight thousand two hundred thirty-four (3,008,234) shares were subject to options as of December 21, 1999.

The Plan is a "dual plan" that provides for the grant of both Incentive and Nonqualified Stock Options. The majority of options granted to date have been Incentive Stock Options. Subject to stockholder approval, the Compensation
Committee and the Board of Directors have approved an amendment to the Plan to increase the number of shares subject to the Plan by an additional six hundred thousand (600,000) shares.

The purpose of the Plan is to attract and retain for ONSITE SYCOM the best personnel, and to give option recipients a greater personal stake in the success of the business. All employees, consultants, officers and directors of ONSITE SYCOM and any subsidiary are eligible for grants of options under the Plan. The amendment to the Plan would increase the number of shares of Class A Common Stock subject to the Plan, and therefore available for grant to eligible individuals.

Except for non-discretionary grants of options, the Compensation Committee determines the recipients of options and the terms of options granted, including the exercise price, number of shares subject to the options and the conditions to exercise thereof, and the terms of any direct sales of shares underlying options. The exercise price for all options currently is to be determined by the Compensation Committee, except for non-discretionary options; provided, however, that for Incentive Stock Options, the exercise price must be fair market value (except for Incentive Stock Options for employees who own more than ten percent (10%) of all classes of the ONSITE SYCOM voting stock combined, in which case the exercise price must be one hundred ten percent (110%) of fair market value). At the 1997 annual meeting, the stockholders approved an amendment to the Plan allowing the Board of Directors to make discretionary grants of options to non-employee directors of ONSITE SYCOM. The Board determines the exercise price for such grants. In no case does the exercise period for any option exceed ten
(10) years, and, in the case of an Incentive Stock Option for an employee who owns more than ten percent (10%) of all classes of ONSITE SYCOM's voting stock combined, the exercise period does not exceed five (5) years.

Currently the Plan can be terminated at any time by the Board of Directors. If the Plan is terminated, options previously granted nevertheless shall continue in accordance with the provisions of the Plan without materially affecting the recipients' rights under such options.

Vote Required

The affirmative vote of the majority of shares of Class A Common Stock, Series C Convertible Preferred Stock (voting on an as-converted basis) and Series E Convertible Preferred Stock (voting on an as-converted basis), voting together as one (1) class, present in person or represented by proxy and entitled to vote on this measure is required to approve Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE ONSITE SYCOM 1993 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER.

                                 PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO ONSITE SYCOM'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY ONSITE SYCOM

ONSITE SYCOM filed its Certificate of Incorporation on July 9, 1993. Thereafter, amendments to the Certificate abolishing the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock and Certificates of Designation creating the Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock have been filed. The amendments abolishing the Series A Convertible Preferred Stock and Series B
Convertible Preferred Stock were filed after the holders of such shares voluntarily converted their shares to Class A Common Stock in 1996.

The Series C Convertible Preferred Stock was created in October 1997, in connection with the Stock Subscription Agreement executed by ONSITE SYCOM and Westar Capital, discussed under Proposal No. 1 above. As a result of the October 1997 transaction with Westar Capital, the exercise by ONSITE SYCOM of two (2) additional calls on Westar Capital to purchase additional shares of Series C Convertible Preferred Stock and the payment of dividends on the Series C
Convertible Preferred Stock (paid in shares of Series C Convertible Preferred Stock), Westar Capital currently is the holder of four million five hundred thousand (4,500,000) shares of Class A Common Stock and six hundred forty-nine thousand one hundred twenty (649,120) shares of Series C Convertible Preferred Stock. Each share of Series C Convertible Preferred Stock is convertible into five (5) shares of Class A Common Stock and convertible in the aggregate into shares three million two hundred forty-five thousand six hundred (3,245,600) shares of ONSITE SYCOM Class A Common Stock.

The Series D Convertible Preferred Stock was created in June 1998, in connection with the SYCOM transaction, discussed further below. In exchange for one hundred fifty-seven thousand five hundred (157,500) shares of Series D Convertible Preferred Stock, SYCOM Corporation and SYCOM Enterprises, L.P. ("SYCOM LP") entered into a non-compete agreement with SYCOM ONSITE and its wholly-owned subsidiary, SYCOM ONSITE Corporation ("SO Corporation"). The Series D Convertible Preferred Stock is convertible in the aggregate into fifteen million seven hundred fifty thousand (15,750,000) shares of ONSITE SYCOM Class A Common Stock.

The Series E Convertible Preferred Stock was created in August 1999, in connection with a private placement transaction with a few current shareholders of ONSITE SYCOM. In exchange for One Million Dollars ($1,000,000), ONSITE SYCOM issued fifty thousand (50,000) shares of Series E Convertible Preferred Stock to four (4) current shareholders of ONSITE SYCOM, including Mr. McGettigan. The Series E Convertible Preferred Stock currently is convertible in the aggregate into five million (5,000,000) shares of ONSITE SYCOM Class A Common Stock. In addition to shares of Series E Convertible Preferred Stock, the purchasers were granted warrants to purchase one million two hundred fifty thousand (1,250,000) shares of ONSITE SYCOM Class A Common Stock at seventy-five cents ($0.75) per share, and one million two hundred fifty thousand (1,250,000) shares of ONSITE SYCOM Class A Common Stock at fifty cents ($0.50) per share.

ONSITE SYCOM currently is authorized to issue up to twenty-three million nine hundred ninety-nine thousand (23,999,000) shares of Class A Common Stock, par value $0.001, one thousand (1,000) shares of Class B Common Stock, par value

$0.001, and one million (1,000,000) shares of preferred stock, par value $0.001. As of November 15, 1999, eighteen million six hundred forty-one thousand one hundred twelve (18,641,302) shares of Class A Common Stock were issued and outstanding. Six hundred forty-nine thousand one hundred twenty (649,120) shares of Series C Convertible Preferred Stock, one hundred fifty-seven thousand five hundred (157,500) shares of Series D Convertible Preferred Stock, and fifty thousand (50,000) shares of Series E Convertible Preferred Stock were issued and outstanding. No shares of Class B Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock are outstanding.

Increase in Authorized Number of Shares

A sufficient number of authorized shares of Class A Common Stock is not available to cover the conversion of the Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock into Class A Common Stock. Upon the conversion of the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock, twenty-three million nine hundred ninety-five thousand six hundred (23,995,600) additional shares of Class A Common Stock will need to be available for issuance by ONSITE SYCOM. In order to give ONSITE SYCOM a sufficient reserve of shares of Class A Common Stock for future issuances, and enable ONSITE SYCOM to have sufficient shares available upon and after the conversion of the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock, stockholder approval is being sought for an amendment to ONSITE SYCOM's Certificate of Incorporation to increase the number of shares authorized and available for issuance.

Additionally, the ability to issue preferred stock provides ONSITE SYCOM with a valuable tool in the future development of transactions designed to continue to contribute to ONSITE SYCOM's growth. The Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock currently account for all of the authorized shares of preferred stock. Accordingly, stockholder approval is being sought for an amendment to ONSITE SYCOM's Certificate of Incorporation increasing the authorized number of preferred shares reserved for issuance.

The proposed amendment to ONSITE SYCOM's Certificate of Incorporation would increase the number of shares available for issuance by forty-five million (45,000,000) shares, to a total of seventy million (70,000,000) shares. Of these seventy million (70,000,000) shares, sixty-seven million nine hundred ninety-nine thousand (67,999,000) would be designated as Class A Common Stock. The amendment also would increase the authorized number of preferred shares reserved for issuance by one million (1,000,000), to two million (2,000,000). Hence the remaining two million (2,000,000) of the seventy million (70,000,000) shares would be reserved for issuance as preferred shares. ONSITE SYCOM has no present agreement to issue the additional preferred shares.

Additional Information Regarding the SYCOM Transaction

ONSITE SYCOM completed a transaction with SYCOM LLC (and certain related companies) on June 30, 1998. Through this transaction, ONSITE SYCOM acquired all of the project assets and assumed specific project liabilities of SYCOM LLC in exchange for one million seven hundred fifty thousand (1,750,000) shares of ONSITE SYCOM Class A Common Stock. Under a Sale and Noncompetition Agreement, SO Corporation acquired the right to the services and expertise of SYCOM Corporation's employees in exchange for one hundred fifty-seven thousand five hundred (157,500) shares of ONSITE SYCOM Series D Convertible Preferred Stock, which is convertible into fifteen million seven hundred fifty thousand (15,750,000) shares of Class A Common Stock. SYCOM Corporation and SYCOM LP also are parties to the Sale and Noncompetition Agreement. The project assets acquired by ONSITE SYCOM included a number of contractual rights for providing energy services to certain SYCOM LLC customers and the acquisition was intended to increase ONSITE SYCOM's customer base and secure the services of additional highly qualified personnel. Additionally, the electric utility industry currently is undergoing fundamental changes that largely are the result of the more competitive environment for electric power generation developed over the last decade. Deregulation of the electric utility industry is expanding the scope of services offered by energy services companies such as ONSITE SYCOM. The acquisition of the SYCOM LLC assets and securing of the services of SYCOM Corporation's qualified personnel has helped provide ONSITE SYCOM with an opportunity to expand its services and organize them to serve the deregulating marketplace.

The shares of Series D Convertible Preferred Stock are held in an escrow account. Under the terms of the escrow agreement, the Series D Convertible Preferred Stock will be released when ONSITE SYCOM Class A Common Stock reaches Two Dollars ($2.00) per share and annualized after-tax earnings total fifteen cents ($0.15) per share over four consecutive quarters, and the debts of SYCOM Corporation and SYCOM LP have been satisfied. The share values and earnings thresholds increase by ten percent (10%) per year after December 31, 1999. Under a Share Repurchase Agreement, ONSITE SYCOM has the right to repurchase the escrowed shares for nominal consideration if, among other things, the share value and earnings thresholds will not be achieved.

As discussed under Proposal No. 1, certain of ONSITE SYCOM's principal stockholders also executed a Voting Agreement with SYCOM LLC and SYCOM Corporation. Under the terms of the Voting Agreement, SYCOM LLC and SYCOM Corporation currently have the right to nominate two (2) of the eight (8)
directors.  Upon  a  release  of  the  escrowed  shares,  SYCOM  LLC  and  SYCOM
Corporation will have the right to nominate up to an additional three (3) directors. ONSITE SYCOM has the right to nominate the remaining directors.

The SYCOM transaction was accounted for as a purchase. In anticipation of federal and state income taxes resulting from the sale of the project assets to ONSITE SYCOM and, as part of the transaction, ONSITE SYCOM agreed to lend to certain shareholders of SYCOM LLC and SYCOM Corporation up to One Million Dollars ($1,000,000) for payment of taxes resulting from this transaction. The loans will bear interest at the rate of nine and three-quarter percent (9.75%) per annum and may be repaid in cash or shares of ONSITE SYCOM Class A Common Stock acquired in the transaction. To date, no such loans have been made. The acquisition of the SYCOM LLC assets and issuance of securities by ONSITE SYCOM did not result in any changes to the rights, preferences or privileges of existing ONSITE SYCOM stockholders. No federal or state regulatory requirements or approvals were necessary in connection with the SYCOM transaction and ONSITE SYCOM has not defaulted in the payment of principal or interest in respect of any securities as a result of the SYCOM transaction. In addition, the declaration and payment of dividends has not been affected and no unpaid dividends exist as a result of this transaction (see, however, footnote (18) of the stock ownership table set forth in VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS THEREOF).

A copy of the audited financial statements for SYCOM LLC as of December 31, 1997 and 1996, and the audited financial statements for ONSITE SYCOM as of June 30, 1998, June 30, 1999, and September 30, 1999, accompany this Proxy Statement. A representative of ONSITE SYCOM's accountants, Hein + Associates, will be present at the Meeting, and Mr. Sperberg, the Chief Executive Officer of ONSITE SYCOM, Mr. Sutcliffe, the President, and J. Bradford Hanson, the Chief Financial Officer, will be available to answer questions concerning this transaction.

The executive offices of SYCOM LLC, SYCOM Corporation and SYCOM LP are located at 27 Worlds Fair Drive, Somerset, NJ 08873, phone number (732) 748-4200. SYCOM Corporation is an independent energy services company who, like ONSITE SYCOM, is accredited by the National Association of Energy Services Companies (NAESCO), an organization that awards accreditation only after an extensive independent review. Only twenty-one (21) energy services companies in the country have obtained such accreditation. SYCOM Corporation, SYCOM LLC and SYCOM LP provide services substantially similar to the services provided by ONSITE SYCOM, tha is, assisting energy customer in lowering their energy bills by developing, engineering, installing, owning and operating efficient, environmentally sound energy efficiency and power supply projects, and advising customers on the purchasing of energy in deregulating marketplaces.

Proposed Name Change

The SYCOM transaction combined two of the most experienced independent energy services companies that, as discussed above, are accredited by the National Association of Energy Services Companies (NAESCO), and the transaction resulted in the creation of the largest accredited independent energy services company in the deregulating energy marketplace. The SYCOM group of companies is located primarily on the East coast (New Jersey and Washington, D.C.). ONSITE SYCOM has offices in California (Southern and Northern), Kansas, Texas, Illinois and Washington, D.C. Both ONSITE SYCOM and the SYCOM companies conduct business nationally. Thus, in an effort to both capture the name recognition associated with both Onsite Energy Corporation and the SYCOM companies, and emphasize the creation of the largest accredited independent energy services company, shareholder approval is being sought for an amendment to the Certificate of Incorporation changing the name of Onsite Energy Corporation to ONSITE SYCOM Energy Corporation.

As discussed above, the ONSITE SYCOM Certificate of Incorporation has been amended and/or certificate of designations included therein several times in the past. In an effort to consolidate all of the prior amendments together with the proposed amendments into one document, upon stockholder approval of the above amendments, the Certificate of Incorporation will be amended and restated to incorporate all prior amendments and current certificates of designation, and include the above amendments. The form of amendments to ONSITE SYCOM's Certificate of Incorporation is attached hereto as Exhibit A.

Vote Required

The affirmative vote of the majority of shares of Class A Common Stock, Series C Convertible Preferred Stock (voting on an as-converted basis) and Series E
Convertible Preferred Stock (voting on an as-converted basis) outstanding, voting together as one (1) class, and entitled to vote on this measure is required to approve Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENTS TO ONSITE SYCOM'S CERTIFICATE OF INCORPORATION TO (i) INCREASE THE AUTHORIZED NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY ONSITE SYCOM; AND (ii) CHANGE THE NAME OF ONSITE ENERGY CORPORATION TO ONSITE SYCOM ENERGY CORPORATION.


                  [Remainder of page intentionally left blank]

                        DIRECTORS AND EXECUTIVE OFFICERS

Current Directors

For information on the persons currently serving as directors of ONSITE SYCOM, see Directors Nominated for Election above.

Executive Officers

The following table sets forth certain information with respect to the current executive officers of ONSITE SYCOM.


              Name                     Positions with ONSITE SYCOM            Age            Office Held Since
---------------------------------- ------------------------------------- -------------- ----------------------------
  Charles C. McGettigan               Chairman of the Board                   54                   1994
---------------------------------- ------------------------------------- -------------- ----------------------------
  Richard T. Sperberg                 Chief Executive Officer                 48                   1982 (1)
---------------------------------- ------------------------------------- -------------- ----------------------------
  S. Lynn Sutcliffe                   President                               56                   1998
---------------------------------- ------------------------------------- -------------- ----------------------------
  J. Bradford Hanson                  Chief Financial Officer                 44                   1995 (2)
---------------------------------- ------------------------------------- -------------- ----------------------------
  Frank J. Mazanec                    Senior Vice President                   51                   1992 (1)
---------------------------------- ------------------------------------- -------------- ----------------------------
  Keith G. Davidson                   Senior Vice President                   49                   1994
---------------------------------- ------------------------------------- -------------- ----------------------------
  Hector A. Esquer                    Vice President                          41                   1991 (1)
---------------------------------- ------------------------------------- -------------- ----------------------------
  J. Derek Shockley                   Vice President                          39                   1997
---------------------------------- ------------------------------------- -------------- ----------------------------
  Elizabeth T. Lowe                   Vice President                          36                   1997
---------------------------------- ------------------------------------- -------------- ----------------------------
  Bruce A. Hedman                     Vice President                          48                   1998
---------------------------------- ------------------------------------- -------------- ----------------------------
  Dominick J. Aiello                  Vice President                          40                   1998
---------------------------------- ------------------------------------- -------------- ----------------------------
  Roger Dower                         Vice President                          49                   1998
---------------------------------- ------------------------------------- -------------- ----------------------------
  Christian J. Bitters                Vice President                          42                   1998
---------------------------------- ------------------------------------- -------------- ----------------------------
  Audrey Nelson Stubenberg            Secretary/General Counsel               36                   1998
---------------------------------- ------------------------------------- -------------- ----------------------------


(1)  Includes time of service with Onsite-Cal.

(2) Mr. Hanson served as Chief Financial Officer of ONSITE SYCOM from August 1995 through May 1997, rejoining ONSITE SYCOM in October 1998.

Executive officers are elected periodically by the Board of Directors and serve at the pleasure of the Board. No family relationship exists between any of the officers or directors.

Background of Executive Officers

For the business backgrounds of Messrs. McGettigan, Sperberg, Sutcliffe and Wright, see Directors Nominated for Election above.

J. Bradford Hanson. Mr. Hanson has over fifteen (15) years of financial accounting, administration and shareholder relations experience in the energy efficiency services, financial, manufacturing, software development and retail market sectors. Mr. Hanson, who has served as ONSITE SYCOM's Chief Financial Officer since October 1998, served as ONSITE SYCOM's Chief Financial Officer from August 1995 through May 1997. From May 1997 through October 1998, Mr. Hanson worked for Sports Group International, Inc., and as an independent financial and accounting consultant. From 1991 through mid-1995, Mr. Hanson worked as an independent financial and accounting consultant for small businesses. Prior to 1991, he held various Chief Financial Officer, Controller and Senior Auditing positions with companies such as DAROX Company, BSD Bancorp, Inc., International Totalizator Systems, Inc., and KPMG Peat Marwick. Mr. Hanson earned a Bachelor of Science from San Diego State University and is a Certified Public Accountant.

Frank J. Mazanec. Since 1992, Mr. Mazanec has been employed by ONSITE SYCOM and its predecessor, Onsite-Cal. Mr. Mazanec is a licensed professional engineer in Colorado, and currently serves as Senior Vice President of Onsite. Over the past twenty (20) years, he has developed and managed over One Hundred Million Dollars ($100,000,000) in energy generation, waste management and environmental projects. Prior to joining Onsite-Cal in 1992, Mr. Mazanec served as West Coast Regional Director for Wheelabrator Technologies, which included responsibility for the Spokane and Pierce County, Washington and Baltimore, Maryland, Waste-to-Energy facilities. In 1990, he formed Integrated Waste Management, Inc., through which he served as a consultant to Onsite-Cal until joining Onsite-Cal in 1992. Mr. Mazanec is responsible for managing one of ONSITE SYCOM's internal business units. Mr. Mazanec has a Bachelor of Science in Civil Engineering from the University of Vermont, a Bachelor of Science in Economics and Finance from Fairleigh Dickinson University, and a Master of Business Administration from the University of Southern California.

Keith G. Davidson. Mr. Davidson has been a Vice President of ONSITE SYCOM since 1994, and currently serves as Senior Vice President. Mr. Davidson has over twenty (20) years of diversified management experience in energy and environmental technology, product commercialization and market development. Mr. Davidson is responsible for one of ONSITE SYCOM's internal business units. Prior to joining ONSITE SYCOM in 1994, Mr. Davidson was a Director at the Gas Research Institute ("GRI") in Chicago, Illinois, where he led the gas industry's collaborative development programs directed at natural gas growth markets of electric power generation, cogeneration and natural gas vehicles. Mr. Davidson was past President of the American Cogeneration Association, and a member of the American Society of Heating, Refrigerating and Air Conditioning Engineers, and previously served as the co-Chairman of CADER. He is the recipient of several industry honors, including the Association of Energy Engineers' Cogeneration Professional of the Year and the American Gas Association's Industrial and Commercial Hall of Flame. Mr. Davidson earned a Bachelor of Science in Mechanical Engineering from the University of Missouri and a Master of Science in Mechanical Engineering from Stanford University.

Hector A. Esquer. Mr. Esquer is a professional engineer licensed in the states of California and Kansas. Mr. Esquer joined Onsite-Cal in 1986, and as Vice President is responsible for the overall management of project implementation for ONSITE SYCOM's West Coast operations. Over the past twelve (12) years, Mr. Esquer has managed the implementation of over Thirty Million Dollars ($30,000,000) of energy efficiency projects for ONSITE SYCOM. Mr. Esquer previously was a Project Engineer for San Diego Gas & Electric Company and Fluor

Corporation. He holds a Bachelor of Science in Electrical Engineering from San Diego State University and is a Certified Energy Manager.

J. Derek Shockley. Mr. Shockley is responsible for managing Onsite Energy Services, Inc. (fka Onsite Business Services, Inc.), and Onsite/Mid-States, Inc., direct and indirect wholly-owned subsidiaries of ONSITE SYCOM. These subsidiary companies provide medium and high voltage electrical services, as well as industrial water treatment services to municipal, industrial, large commercial and institutional customers. Mr. Shockley has over thirteen (13) years of diversified experience in the energy industry that includes planning, sales, marketing, and project development work in the areas of demand side management, electrotechnologies and applied research. He was a member of the Water & Wastewater Research Project steering committee for the Electric Power Research Institute ("EPRI") in Palo Alto, California, and a past member of the Kansas Energy & Natural Resources advisory committee. Mr. Shockley is the recipient of several national awards, including the EEI Common Goals Environmental Award, and the EPRI Technology Innovators Award. Prior to joining ONSITE SYCOM, Mr. Shockley held a number of positions with Western Resources, including Director of Business Development, Manager of National and Institutional Accounts, and an energy use consultant. Mr. Shockley holds a Bachelor of Arts in Business Administration (with an emphasis on Finance) from Washburn University.

Elizabeth T. Lowe. As Vice President, Ms. Lowe heads up ONSITE SYCOM's Northern California office. She is responsible for marketing, operations and regulatory representation in Northern California. Ms. Lowe also adds to ONSITE SYCOM's consulting capabilities in the areas of natural gas and electricity purchases and overall customer strategies to reduce energy costs. Ms. Lowe joined ONSITE SYCOM in 1997. Prior to joining ONSITE SYCOM, Ms. Lowe served as Vice President of Western Operations for DukeSolutions, Inc. (formerly Duke/Louis Dreyfus), heading up the Western region operations for this Duke Energy subsidiary. The Western region group worked with retail and wholesale customers to develop and implement overall energy purchasing strategies through negotiations training, strategic alliances, and engineering and pricing solutions. Prior to joining DukeSolutions, Ms. Lowe spent ten (10) years in energy and environmental consulting, and most recently developed and directed Barakat & Chamberlin's Corporate Energy Management practice. In this capacity, she assisted large energy consumers in the development of energy cost reduction strategies through procurement and management of fuels, tariff and contract negotiations, aggregation strategies and demand-side management planning. Ms. Lowe earned a Master of Environment Management in Resource Economics and Policy from Duke University's Nicholas School of Environment and a Bachelor of Arts in Public Policy Studies from Duke University's School of Policy Studies and Public Affairs. Ms. Lowe is an associate member of the California Manufacturers Association and the California League of Food Processors, and is the President of the Power Association of Northern California.

Dr. Bruce A. Hedman. Dr. Hedman joined ONSITE SYCOM in 1998, as Vice President, Consulting Services, and together with Mr. Davidson is responsible for ONSITE SYCOM's consulting services business. Dr. Hedman has over twenty (20) years of experience in energy and environmental technology development, new product commercialization, and market research and development. Before joining ONSITE SYCOM, Dr. Hedman was Executive Director of the Industrial Center Inc. in Arlington, Virginia, a natural gas industry technology transfer and market development organization that supports commercial introduction of new natural gas technologies in the industrial market. Prior to this, he was Senior Program Manager at Battelle Pacific Northwest Laboratory's Washington, DC offices, providing strategic planning and policy analysis support on natural gas issues and end-use research, development and commercialization. Dr. Hedman started his career at the GRI in Chicago, holding a variety of research management positions in power generation, alternative fueled vehicles and industrial end-use. When he left GRI in 1994, Dr. Hedman was Group Manager, Industrial and Power Generation Products and responsible for the development and commercialization of new natural gas technologies for these priority markets. Dr. Hedman has a Bachelor of Science, Master of Science and Ph.D. in Mechanical Engineering from Drexel University in Philadelphia, Pennsylvania.

Dominick J. Aiello. Mr. Aiello, an employee of SYCOM Corporation, currently serves as ONSITE SYCOM's Vice President, and is directly responsible for overseeing ONSITE SYCOM's Project Development efforts primarily in the Eastern U.S. Mr. Aiello has more than five (5) years experience in developing energy efficiency projects in both the public and private sectors. He is responsible for managing a national sales force of eight (8) project developers. Mr. Aiello also has been a key contributor in implementing a sales training curriculum for both the current sales team and new hires. Prior to joining SYCOM Corporation, Mr. Aiello served as a Sales Manager for IBM.

Roger Dower. Mr. Dower, ONSITE SYCOM's Vice President, manages ONSITE SYCOM's Washington, D.C. business unit, where he oversees the development activity for trade associations and federal projects as well as regional development. Mr. Dower, an employee of SYCOM Corporation, also provides legislative and regulatory support for ONSITE SYCOM and the energy service industry's energy and environmental agenda. Mr. Dower is an expert in energy and environmental economics, policy, regulation and legislation. Prior to joining SYCOM Corporation and ONSITE SYCOM, Mr. Dower was Director of the Climate, Energy and Pollution Program at the World Resources Institute from 1990 to 1996. Prior to that, Mr. Dower was the head of the Energy and Environment Unit at the Congressional Budget Office from 1985 to 1990. Mr. Dower has also served as a consultant to the Executive Office of the President of the United States from 1979 to 1980 and was the Research Director and a Board Member of the Environmental Law Institute from 1976 to 1985. With over eighteen (18) years of experience in the energy business, Mr. Dower has an in-depth understanding of energy markets, the role of energy efficiency and the environmental effects of energy. Mr. Dower received a Masters of Science and Bachelor of Science in Resource Economics from the University of Maryland.

Christian J. Bitters. Mr. Bitters serves as Vice President of Operations for ONSITE SYCOM. In this capacity, Mr. Bitters, an employee of SYCOM Corporation, oversees the project management and engineering teams responsible for implementation of all of ONSITE SYCOM's projects primarily in the Eastern U.S., and has over eight (8) years of experience in managing the implementation of energy efficiency projects in commercial, industrial, governmental and institutional facilities. Mr. Bitters is responsible for recruiting and training new team members and developed a sophisticated Project Management Manual that defines the roles, responsibilities, methods, procedures and specifications for implementing ONSITE SYCOM's projects. Mr. Bitters' experience includes project management of commercial office space and recruiting, training and managing project managers and engineers. Prior to joining SYCOM Corporation, he served as a Senior Project Manager for OMNI Construction, Inc., in Washington, D.C. for ten (10) years, where he managed construction and renovation projects with a total value of Two Hundred Five Million Dollars ($205,000,000). Mr. Bitters holds a Master of Science and Bachelor of Science in Civil Engineering from the University of Maryland.

Audrey Nelson Stubenberg, Esq. Ms. Nelson Stubenberg has over ten (10) years experience as a practicing transactional attorney and currently serves as ONSITE SYCOM's Secretary and General Counsel. She joined ONSITE SYCOM in 1994. Prior to joining ONSITE SYCOM, Ms. Nelson Stubenberg was an associate with the San Diego law firm of Procopio, Cory, Hargreaves and Savitch, a business and commercial transactions firm. A member of the California State Bar and the American Bar Association, Ms. Nelson Stubenberg earned a Bachelor of Arts from the University of Redlands and a Juris Doctorate from the University of San Diego School of Law.

Directors' Compensation

Prior to June 1, 1998, directors who are not employees of ONSITE SYCOM were not compensated, other than the grant of stock options, for their service on the Board of Directors. Beginning June 1, however, non-employee directors are paid a fixed fee for personal attendance at a Board meeting (One Thousand Dollars

($1,000) per  meeting),  or for  attendance  at a meeting via  telephone  (Seven
Hundred   Fifty   Dollars   ($750)).   Additionally,   non-employee   directors'
out-of-pocket expenditures currently are reimbursed.

As previously  discussed,  non-employee  directors  currently  receive  periodic grants of stock options issued under the Plan. Each non-employee director automatically is granted an option to purchase twenty-five thousand (25,000) shares of ONSITE SYCOM Class A Common Stock on the date he or she becomes a director of ONSITE SYCOM, and on each anniversary date thereafter. The exercise price is the fair market value of the ONSITE SYCOM Class A Common Stock on the date of becoming a director and on the anniversary date, as appropriate. Each option when granted is immediately exercisable and has a five (5) year term. Directors who also are officers of ONSITE SYCOM do not receive additional compensation for serving as directors.

Executive Compensation

The following table sets forth the aggregate cash compensation paid for the past three (3) fiscal years by ONSITE SYCOM and its predecessors for services of Mr. Sperberg (Chief Executive Officer), and the four (4) most highly compensated executive officers whose compensation exceeds One Hundred Thousand Dollars ($100,000) per year: Messrs. Sutcliffe (President), Mazanec (Senior Vice President), Davidson (Senior Vice President) and Aiello (Vice President).


                  [Remainder of page intentionally left blank]


                                            SUMMARY COMPENSATION TABLE

                                                                                    Long Term Compensation
                                                                                  --------------------------

                                                 Annual Compensation                       Awards            Payouts
---------------------------- -------- ------------- ------------ ---------------- ----------- -------------- ----------- -----------

                                   Restricted
                                                                                                 Securities
                                                                    Other Annual      Stock      Underlying    LTIP        All Other
     Name and                Fiscal      Salary        Bonus        Compensation     Award(s)     Options    Payouts    Compensation
Principal Position            Year         ($)          ($)              ($)            $           (#)        ($)           ($)
---------------------------- -------- ------------- ------------ ---------------- ----------- -------------- ---------- ------------
Richard T. Sperberg          1999       $175,000      $   -0-     $ 12,372 (4)         -0-          -0-         -0-        $ -0-
CEO                          1998       $149,125 (2)  $32,500     $ 17,889 (4)         -0-      126,954 (7)     -0-        $ -0-
                             1997       $136,000      $   -0-     $ 15,781 (4)         -0-      314,616 (8)     -0-        $ -0-
---------------------------- -------- ------------- ------------ ---------------- ----------- -------------- ----------- -----------
S. Lynn Sutcliffe (1)        1999       $278,486      $   -0-     $ 6,600  (4)         -0-          -0-         -0-        $ -0-
President
---------------------------- -------- ------------- ------------ ---------------- ----------- -------------- ----------- ----------
Frank J. Mazanec             1999       $140,000      $40,000     $ 8,909  (4)         -0-          -0-         -0-        $ -0-
Senior Vice                  1998       $137,154 (2)  $22,083     $10,923  (4) (5)     -0-      75,000  (9)     -0-        $ -0-
President                    1997       $127,000      $   -0-     $64,471  (4) (5)     -0-     268,352 (10)     -0-        $ -0-
---------------------------- -------- ------------- ------------ ---------------- ----------- -------------- ----------- -----------
Keith G. Davidson            1999       $140,000      $40,000     $ 8,385  (4)         -0-         -0-          -0-        $ -0-
Senior Vice                  1998       $121,342 (2)  $23,333     $ 7,702  (4) (5)     -0-     140,000 (11)     -0-        $ -0-
President                    1997       $102,000      $   -0-     $20,838  (4) (5)     -0-     119,118 (12)     -0-        $ -0-
---------------------------- -------- ------------- ------------ ---------------- ----------- -------------- ----------- ----------
Dominick J. Aeillo (1)       1999       $120,000      $36,000(3)  $65,741  (4) (6)     -0-     164,281 (13)     -0-        $ -0-
Vice President


(1) Messrs. Sutcliffe and Aiello are executive officers of ONSITE SYCOM but employees of SYCOM Corporation. In connection with the acquisition of the assets of SYCOM LLC, and as an integral part of the transactions contemplated by the underlying asset purchase and sale agreement, pursuant to a Sale and Noncompetition Agreement ONSITE SYCOM acquired the right to the services and expertise of all of the employees of SYCOM Corporation, including Messrs. Sutcliffe and Aiello. In accordance with the terms and conditions of the Sale and Noncompetition Agreement, ONSITE SYCOM
     reimburses SYCOM Corporation for the costs of the SYCOM Corporation employees at their current salary and fringe benefit levels (including reasonable general and administrative costs). Because Messrs. Sutcliffe and Aiello became officers of ONSITE SYCOM in fiscal year 1999, information for Messrs. Sutcliffe and Aiello is being reported for fiscal year 1999 only.

(2) In fiscal year 1997, certain executive officers agreed to defer certain portions of their base salary and other compensation from approximately December 1, 1996 through June 30, 1997. This deferred compensation was repaid on December 31, 1997, with simple interest at the rate of fifteen percent (15%) per annum.

(3) Mr. Aiello was entitled to a management bonus of $72,000, and he agreed to accept payment of one-half of this bonus, plus certain commissions as disclosed in footnote (6) below, in the form of a five year option to purchase 164,281 shares of ONSITE SYCOM's Class A Common Stock at $0.4185 per share, which options are fully vested.

(4) Includes a company car or car expense allowance and premiums for life insurance.

(5) Includes commissions paid or advanced in connection with negotiated customer contracts pursuant to the commission policy of ONSITE SYCOM.

(6) Pursuant to the commission policy of SYCOM Corporation, Mr. Aiello was entitled to certain commissions payable in cash, and he agreed to accept payment of one-half of these commissions, plus certain bonuses as disclosed in footnote (3) above, in the form of a five-year option to purchase 164,281 shares of ONSITE SYCOM's Class A Common Stock at $0.4185 per share, which options are fully vested.

(7) Includes a five year option to purchase 126,954 shares of Class A Common Stock at $0.704 per share granted on April 1, 1998, subject to vesting as follows: 42,318 shares vested on April 1, 1999, and 42,318 shares will vest on April 1 in each of fiscal year 2000 and 2001.

(8) Includes (i) a five year option to purchase 250,000 shares of Class A Common Stock at $0.3251 per share granted on March 13, 1997, subject to vesting as follows: 83,334 shares vested on each of March 13, 1998, and March 13, 1999; and 83,333 shares vest on March 13, 2000; and (ii) a 10 year option to purchase 64,616 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997 (which options are fully vested). Mr. Sperberg previously reported five year options to purchase (i) 38,100 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997, which options were exercised in January 1998; and (ii) 4,000 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997, which options were exercised in February 1999.

(9) Includes a five year option to purchase 75,000 shares of Class A Common Stock at $0.64 per share granted on April 1, 1998, subject to vesting as follows: 25,000 shares vested on April 1, 1999; and 25,000 shares vest on April 1 in each of fiscal year 2000 and 2001.

(10) Includes (i) a 10 year option to purchase 250,000 shares of Class A Common Stock at $0.2956 per share granted on March 13, 1997, subject to vesting as follows: 83,334 shares vested on each of March 13, 1998 and 1999; and 83,333 shares vest on March 13, 2000; and (ii) a 10 year option to purchase 18,352 of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997 (which options are fully vested). Mr. Mazanec previously reported five year options to purchase (i) 9,300 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997, which options were exercised in December 1997 (500) and January 1998 (8,800); and (ii) 4,000 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997, which options were exercised in February 1999.

(11) Includes 10 year options to purchase (i) 40,000 shares of Class A Common Stock at $0.53 per share granted on October 27, 1997, subject to vesting as follows: 13,334 shares vested on each of October 27, 1998 and 1999; and 13,333 shares vest on October 27, 2000; and (ii) 100,000 shares of Class A Common Stock at $0.64 per share granted on April 1, 1998, subject to vesting as follows: 33,334 shares vested on April 1, 1999; and 33,333 shares vest on April 1 in each of fiscal year 2000 and 2001.

(12) Includes 10 year options to purchase (i) 100,000 shares of Class A Common Stock at $0.2956 per share granted on March 13, 1997, subject to vesting as follows: 33,334 shares vested on each of March 13, 1998 and 1999; and 33,333 shares vest on March 13, 2000; and (ii) 19,118 shares of Class A Common Stock at $0.2956 per share granted on May 22, 1996, as repriced on March 13, 1997 (which options are fully vested).

(13) As disclosed in footnotes (3) an (6) above, includes a five year option to purchase 164,281 shares of Class A Common Stock at $0.4185 per share granted on May 26, 1999, which options are fully vested.

The following table sets forth options granted by ONSITE SYCOM to the individuals listed in the Summary Compensation Table.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS


                              Number of          Percentage of
                              Securities            Total
                              Underlying         Options/SARs
                             Options/SARs        Granted to       Exercise or         Market
                               Granted            Employees       Base Price       Price on Date      Expiration
Name                              (#)           In Fiscal Year     ($/Share)        of Grant             Date
---------------------------  ---------------- ------------------ ---------------- ----------------  ----------------
Richard T. Sperberg                -0-               N/A               N/A              N/A               N/A
---------------------------- ---------------- ------------------ ---------------- ----------------- ----------------
S. Lynn Sutcliffe                  -0-               N/A               N/A              N/A               N/A
---------------------------- ---------------- ------------------ ---------------- ----------------- ----------------
Frank J. Mazanec                   -0-               N/A               N/A              N/A               N/A
---------------------------- ---------------- ------------------ ---------------- ----------------- ----------------
Keith G. Davidson                  -0-               N/A               N/A              N/A               N/A
---------------------------- ---------------- ------------------ ---------------- ----------------- ----------------
Dominick J. Aiello             164,281              12.7 (1)       $0.4185          $0.4185           5/26/04
---------------------------- ---------------- ------------------ ---------------- ----------------- ----------------



(1) Mr. Aiello's options are non-plan options, and were not granted under ONSITE SYCOM's 1993 Stock Option Plan. This percentage is calculated based upon the total number of options granted to employees of both ONSITE SYCOM under the 1993 Stock Option Plan and SYCOM Corporation as non-plan options.


                  [Remainder of page intentionally left blank]


                             AGGREGATED OPTION/SARS EXERCISES IN LAST FISCAL YEAR AND
                                        FISCAL YEAR-END OPTION/SARS VALUES

------------------------------ ---------------- ---------------- ------------------------- -------------------------

                                                                        Number of                  Value of
                                                                  Securities Underlying          Unexercised
                                   Shares                              Unexercised               In-the-Money
                                  Acquired                        Options/SARs at FY End           Options
                                     On              Value                 (#)                    at FY End
                                  Exercise         Realized            Exercisable/              Exercisable/
            Name                     (#)              ($)             Unexercisable            Unexercisable *
------------------------------ ---------------- ---------------- ------------------------- -------------------------
    Richard T. Sperberg             4,000           $1,568           584,190/167,969             $16,242/$1,650
------------------------------ ---------------- ---------------- ------------------------- -------------------------
    S. Lynn Sutcliffe                 -0-           $  -0-               -0-/-0-                 $   -0-/$ -0-
------------------------------ ---------------- ---------------- ------------------------- -------------------------
    Frank J. Mazanec                4,000           $2,193           264,571/133,333             $ 9,140/$4,117
------------------------------ ---------------- ---------------- ------------------------- -------------------------
    Keith G. Davidson                 -0-           $  -0-           250,932/126,665             $10,888/$1,647
------------------------------ ---------------- ---------------- ------------------------- -------------------------
    Dominick J. Aiello                -0-           $  -0-           164,281/-0-                  $  -0-/$ -0-
------------------------------ ---------------- ---------------- ------------------------- -------------------------

*    Based upon the average price of $0.345 as of June 30, 1999.

ONSITE SYCOM 1993 Stock Option Plan

Please see discussion under PROPOSAL NO. 2 above.

ONSITE SYCOM 401(k) Plan

Since 1990, ONSITE SYCOM has maintained a 401(k) plan. The ONSITE SYCOM 401(k) plan provides for broad based employee participation and all ONSITE SYCOM employees are eligible to enroll after meeting certain criteria such as the length of employment, hours worked and age. Pursuant to a 1994 amendment to the 401(k) plan, ONSITE SYCOM provides a matching contribution in Class A Common Stock of seventy-five percent (75%) of the employees' contribution (up to six percent (6%) of salary, subject to customary limitations on contributions by highly compensated individuals).

The shares contributed by ONSITE SYCOM are subject to certain vesting periods. Certain officers and directors who cease participation in the ONSITE SYCOM 401(k) plan may not participate for at least six (6) months. Further, except in limited distributions such as termination of employment, retirement, disability or death, any ONSITE SYCOM Class A Common Stock distributed to any officer or director from the ONSITE SYCOM 401(k) plan must be held by the participant for six (6) months prior to sale. At the end of ONSITE SYCOM's fiscal year, three hundred fourteen thousand six hundred eighty-seven (314,687) shares of ONSITE SYCOM Class A Common Stock were earned by all participants of the ONSITE SYCOM 401(k) plan, of which ninety thousand one hundred fifteen (90,115) shares in the aggregate (eighty-nine thousand nine hundred ninety-five (89,995) shares vested) have been earned by Messrs. Sperberg, Sutcliffe, Mazanec, Davidson and Aiello.

              VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS THEREOF

The following table sets forth certain information about the ownership of ONSITE SYCOM's Class A Common Stock as of December 21, 1999, by (i) those persons known by ONSITE SYCOM to be the beneficial owners of more than five percent (5%) of the total number of outstanding shares of any class entitled to vote; (ii) each director and highly compensated officer; and (iii) all directors and officers of ONSITE SYCOM as a group. The table includes Class A Common Stock issuable upon the exercise of Options or Warrants that are exercisable within sixty (60) days. Except as indicated in the footnotes to the table, the named persons have sole voting and investment power with respect to all shares of ONSITE SYCOM Class A Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The ownership figures in the table are based on the books and records of ONSITE SYCOM.


                              Class A Common Stock
                                                                 ------------------------------------------

         Name and Address                                             Amount of         Percent of Class
         of Beneficial Owner                                          Ownership
         ------------------------------------------------------- -------------------- ---------------------
         Dominick J. Aiello                                          164,281  (1)                 *
         27 Worlds Fair Drive, First Floor
         Somerset, NJ 08873
         ------------------------------------------------------- -------------------- ---------------------
         Timothy G. Clark                                            175,000  (2)                 *
         701 Palomar Airport Road, Suite 200
         Carlsbad, CA 92009
         ------------------------------------------------------- -------------------- ---------------------
         Keith G. Davidson                                           298,295  (3)              1.58
         701 Palomar Airport Road, Suite 200
         Carlsbad, CA 92009
         ------------------------------------------------------- -------------------- ---------------------
         William M. Gary III                                       1,837,947  (4)              9.85
         701 Palomar Airport Road, Suite 200
         Carlsbad, CA 92009
         ------------------------------------------------------- -------------------- ---------------------
         Gruber & McBaine Capital Management., LLC                 4,502,073  (5)             20.45
         50 Osgood Place
         San Francisco, CA 94133
         ------------------------------------------------------- -------------------- ---------------------


         Jon D. Gruber                                             9,675,041  (6)             38.13
         50 Osgood Place
         San Francisco, CA 94133
         ------------------------------------------------------- -------------------- ---------------------
         H. Tate Holt                                                348,082  (7)              1.85
         701 Palomar Airport Road, Suite 200
         Carlsbad, CA 92009
         ------------------------------------------------------- -------------------- ---------------------
         Lagunitas Partners, L.P.                                  4,233,102  (8)             19.28
         50 Osgood Place
         San Francisco, CA 94133
         ------------------------------------------------------- ------------------- ---------------------
         Thomas Lloyd-Butler                                       4,510,073  (9)             20.05
         50 Osgood Place
         San Francisco, CA 94133
         ------------------------------------------------------- -------------------- ---------------------
         Frank J. Mazanec                                            703,709 (10)              3.72
         Mazanec Family Trust
         701 Palomar Airport Road, Suite 200
         Carlsbad, CA 92009
         ------------------------------------------------------- -------------------- ---------------------
         J. Patterson McBaine                                      9,668,441 (11)             38.10
         50 Osgood Place
         San Francisco, CA 94133
         ------------------------------------------------------- -------------------- ---------------------
         Charles C. McGettigan                                     5,554,468 (12)             24.97
         50 Osgood Place
         San Francisco, CA 94133
         ------------------------------------------------------- -------------------- ---------------------
         Proactive Investment Managers, L.P.                       5,049,468 (13)             22.95
         50 Osgood Place
         San Francisco, CA 94133
         ------------------------------------------------------- -------------------- ---------------------
         Proactive Partners, L.P.                                  4,909,633 (14)             22.40
         50 Osgood Place
         San Francisco, CA 94133
         ------------------------------------------------------- -------------------- ---------------------



         Richard T. Sperberg                                       3,115,082 (15)             15.93
         701 Palomar Airport Road, Suite 200
         Carlsbad, CA 92009
         ------------------------------------------------------- -------------------- ---------------------
         S. Lynn Sutcliffe                                         1,750,000 (16)              9.39
         27 Worlds Fair Drive, First Floor
         Somerset, NJ 08873
         ------------------------------------------------------- -------------------- ---------------------
         SYCOM Enterprises, LLC                                    1,750,000 (17)              9.39
         27 Worlds Fair Drive, First Floor
         Somerset, NJ 08873
         ------------------------------------------------------- -------------------- ---------------------
         Westar Capital, Inc.                                      7,745,600 (18)             35.39
         818 South Kansas Street
         Topeka, KS 66601
         ------------------------------------------------------- -------------------- ---------------------
         Myron A. Wick III                                         5,049,468 (19)             22.95
         50 Osgood Place
         San Francisco, CA 94133
         ------------------------------------------------------- -------------------- ---------------------
         All Directors and Officers as a Group (17)               13,073,266 (20)             52.45
         ------------------------------------------------------- -------------------- ---------------------


(1) Includes Options to purchase 164,281 shares of Class A Common Stock exercisable until May 26, 2004. Additionally, in August 1999 in connection with the private placement of shares of Series E Convertible Preferred Stock to certain existing shareholders of ONSITE SYCOM, certain executive officers of ONSITE SYCOM, including Mr. Aiello, entered into Salary Reduction Agreements pursuant to which they agreed to reductions in salary and/or commissions owed (for a six month period from August 1999 through January 2000) in exchange for shares of Class A Common Stock and certain Warrants. Under the terms of the Salary Reduction Agreements, the shares of Class A Common Stock and Warrants are subject to forfeiture in the event the officer voluntarily terminates his or her employment during the six-month reduction period. In the event of involuntary termination by ONSITE SYCOM, however, the officer is entitled to a prorata portion of such stock and Warrants (as earned through the date of termination). Thus the table does not reflect all or any prorata portion of 50,000 shares of Class A Common Stock and 25,000 shares of Class A Common Stock underlying Warrants expiring August 13, 2009, that Mr. Aiello will be entitled to (immediately or upon the exercise of the Warrants) under the terms of his Salary Reduction Agreement.

         Each of the Salary Reduction Agreements entered into by certain executive officers of ONSITE SYCOM, as described above, hereinafter in these footnotes shall be referred to as the "Salary Reduction Agreement."

(2)      Includes Options to purchase 50,000, 25,000, 25,000, 25,000, 25,000 and
         25,000 shares of Class A Common Stock exercisable until January 25, 2001, October 3, 2001, April 23, 2002, October 3, 2002, October 3,
         2003, and October 3, 2004, respectively.

(3) In addition to 34,030 shares of Class A Common Stock over which Mr. Davidson has sole voting and investment power (which number includes
         30,600 shares held by Mr. Davidson's minor children), the table reflects 264,265 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring August 9, 2005 (70,000 shares), November 20, 2005 (37,072 shares), January 25, 2006 (11,407 shares), May 22, 2006 (19,118 shares),  March 13, 2007 (66,667 shares),
         October 28, 2007  (26,667) and April 1, 2008  (33,334).  The table does not reflect 33,333 shares of Class A Common Stock that may be acquired upon the exercise of Options expiring March 13, 2007, in the event a change in control is deemed to have occurred. In this event, Mr. Davidson's percent of class ownership would be 1.75%.

         Additionally, as previously disclosed, in August 1999 certain executive officers of ONSITE SYCOM, including Mr. Davidson, entered into a Salary Reduction Agreement. Thus the table does not reflect all or any prorata portion of 90,000 shares of Class A Common Stock and 50,000 shares of Class A Common Stock underlying Warrants expiring August 13, 2009, that Mr. Davidson will be entitled to (immediately or upon the exercise of the Warrants) under the terms of his Salary Reduction Agreement.

(4) The table also reflects an aggregate of 1,545,926 shares of Class A Common Stock (which number includes 130,000 shares held by Mr. Gary's minor children and family members), of which 1,159,016 shares are subject to a Stockholders Agreement among certain stockholders of ONSITE SYCOM, including Mr. Gary, and Westar Capital (the "Stockholders Agreement"). Under the Stockholders Agreement Westar Capital (i) has the right to nominate a certain number of directors, and the principal stockholders of ONSITE SYCOM that are a party to the Stockholders Agreement, including Mr. Gary, have agreed to vote for Westar Capital's nominees; and (ii) shall vote for the remaining nominees selected by the Nominating Committee of ONSITE SYCOM. The Stockholders Agreement terminates the earlier of (i) five years after the date of the Agreement; or (ii) the date upon which the stockholdings of Westar Capital and its affiliates, counted on an as-converted basis, falls below ten percent (10%) of the outstanding Common Stock of ONSITE SYCOM, calculated on a fully-diluted basis as specified in the Stockholders Agreement.

         Additionally the table reflects 292,021 shares of Class A Common Stock that are subject to an Agreement of Stock Purchase and Sale among Messrs. Gary, Esquer, Mazanec and Sperberg. Messrs. Gary, Esquer and Sperberg have entered into such Agreement whereby they have sold, subject to payment and vesting schedules, shares of Onsite-Cal to Messrs. Esquer and Mazanec. Until a share is paid for all voting and dispositive rights remain with the seller. Upon vesting and payment, each such purchaser of the Onsite-Cal shares became entitled to the same number of ONSITE SYCOM Class A Common Stock received by the sellers, pursuant to the Reorganization, with respect to the shares sold. The table reflects all adjustments for shares that have vested and been paid for in full.

(5) Gruber & McBaine Capital Management, LLC ("Gruber & McBaine"), the successor-in-interest to Gruber & McBaine Capital Management, Inc., a California corporation, is an investment advisor and a general partner of Lagunitas Partners, L.P. Consequently, Gruber & McBaine has or shares voting or dispositive power over 3,377,073 shares of Class A Common Stock (which number includes 2,250,000 shares of Class A Common Stock underlying 22,500 shares of Series E Convertible Preferred Stock) and 1,125,000 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring August 2, 2009. See also footnote (8).

(6) Mr. Gruber is a member of Gruber & McBaine Capital Management, LLC, which is an investment advisor and a general partner of Lagunitas Partners, L.P., and is a general partner of Proactive Investment Managers, L.P., which also is an investment advisor and general partner of Proactive Partners, L.P., and Fremont Proactive Partners, L.P. Consequently, in addition to 123,500 shares of Class A Common Stock over which Mr. Gruber has sole voting and investment power (which number includes shares held by Mr. Gruber's family members and foundations), Mr. Gruber also has or shares voting or dispositive power over 7,066,541 shares of Class A Common Stock (which number includes 4,250,000 shares of Class A Common Stock underlying 42,500 shares of Series E Convertible Preferred Stock) and 2,485,000 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring September 11, 2002, June 30, 2003, and August 2, 2009. See also footnotes (8) and (14).

(7) Includes 175,000 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring January 25, 2001 (50,000 shares), May 4, 2001 (25,000 shares), April 23, 2002 (25,000 shares),
         May 4, 2002 (25,000 shares),  May 4, 2003 (25,000  shares),  and May 4,
         2004 (25,000). Additionally the table reflects 30,000 shares held by Mr. Holt's children.

         The table also reflects 143,082 shares of Class A Common Stock that are subject to a Voting Agreement among certain stockholders of ONSITE SYCOM, including Mr. Holt as the President of Holt & Associates, SYCOM Enterprises, LLC ("SYCOM LLC") and SYCOM Corporation (the "Voting
         Agreement"). Under the Voting Agreement (i) SYCOM LLC and SYCOM Corporation have the right to nominate a certain number of directors, and the principal stockholders of ONSITE SYCOM that are a party to the Voting Agreement, including Mr. Holt, have agreed to vote for such nominees; (ii) SYCOM LLC and SYCOM Corporation have agreed to vote for the remaining director nominees selected by ONSITE SYCOM; and (iii) all parties to the Voting Agreement, including Mr. Holt, have agreed to vote at the next annual meeting to authorize the issuance of additional common stock to permit the conversion of the Series D Convertible Preferred Stock to Class A Common Stock in accordance with the terms of the Sale and Noncompetition Agreement among ONSITE SYCOM, SYCOM Corporation and others. The Voting Agreement terminates June 30, 2001.

(8) Includes 2,250,000 shares of Class A Common Stock underlying 22,500 shares of Series E Convertible Preferred Stock and 1,125,000 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring August 2, 2009, and over which Lagunitas Partners, L.P. ("Lagunitas") has sole voting and investment power. The table also reflects an aggregate of 858,102 shares of Class A Common Stock(i) of which 550,982 shares are subject to the Stockholders Agreement among certain stockholders of ONSITE SYCOM, including Lagunitas, and Westar Capital; and (ii) all of which are subject to the Voting Agreement among certain stockholders of ONSITE SYCOM, including Lagunitas, SYCOM LLC and SYCOM Corporation.

(9) Mr. Lloyd-Butler is a member of Gruber & McBaine Capital Management, LLC, an investment advisor and a general partner of Lagunitas Partners, L.P. Consequently, in addition to the 8,000 shares of Class A Common Stock over which he has sole voting and investment power, Mr. Lloyd-Butler has or shares voting or dispositive power over 3,377,073 shares of Class A Common Stock (which number includes 2,250,000 shares of Class A Common Stock underlying 22,500 shares of Series E Convertible Preferred Stock) and 1,125,000 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring August 2, 2009. See also footnote (8).

(10) Includes 264,571 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring November 20, 2005 (7,736 shares), January 25, 2006 (46,816 shares), May 22, 2006 (18,352 shares),  March 13, 2007 (166,667 shares),  and April 1, 2008 (25,000).
         Additionally, the table reflects 162,757 shares of Class A Common Stock over which Mr. Mazanec, as a trustee of the Mazanec Family Trust, has or shares voting or dispositive power. The table does not reflect 83,333 shares of Class A Common Stock that may be acquired upon the exercise of Options expiring March 13, 2007, in the event a change in control is deemed to have occurred. In this event, Mr. Mazanec's percent of class ownership would be 4.14%.

         The table also reflects 276,381 shares of Class A Common Stock that are subject to an Agreement of Stock Purchase and Sale among Messrs. Mazanec, Esquer, Gary and Sperberg. As previously disclosed, Messrs. Esquer, Gary and Sperberg have entered into such Agreement whereby they have sold, subject to payment and vesting schedules, shares of Onsite-Cal to Messrs. Esquer and Mazanec. Until a share is paid for all voting and dispositive rights remain with the seller. Upon vesting and payment, each such purchaser of the Onsite-Cal shares became entitled to the same number of ONSITE SYCOM Class A Common Stock received by the sellers, pursuant to the Reorganization, with respect to the shares sold. The table reflects all adjustments for shares that have vested and been paid for in full.

         Additionally, as previously disclosed, in August 1999 certain executive officers of ONSITE SYCOM, including Mr. Mazanec, entered into a Salary Reduction Agreement. Thus the table does not reflect all or any prorata portion of 90,000 shares of Class A Common Stock and 50,000 shares of Class A Common Stock underlying Warrants expiring August 13, 2009, that

         Mr. Mazanec will be entitled to (immediately or upon the exercise of the Warrants) under the terms of his Salary Reduction Agreement.

(11) Mr. McBaine is a member of Gruber & McBaine Capital Management, LLC, an investment advisor and a general partner of Lagunitas Partners, L.P., and is a general partner of Proactive Investment Managers, L.P., also an investment advisor and a general partner of Proactive Partners, L.P., and Fremont Proactive Partners, L.P. Consequently, in addition to the 116,900 shares of Class A Common Stock over which he has sole voting and investment power (which number includes shares held by Mr. McBaine's family members), Mr. McBaine has or shares voting or dispositive power over 7,066,541 shares of Class A Common Stock (which number includes 4,250,000 shares of Class A Common Stock underlying 42,500 shares of Series E Convertible Preferred Stock) and 2,485,000 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring September 11, 2002, June 30, 2003, and August 2, 2009. See also footnotes (8) and (14).

(12)     Includes Options to purchase 75,000, 25,000, 25,000, 25,000, 25,000 and
         25,000 shares of Class A Common Stock exercisable until January 25, 2001, July 13, 2001, April 23, 2002, July 13, 2002, July 13, 2003, and
         July 13, 2004, respectively. In addition to 305,000 shares of Class A Common Stock in which Mr. McGettigan has sole voting and investment power (which number includes 250,000 shares of Class A Common Stock underlying 2,500 shares of Series E Convertible Preferred Stock), Mr. McGettigan is a general partner of Proactive Investment Managers, L.P., an investment advisor and a general partner of Proactive Partners, L.P., and Fremont Proactive Partners, L.P., and is a general partner of McGettigan, Wick & Co., Inc., and consequently has or shares voting or dispositive power over 3,689,468 shares of Class A Common Stock (which number includes 2,250,000 shares of Class A Common Stock underlying 22,500 shares of Series E Convertible Preferred Stock), and 1,360,000 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring September 11, 2002, June 30, 2003, and August 2, 2009. See also footnote (14).

(13) Proactive Investment Managers, L.P. ("PIM"), is a general partner of Proactive Partners, L.P., and Fremont Proactive Partners, L.P., and consequently has or shares voting or dispositive power over 3,689,468 shares of Class A Common Stock (which number includes 2,250,000 shares of Class A Common Stock underlying 22,500 shares of Series E Convertible Preferred Stock) and 1,280,000 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring September 11, 2002, June 30, 2003, and August 2, 2009. The table also reflects 80,000 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring June 30, 2003, and over which PIM has sole voting and investment power. See also footnote (14).

(14) In addition to 2,036,678 shares of Class A Common Stock over which Proactive Partners, L.P. ("Proactive") has sole voting and investment power (which number includes 2,000,000 shares of Class A Common Stock underlying 20,000 shares of Series E Convertible Preferred Stock), the table reflects 1,280,000 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring September 11, 2002, June 30, 2003, and August 2, 2009. The table also reflects an aggregate of 1,592,955 shares of Class A Common Stock (i) of which 1,073,905 shares are subject to the Stockholders Agreement among certain stockholders of ONSITE SYCOM, including Proactive, and Westar Capital; and (ii) all of which shares are subject to the Voting Agreement among certain stockholders of ONSITE SYCOM, including Proactive, SYCOM LLC and SYCOM Corporation.

(15) Includes 584,190 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring August 9, 2005 (150,000 shares), November 20, 2005 (107,781 shares), January 25, 2006 (52,808 shares), May 22, 2006 (64,616 shares), March 13, 2002 (166,667 shares), and April 1, 2003 (42,318), 325,998 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring September 11, 2002, 4,090 shares over which Mr. Sperberg has sole voting and investment power, and 70,545 shares held by Mr. Sperberg's minor son. The table does not reflect 83,333 shares of Class A Common Stock that may be acquired upon the exercise of Options expiring March 13, 2002, in the event a change in control is deemed to have occurred. In this event, Mr. Sperberg's percent of class ownership would be 15.93%.

         The table also reflects an aggregate of 1,848,922 shares of Class A Common Stock (including 110,545 shares held by Mr. Sperberg's minor son), (i) of which 1,216,097 shares are subject to the Stockholders

         Agreement among certain stockholders of ONSITE SYCOM, including Mr. Sperberg, and Westar Capital; and (ii) all of which shares are subject to the Voting Agreement among certain stockholders of ONSITE SYCOM, including Mr. Sperberg, and SYCOM LLC and SYCOM Corporation.

         Additionally the table reflects 351,892 shares of Class A Common Stock that are subject to an Agreement of Stock Purchase and Sale among Messrs. Sperberg, Esquer, Gary and Mazanec. As previously disclosed,
         Messrs. Sperberg, Esquer and Gary have entered into such Agreement whereby they have sold, subject to payment and vesting schedules, shares of Onsite-Cal to Messrs. Esquer and Mazanec. Until a share is paid for all voting and dispositive rights remain with the seller. Upon vesting and payment, each such purchaser of the Onsite-Cal shares became entitled to the same number of ONSITE SYCOM Class A Common Stock received by the sellers, pursuant to the Reorganization, with respect to the shares sold. The table reflects all adjustments for shares that have vested and been paid for in full.

         Finally, as previously disclosed, in August 1999 certain executive officers of ONSITE SYCOM, including Mr. Sperberg, entered into a Salary Reduction Agreement. Thus the table does not reflect all or any prorata portion of 87,500 shares of Class A Common Stock and 43,750 shares of Class A Common Stock underlying Warrants expiring August 13, 2009, that Mr. Sperberg will be entitled to (immediately or upon the exercise of the Warrants) under the terms of his Salary Reduction Agreement.

(16) Mr. Sutcliffe is the majority shareholder of SSBKK, Inc., the sole member of SYCOM LLC and of SYCOM Corporation, and consequently has or shares voting or dispositive power over 1,750,000 shares of Class A Common Stock. Additionally, as previously disclosed, in August 1999 certain executive officers of ONSITE SYCOM, including Mr. Sutcliffe, entered into a Salary Reduction Agreement. Thus the table does not reflect all or any prorata portion of 139,000 shares of Class A Common Stock and 69,500 shares of Class A Common Stock underlying Warrants expiring August 13, 2009, that Mr. Sutcliffe will be entitled to (immediately or upon the exercise of the Warrants) under the terms of his Salary Reduction Agreement. The table also does not reflect 157,500 shares of Series D Convertible Preferred Stock (or the 15,750,000 shares of Class A Common Stock underlying the same) issued to SYCOM Corporation that currently is being held in escrow under an Escrow Agreement because such shares are non-voting and the conditions precedent to the release of such shares will not be satisfied within the next 60 days. See also footnote (17).

(17) Represents 1,750,000 shares of Class A Common Stock that are subject to the Voting Agreement among certain stockholders of ONSITE SYCOM, SYCOM LLC and SYCOM Corporation.

(18) Includes the following securities that are subject to the Stockholders Agreement among certain stockholders of ONSITE SYCOM and Westar
         Capital: 4,500,000 shares of Class A Common Stock, and 3,245,600 shares of Class A Common Stock underlying 649,120 shares of Series C Convertible Preferred Stock. The table does not reflect unpaid dividends of 32,031 shares of Series C Convertible Preferred Stock.

(19) Mr. Wick is a general partner of Proactive Investment Managers, L.P., an investment advisor and a general partner of Proactive Partners, L.P., and Fremont Proactive Partners, L.P., and is a general partner of McGettigan, Wick & Co., Inc., and consequently has or shares voting or dispositive power over 3,689,468 shares of Class A Common Stock and 1,360,000 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring September 11, 2002, June 30, 2003, and August 2, 2009. See also footnote (14).

 (20) Includes the aggregate of ownership of Messrs. Aiello, Clark, Davidson, Holt, Mazanec, McGettigan, Sperberg and Sutcliffe as set forth in footnotes (1), (2), (3), (7), (10), (12), (15) and (16), and an
         aggregate of 417,720 shares of Class A Common Stock held by other officers and directors, 524,149 shares of Class A Common Stock that may be acquired within the next sixty (60) days upon the exercise of options held by other officers (but not including any shares of Class A Common Stock and/or shares of Class A Common Stock underlying Warrants expiring August 13, 2009, that such officers will be entitled to (immediately or upon the exercise of the Warrants) under the terms of their respective Salary Reduction Agreements), and 374,372 shares of Class A Common Stock that are subject to a Stock Purchase Agreement among Hector A. Esquer, and Messrs. Gary, Mazanec and Sperberg. For purposes of calculating this footnote, the number of shares attributable to Mr. Sperberg does not include 351,892 shares that are subject to the above Stock Purchase Agreement because these shares are counted as owned by Messrs. Mazanec and Esquer.

* Less than one percent (1%).

        COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the ONSITE SYCOM directors, executive officers and persons who own more than ten percent (10%) of ONSITE SYCOM's Class A Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers and stockholders of more than ten percent (10%) of ONSITE SYCOM's Class A Common Stock are required by the SEC regulations to furnish ONSITE SYCOM with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to ONSITE SYCOM, or written representations that such filings were not required, ONSITE SYCOM believes that since July 1, 1998, through the end of the 1999 fiscal year, all
Section 16(a) filing requirements applicable to its directors, officers and stockholders of more than ten percent (10%) of ONSITE SYCOM's Class A Common Stock were complied with except as follows: (i) one report (Form 3) covering one transaction inadvertently was filed late by Mr. Aiello; (ii) one report (Form 3) covering one transaction inadvertently was filed late by Mr. Dower; (iii) one report (Form 3) covering one transaction inadvertently was filed late by Mr. Bitters; (iv) two reports (Form 4 and Form 5) covering two transactions inadvertently were filed late by Mr. McGettigan; (v) one report (Form 4) covering one transaction inadvertently was filed late by Mr. Esquer; and (vi) one report (Form 5) covering one transaction inadvertently was filed late by Mr. Mazanec. Additionally, ONSITE SYCOM has not received copies of a Form 5 from two
(2) former officers and three (3) former directors of ONSITE SYCOM.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

ONSITE SYCOM's Class A Common Stock currently is traded on the NASD Over-the-Counter (OTC) Electronic Bulletin Board. The following table sets forth the high and low prices per share of Class A Common Stock for the prior two (2) fiscal years (1998 and 1999) by quarters. The following market quotation reflects inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.


                  [Remainder of page intentionally left blank]


                   Quarter Ended                        High                          Low
         -------------------------------- ------------------------------- ------------------------------

                September 30, 1997                    $0.34                            $0.18

                December 31, 1997                     $0.9375                          $0.26

                March 31, 1998                        $0.6875                          $0.50

                June 30, 1998                         $1.4375                          $0.5625

                September 30, 1998                    $1.25                            $0.7812

                December 31, 1998                     $0.781                           $0.4687

                March 31, 1999                        $0.9062                          $0.50

                June 30, 1999                         $0.625                           $0.3125



As of November 15, 1999, there were approximately two hundred twenty-eight (228) holders of record of ONSITE SYCOM's Class A Common Stock.

ONSITE SYCOM has not paid any dividends on its Common Stock, nor does ONSITE SYCOM anticipate paying dividends on its Common Stock in the foreseeable future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Guaranty of Bonds

In connection with ONSITE SYCOM's acquisition of OBS, ONSITE SYCOM entered into a Transition Agreement pursuant to which Westar Energy, Inc. ("Westar Energy"), a sister corporation to Westar Capital, a shareholder of ONSITE SYCOM, agreed, for a period of one year after the closing of the OBS acquisition (November
1997), to maintain an indemnity agreement with Westar Capital at a level sufficient to provide credit support to OBS for bid and performance bonds required to be posted in connection with OBS's business. OBS pays all actual and out-of-pocket fees and costs associated with these bonds. OBS (individually or with ONSITE SYCOM) currently has three (3) bonds outstanding on projects that are complete or are in the final stages of completion and for which Westar Energy and/or Westar Capital have provided the requisite credit support. Westar Capital is a five percent (5%) or more shareholder of ONSITE SYCOM.

Westar Transaction

In February 1998, Onsite/Mid-States, Inc., an indirect wholly-owned subsidiary of ONSITE SYCOM, acquired the operating assets of a Kansas corporation in exchange for Two Hundred Ninety Thousand Dollars ($290,000). In connection with this transaction, ONSITE SYCOM executed an agreement with Westar Energy pursuant to which Westar Energy agreed to loan to ONSITE SYCOM an amount equal to the amount paid by ONSITE SYCOM for the operating assets. In April 1998, this loan was made by Westar Energy to ONSITE SYCOM, and was to be repaid by the first anniversary of the closing of the asset acquisition. Pursuant to a February 1999 settlement agreement entered into by ONSITE SYCOM, Westar Capital, Westar Energy and Western Resources in connection with litigation among the parties, Westar Energy, Westar Capital and Western Resources agreed to apply certain payments due from Western Resources to Onsite Energy Services, Inc., under existing water treatment plant contracts to repayment of the subject loan in the event the same was not repaid as above. This loan was repaid in full in November 1999. Ms. Sharpe, a former director of ONSITE SYCOM, is an employee of Western Resources, the parent company of Westar Capital, and Mr. Wages, a former director of ONSITE SYCOM, is the President of Westar Capital, which is a shareholder of ONSITE SYCOM.

Guaranty of Performance

In March 1998, ONSITE SYCOM entered into an energy services agreement with a customer to install energy efficient equipment in a large number of the customer's facilities. A condition precedent to the customer's execution of its agreement, however, was the customer's receipt of a guaranty from Westar Capital, guaranteeing the payment obligations of ONSITE SYCOM under the customer agreement. Accordingly, in exchange, and as consideration for, Westar Capital's execution of the guaranty, ONSITE SYCOM agreed, in essence, to indemnify Westar Capital in the event Westar Capital must perform under its guaranty, executed a promissory note to cover any amounts ONSITE SYCOM may owe to Westar Capital as a result of Westar Capital's performance under its guaranty, and granted Westar Capital a security interest in ONSITE SYCOM's assets to secure its payment of the note. The security agreement includes certain exceptions in the security interest granted therein. No amounts currently are outstanding under the note. Westar Capital is a five percent (5%) or more shareholder of ONSITE SYCOM.

Engagement of Investment Advisor

In connection with the SYCOM transaction, ONSITE SYCOM engaged McGettigan Wick & Co., Inc., an investment banking firm ("McGettigan Wick"), to assist ONSITE SYCOM in the structure and negotiation of the transaction. Under the terms of the engagement, ONSITE SYCOM agreed to pay McGettigan Wick Fifty Thousand Dollars ($50,000) one year after the closing the transaction (which was June 30, 1998), and issue warrants to McGettigan Wick (which warrants immediately were transferred by McGettigan Wick to its affiliates, Proactive and Proactive Investment Managers, L.P. ("PIM")) to acquire one hundred sixty thousand (160,000) shares of Class A Common Stock of ONSITE SYCOM at the exercise price of $1.17 per share, which was the current price of ONSITE SYCOM's Class A Common Stock on the OTC Electronic Bulletin Board on June 30, 1998. These warrants were subsequently repriced on May 26, 1999, to $0.4185 per share, which was the current price of ONSITE SYCOM's Class A Common Stock on the OTC Electronic Bulletin Board on May 26, 1999. Mr. McGettigan is a general partner of Proactive and PIM, shareholders of ONSITE SYCOM, and is the Chairman of the Board of Directors of ONSITE SYCOM.

August 1999 Private Placement

In August 1999, ONSITE SYCOM completed a private placement of shares of Series E Convertible Preferred Stock and the issuance of warrants to purchase shares of ONSITE SYCOM Class A Common Stock with Mr. McGettigan, the Chairman of the Board, and other related investors, including Proactive and Lagunitas Partners, L.P., current shareholders of ONSITE SYCOM. Terms of the placement include the issuance of fifty thousand (50,000) shares of Series E Convertible Preferred
Stock (which is convertible initially into five million (5,000,000) shares of Class A Common Stock) in exchange for One Million Dollars ($1,000,000), warrants to purchase one million two hundred fifty thousand (1,250,000) shares of ONSITE SYCOM Class A Common Stock at fifty cents ($0.50) per share, and warrants to purchase one million two hundred fifty thousand (1,250,000) shares of ONSITE
SYCOM Class A Common Stock at seventy-five cents ($0.75) per share. Mr. McGettigan is a general partner of Proactive, a shareholder of ONSITE SYCOM, and, as stated above, is the Chairman of the Board of Directors of ONSITE SYCOM.

                                  OTHER MATTERS

Relationship With Independent Accountants

Hein + Associates, LLP ("Hein") has served as ONSITE SYCOM's independent accountants since July 1995. ONSITE SYCOM has had no disagreements with the accountants on accounting and financial disclosures. For the fiscal year 2000 the Board of Directors has continued to retain, and expects to continue retain, Hein; however, the Board may seek competitive bids for its annual audit. A representative of Hein may be present at the Meeting to be available to respond to appropriate questions from stockholders.

Other Matters

The Board of Directors of ONSITE SYCOM knows of no other matters that may be or are likely to be presented at the Meeting. However, if additional matters are presented at the Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment on such matters pursuant to the discretionary authority granted to them by the terms and conditions of the proxy.

Stockholder Proposals

Stockholder proposals to be included in ONSITE SYCOM's Proxy Statement and proxy for ONSITE SYCOM's next annual meeting must meet the requirements of Rule 14a-8 promulgated by the SEC, and must be received by ONSITE SYCOM no later than June 25, 2000.

Additional Information

A copy of ONSITE SYCOM's Form 10-KSB for fiscal year ended June 30, 1999, containing ONSITE SYCOM's 1999 audited financial statements, including the report of its independent public accountants, accompanies this Proxy Statement. Stockholders, however, may obtain additional copies by written request addressed to ONSITE SYCOM's Secretary, Audrey Nelson Stubenberg.


ONSITE ENERGY CORPORATION
dba ONSITE SYCOM Energy Corporation

By Order of the Board of Directors



Audrey Nelson Stubenberg
Secretary

Carlsbad, CA
February 18, 2000

                                   Appendix A

                            ONSITE ENERGY CORPORATION
                            (a Delaware corporation)

                                     FORM OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


         RESOLVED: That the Certificate of Incorporation of the Corporation be amended by changing ARTICLES I and IV so that, as amended, these Articles shall read in their entirety as follows:


                                    ARTICLE I

         The name of the Corporation is ONSITE SYCOM Energy Corporation.


                                   ARTICLE IV

         The aggregate number of shares which the Corporation shall have the authority to issue is seventy million (70,000,000) of which sixty-seven million nine hundred ninety-nine thousand (67,999,000) shares will be Class A Common Stock, par value $.001 per share, one thousand (1,000) shares shall be Class B Common Stock, par value $.001 per share, and two million (2,000,000) shares will be Preferred Stock, par value $.001.

         The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board may, by resolution, fix the designation and number of shares of any such series, and may determine, alter or revoke the rights, including voting rights, preferences, privileges and restrictions pertaining to any wholly unissued series. The Board may thereafter in the same manner increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding).

Class A Common Stock                                                  PROXY

         ONSITE ENERGY CORPORATION (dba ONSITE SYCOM Energy Corporation)
          1999 Annual Meeting of Stockholders To Be Held March 22, 2000
           This proxy is solicited on behalf of the Board of Directors

Revoking any such prior appointment, the undersigned, a stockholder of Onsite Energy Corporation (dba ONSITE SYCOM Energy Corporation) ("ONSITE SYCOM"), hereby appoints Charles C. McGettigan and Richard T. Sperberg, and each of them (collectively, the "Proxies"), attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Class A Common Stock of the undersigned in ONSITE SYCOM at the 1999 Annual Meeting of Stockholders of ONSITE SYCOM to be held at the San Diego/Del Mar Hilton, 15575 Jimmy Durante Boulevard, Del Mar, CA 92014, on March 22, 2000, at 8:00 a.m. (California time), and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that the Proxies or their substitutes may lawfully do in place of the undersigned as indicated below. In their discretion, the Proxies also are authorized to vote upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed. If no direction is indicated for a proposal, this proxy will be voted FOR Proposal Nos. 1, 2 and 3.

1.  Election of Directors.

FOR all nominees listed below _____            WITHOUT AUTHORITY ____
(except as marked to the contrary              (to vote for all nominees below)
below)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)


  H. Tate Holt      Timothy G. Clark      S. Lynn Sutcliffe    Charles C. McGettigan    Richard T. Sperberg    Richard L. Wright


2. Proposal to approve an amendment to the ONSITE SYCOM Energy Corporation 1993 Stock Option Plan increasing the number of shares available for grant under the Plan.

  FOR                             AGAINST                           ABSTAIN

3. Proposal to approve amendments to ONSITE SYCOM's Certificate of Incorporation to (i) increase the authorized number of shares available for issuance by ONSITE SYCOM; and (ii) change the name of Onsite Energy Corporation to ONSITE SYCOM Energy Corporation.

  FOR                             AGAINST                           ABSTAIN

4. Upon any other matters that may properly come before the meeting or any adjournments thereof.

  FOR                             AGAINST                           ABSTAIN


                                           Please sign exactly as
                                            name appears below.

                                      Dated: _______________, 2000


                                      --------------------------------
                                      Signature

                                      --------------------------------

                                      When  shares are held by joint  tenants
                                      both should  sign.  When signing  as
                                      attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

            AUDITED FINANCIAL STATEMENTS OF ONSITE ENERGY CORPORATION

           (as of June 30, 1999, June 30, 1998 and September 30, 1999)

                            ONSITE ENERGY CORPORATION

                    FINANCIAL STATEMENTS - JUNE 30, 1999

                                      INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



         Independent Auditor's Report ....................................................................F-2

         Consolidated Balance Sheet - June 30, 1999.......................................................F-3

         Consolidated Statements of Operations - For the Years ended
              June 30, 1999 and 1998......................................................................F-4

         Consolidated Statement of Shareholders' Equity (Deficit) - For the Years ended
              June 30, 1999 and 1998......................................................................F-5

         Consolidated Statements of Cash Flows - For the Years ended
              June 30, 1999 and 1998......................................................................F-6

         Notes to Consolidated Financial Statements.......................................................F-7


                          INDEPENDENT AUDITOR'S REPORT




To the Board of Directors and Shareholders
Onsite Energy Corporation
Carlsbad, California

We have audited the accompanying consolidated balance sheet of Onsite Energy Corporation and subsidiaries (the "Company") as of June 30, 1999 and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the years ended June 30, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Onsite Energy Corporation and subsidiaries at June 30, 1999 and the results of their operations and their cash flows for the years ended June 30, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a working capital deficit of $6,357,699, and an accumulated deficit of $26,528,421. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants

Orange, California
September 3, 1999

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 1999
                                     ASSETS

       Current Assets:
           Cash                                                                                     $          900,408
           Accounts receivable, net of allowance for doubtful accounts of $35,000                            6,071,729
           Inventory                                                                                           185,562
           Capitalized project costs                                                                           147,022
           Costs and estimated earnings in excess of billings on uncompleted contracts                       1,109,315
           Other current assets                                                                                 50,634
                                                                                                     -----------------

              TOTAL CURRENT ASSETS                                                                           8,464,670

           Cash-restricted                                                                                     147,838
           Property and equipment, net of accumulated depreciation and amortization of $1,258,000            1,413,918
           Other assets                                                                                        101,483
                                                                                                     -----------------

              TOTAL ASSETS                                                                          $       10,127,909
                                                                                                     =================

                                        LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

       Current liabilities:
           Note payable - related party                                                           $            211,914
           Notes payable                                                                                     2,499,455
           Accounts payable                                                                                  9,035,325
           Billings in excess of costs and estimated earnings on uncompleted contracts                       1,445,790
           Accrued expenses and other liabilities                                                            1,394,024
           Liabilities in excess of assets held for sale                                                       235,861
                                                                                                     ------------------

              TOTAL CURRENT LIABILITIES                                                                     14,822,369

       Long-Term Liabilities:
           Accrued future operation and maintenance costs associated with energy services
           agreements                                                                                          324,010
                                                                                                     -------------------
              TOTAL LIABILITIES                                                                             15,146,379
                                                                                                     -------------------

       Commitments and contingencies (Notes 2, 3, 4, 8, 11, 12, 14, 15, 20)

       Shareholders' Equity (Deficit):
           Preferred Stock, Series C, 842,500 shares authorized, 649,120 issued and
            outstanding (Aggregate $3,245,600 liquidation preference)                                              649
           Preferred Stock, Series D, 157,500 shares authorized, issued and outstanding and held
            in escrow                                                                                                -
           Common Stock, $.001 par value, 24,000,000 shares authorized:
           Class A common stock, 23,999,000 shares authorized, 18,584,853 issued and
            outstanding                                                                                         18,585
           Class B common stock, 1,000 shares authorized, none issued and outstanding                                -
           Additional paid-in capital                                                                       25,583,816
           Notes receivable - shareholders                                                                  (4,093,099)
           Accumulated deficit                                                                             (26,528,421)
                                                                                                     ------------------
              TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                                          (5,018,470)
                                                                                                     ------------------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                                         $       10,127,909
                                                                                                     ==================
The  accompanying  notes are an integral  part of these  consolidated  financial statements.


                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   For the Years Ended June 30, 1999 and 1998

                                                                        1999                   1998
                                                                  -----------------     -------------------

       Revenues                                                       $ 43,557,902            $ 12,267,148

       Cost of sales                                                    35,118,295              10,057,277
                                                                  -----------------     -------------------

           Gross margin                                                  8,439,607               2,209,871

       Selling, general, and administrative expenses                    11,193,561               3,879,237
       Depreciation and amortization expense                             1,074,855                 539,499
       Reserve on sale or disposal of subsidiary                         1,010,000                       -
       Impairment of excess of purchase price
           over net assets acquired                                      1,918,851                       -
                                                                  -----------------     -------------------

            Operating loss                                              (6,757,660)             (2,208,865)
                                                                  -----------------     -------------------

       Other income (expense):
          Interest expense                                                (292,287)                (27,400)
          Interest income                                                  146,436                  25,283
                                                                  -----------------     -------------------

            Total other expense                                           (145,851)                 (2,117)
                                                                  -----------------     -------------------

       Loss before provision for income taxes                           (6,903,511)             (2,210,982)

       Provision for income taxes                                            5,500                   7,500
                                                                  -----------------     -------------------

       Net loss                                                       $ (6,909,011)           $ (2,218,482)
                                                                  =================     ===================

       Net loss allocated to common shareholders                      $ (7,113,579)           $ (2,267,629)
                                                                  =================     ===================

       Basic and diluted loss per common share:                         $    (0.39)             $    (0.16)
                                                                  =================     ===================

       Weighted average number of shares
          used in per common share calculation:                                                 13,790,185
                                                                        18,469,094
                                                                  =================     ===================


The accompanying notes are an integral part of these consolidated financial statements.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                   For the Years Ended June 30, 1999 and 1998

                               Common Stock                    Preferred Stock
                               ------------------------------------ --------------------------------------------------------------
                               Class A               Series C         Series D
                               ------------------------------------ -------------------------------- -----------------------------
                                                                                                                          Total
                                                                               Additional     Notes         Accum-     Shareholders
                                                                                 Paid-In    Receivable-     ulated        Equity
                               Shares    Amount   Shares  Amount Shares Amount   Capital    Shareholders   Deficit      (Deficit)
                               -------- -------- -------- ------ ------ ------ ----------- -------------- ------------ ------------
Balances July 1, 1997        10,944,172 $ 10,944        - $  -     -    $ -    $17,052,961 $          -   $(17,147,213) $   (83,308)

Issued to Onsite 401k Plan       49,912       50        -    -     -      -         17,399            -              -       17,449

Issued pursuant to private
 offering net of expenses     2,000,000    2,000        -    -     -      -        951,542            -              -      953,542

Stock issued for acquisitions 4,940,000    4,940        -    -     -      -      4,031,923            -              -    4,036,863

Exercise of stock options       309,104      309        -    -     -      -         86,854            -              -       87,163

Sale of Series C preferred
 stock                                -        -  200,000  200     -      -        999,800            -              -    1,000,000
Series C preferred stock
 dividend                             -        -    8,205    8     -      -         49,139            -        (49,147)           -

Compensation recognized upon
 issuance of warrants                 -        -        -    -     -      -         18,980            -              -       18,980
Notes receivable from
 shareholders acquired in
 acquisitions                         -        -        -    -     -      -              -   (1,335,217)             -   (1,335,217)
Net Loss                              -        -        -    -     -      -              -            -     (2,218,482)  (2,218,482)
                            ------------ --------- ------- ----  ---- -----    -----------  -----------    ------------ ------------

Balances June 30, 1998     $ 18,243,188   18,243  208,205 $208     -  $   -    $23,208,598  $(1,335,217)  $(19,414,842)  $2,476,990


Exercise of stock options        75,334       75        -    -     -      -         23,404            -              -       23,479

Issued to Onsite 401k Plan      266,331      267        -    -     -      -        147,687            -              -      147,954

Series C preferred stock
 dividend                             -        -   40,915   41     -      -        204,527            -       (204,568)           -
Sale of Series C preferred
 stock                                -        -  400,000  400     -      -      1,999,600            -              -    2,000,000
Notes receivable from
 shareholders acquired in
 acquisitions                         -        -        -    -     -      -              -   (2,757,882)             -   (2,757,882)

Net Loss                              -        -        -    -     -      -              -            -     (6,909,011)  (6,909,011)
                            ----------- -------- -------- ----  ----   -----   -----------  -----------   ------------  ------------
Balances June 30, 1999       18,584,853  $18,585  649,120 $649     -   $  -    $25,583,816  $(4,093,099)  $(26,528,421) $(5,018,470)


The accompanying notes are an integral part of these consolidated financial statements.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   For the Years Ended June 30, 1999 and 1998

                                                                               1999                     1998
                                                                       ---------------------    ---------------------
    Cash flows from operating activities:

      Net loss                                                         $        (6,909,011)     $       (2,218,482)
      Adjustments to reconcile net loss to net cash provided by
       (used in) operating activities:
           Amortization of excess purchase price over net assets
            acquired                                                               502,390                 280,927
           Adjustment resulting from impairment in estimated carrying
            value of excess purchase price over net assets acquired              1,918,851

           Amortization of acquired contract costs                                  50,196
                                                                                                                 -
           Estimated loss on disposal of subsidiary                              1,010,000
                                                                                                                 -
           Accrued future operation and maintenance costs                          (39,174)                 43,927
           Provision for bad debts                                                  35,000                  30,192
           Depreciation                                                            572,465                 258,572
           Compensation recognized upon issuance of stock warrants                       -                  18,980


           Accounts receivable                                                  (3,780,739)               (781,792)
           Increase in costs and estimated earnings
             in excess of billings on uncompleted contracts                       (252,419)               (225,324)
           Inventory                                                                (7,347)                 (5,758)
           Other assets                                                             44,100                (435,120)
           Cash-restricted                                                           9,998                 115,331
           Accounts payable                                                      6,847,535               1,351,806
           Increase (decrease) in billings in excess of costs
             and estimated earnings on uncompleted contracts                    (1,124,173)              1,739,390
           Accrued expenses and other liabilities                                  164,117                 641,631
           Deferred income                                                         186,288                       -
                                                                       ---------------------    ---------------------

                 Net cash provided by (used in) operating activities              (771,923)                814,280
                                                                       --------------------    ---------------------

    Cash flows from investing activities:
           Purchases of property and equipment                                     (82,539)               (119,075)
           Loan to shareholders                                                 (2,757,882)                 (7,911)
           Acquisition of businesses, net of cash acquired                               -              (1,203,805)
                                                                       ---------------------    ---------------------

                 Net cash used in investing activities                          (2,840,421)             (1,330,791)
                                                                       ---------------------    ---------------------
    Cash flows from financing activities:
           Proceeds from notes payable                                           1,178,108                 290,000
           Proceeds from issuance of common stock                                        -                 953,542
           Proceeds from issuance of preferred stock                             2,000,000               1,000,000
           Proceeds from exercise of stock options                                  23,479                  87,163
           Repayment of notes payable - related party                             (256,415)                (46,804)
           Repayment of notes payable                                             (525,426)               (201,278)
                                                                       ---------------------    ---------------------

                 Net cash provided by financing activities                       2,419,746               2,082,623
                                                                       ---------------------    ---------------------
    Net increase (decrease) in cash                                             (1,192,598)              1,566,112
    Cash, beginning of year                                                      2,093,006                 526,894
                                                                       ---------------------    ---------------------
    Cash, end of year                                                  $           900,408      $        2,093,006
                                                                       =====================    =====================
    Supplemental disclosures of non-cash transactions:
           Payment of Series C Preferred Stock dividends
            with Series C Preferred stock                              $           204,568      $           49,147
                                                                       =====================    =====================
           Payment of accrued liabilities with common stock            $           147,954      $           17,449
                                                                       =====================    ====================
           Liabilities accrued for acquisition costs                   $                 -      $          285,594
                                                                       =====================    ===================
           Fair market value of assets, less liabilities of
            businesses acquired with common stock                      $                 -      $        4,036,863
                                                                       =====================    =====================

    Supplemental disclosures of cash transactions:
           Interest paid                                               $           312,110      $           33,385
                                                                       =====================    =====================
           Income taxes paid                                           $             5,500      $           36,175
                                                                       =====================    =====================

The accompanying notes are an integral part of these consolidated financial statements.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       Organization and Nature of Operations:

     Onsite Energy Corporation, which does business as ONSITE SYCOM Energy Corporation (the "Company"), is an energy efficiency services company ("ESCO") that develops, designs, constructs, owns and operates comprehensive energy efficiency and on-site generation projects and assists customers in reducing the cost of purchased electricity and fuel. The Company also offers bill auditing, tariff analysis, transmission and distribution analysis and upgrade and aggregation services. In addition, the Company offers professional consulting services in the areas of market assessment, business strategies, public policy analysis, environmental studies and utility deregulation. It is the Company's mission to save its customers money and improve the quality of the environment through independent energy solutions.

     The Company was formed pursuant to a reorganization between Western Energy Management, Inc., a Delaware corporation ("WEM"), and Onsite Energy, a California corporation, which was effective February 15, 1994.

     In October 1997, the Company acquired Westar Business Services, Inc. ("WBS"), which was renamed OBS and subsequently changed its name to Onsite Energy Services, Inc. ("OES") (see Note 4). OES provides utility services and industrial water services primarily in the states of Kansas, Missouri and Oklahoma.

     In February 1998, OES acquired the operating assets of Mid-States Armature Works, Inc. ("Mid-States Armature") through a newly formed subsidiary Onsite/Mid-States, Inc. ("OMS") (see Note 4). OMS provides specialized medium and high voltage electrical fabrication, installation, maintenance and repair services to municipal utility customers and others, primarily in the states of Kansas, Nebraska, Missouri, Iowa, and Oklahoma.

     On April 8, 1998, the Company formed Onsite Energy de Panama, S.A., a Panamanian corporation to facilitate the acquisition of potential projects in Panama and Latin America. As of June 30, 1999, there has been no operating activity in this subsidiary.

     In June 1998,  the Company  acquired  Lighting  Technology  Services,  Inc.
     ("LTS") (see Note 4). LTS provides energy efficiency projects through retrofits of lighting and controls either independently or as a subcontractor to the Company and other ESCOs primarily in Southern California.

     On June 30, 1998, the Company acquired the assets and certain liabilities of SYCOM Enterprises, LLC through a newly-formed subsidiary SYCOM ONSITE Corporation ("SO Corporation") (See Note 4). SO Corporation is also an ESCO with customers primarily on the east coast of the United States.

     Effective April 1, 1999, the Company formed REEP Onsite, Inc. ("REEP") and ERSI Onsite, Inc. ("ERSI") for the purpose of acquiring substantially all of the assets of REEP, Inc. for assumption of certain liabilities (see Note 4). The aquired assets were allocated between REEP and ERSI. REEP provides residential energy services while ERSI is a commercial lighting contractor.

     Unless the context indicates otherwise, reference to the Company shall include all of its wholly-owned subsidiaries.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



2.   Summary of Significant Accounting Policies

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

     Revenue Recognition

     Revenues on development and construction of energy efficiency projects are recorded using the percentage of completion method. Under this method, the revenue recognized is that portion of the total contract price that the cost expended to date bears to the anticipated final total costs based on current estimates of the costs to complete the project. The implementation period for a typical project is approximately three to six months. The implementation period for larger projects (those in excess of $2,000,000) can range from six to twenty four months.

     When the total estimated costs to complete a project exceed the total contract amount, thereby indicating a loss, the entire anticipated loss is recognized currently.

     In addition to the installation of energy savings measures at a customer site, the Company is generally engaged to provide measurement and verification ("M&V") services of actual savings as compared to expected, or estimated savings identified in the engineering, or pre-implementation stages of the contract. This service is typically performed for the purpose of billing the local host utility for incentive payments due to either the customer and/or the Company based upon achieved savings. The Company generally performs M&V as a separate service to the construction contract for which it is compensated as services are rendered. Revenue related to the M&V services are recognized as the services are performed. Revenue arising from the Company's share of utility incentive payments is recognized in the period that actual savings are achieved.

     Revenues for consulting, development, management, marketing and other similar services are recognized as the services are performed.

     Operation and Maintenance Agreements

     Commencing July 1, 1993, the Company, on a limited basis, began entering into long term operation and maintenance ("O&M") M&V agreements with some of its customers. These agreements, where they exist, are components of the construction contracts that provide for ongoing service on the installed energy efficiency projects. These agreements are entered into as a condition of the implementation contract and are not a primary service of the Company and are accounted for as a component cost on the installed energy efficiency project. In the instances where estimated costs exceed estimated revenue, the Company discounts the estimated future deficit cash flows at an appropriate long-term interest rate and recognizes expense and a related liability in its financial statements during the construction period. In instances where revenues associated with the operation and maintenance exceed estimated costs, the
revenues   are    recognized    as    services    are

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


     performed. Estimated costs associated with these revenues are accrued at the time the revenues are recognized. As of June 30, 1999, the total liability for deferred operations and maintenance costs is $426,185, of which $102,175 is expected to be incurred in the next fiscal year.

     Cash and Cash Equivalents

     The Company considers all short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents. As of June 30, 1999 and 1998, there were no cash equivalents outstanding.

     Restricted Cash

     Restricted cash consists of amounts on deposit with financial institutions for the purpose of securing performance milestones under one of the
     Company's demand side management ("DSM") contracts and for project implementation commitments. Under the DSM deposit, funds become available to the Company over a period of 12 to 36 months following completion of the last contract provided certain conditions and milestones are achieved (December 1999). In the event that conditions or milestones are not achieved, the Company may be required to forfeit its right to some or all of the funds on deposit. As of June 30, 1999, the Company has $43,000 reserved for funds that have a low probability of return. Of the remaining balance of $147,838, the Company believes that all conditions and milestones will be achieved and that no additional funds under these projects will be subject to forfeiture.

     Inventory

     Inventory consists of materials for use in installation and maintenance of energy efficiency projects and are stated at the lower of cost, determined by the first-in, first-out method, or market.

     Property and Equipment

     Property and equipment are recorded at cost. Replacements and improvements are capitalized, while repairs and maintenance are charged to expense as incurred. Depreciation and amortization are provided using the straight-line method over the assets estimated useful lives ranging from five to 31.5 years. Leasehold improvements and leased equipment are amortized over the useful life or term of the respective lease, whichever is less. When an asset is sold or otherwise disposed of, the cost and accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is recognized currently.

     Excess of Purchase Price Over Net Assets Acquired

     Excess of purchase price over net assets acquired ("Goodwill") represents the purchase price in excess of the fair value of the net assets of acquired businesses and is being amortized using the straight-line method over its estimated useful life. The carrying value is evaluated at least annually. The Company considers current facts and circumstances, including

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



     expected future operating income and cash flows to determine whether it is probable that impairment has occurred. As a result of the operating losses of SO Corporation, management determined that the carrying value of excess of purchase price over net assets acquired had been impaired as of June 30, 1999. The effect of this determination was a charge against earnings (additional loss) of $1,918,851, the unamortized balance as of June 30, 1999.

     Income Taxes

     The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     Earnings Per Common and Common Equivalent Share

     Basic earnings per share excludes dilution and is calculated by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding for the period. Loss applicable to common shareholders was calculated by adding $204,568 and $49,147 of preferred stock dividends to net loss for the years ended June 30, 1999 and 1998, respectively. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Options, warrants and preferred stock convertible to an aggregate of 23,692,958 and 20,827,116 for the years ending June 30, 1999 and 1998, respectively were excluded in the earnings per share computation because their effect was anti-dilutive.

     Impairment of Long-Lived Assets

     In the event that facts and circumstances indicate that the cost of assets may be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

     Stock-Based Compensation

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its employee stock options. In accordance with FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("FASB 123"), the Company will disclose the impact of adopting the fair value accounting of employee stock options. Transactions in equity instruments with non-employees for goods or services have been accounted for using the fair

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



     value method as prescribed by FASB 123.

     Impact of Recently Issued Standards

     FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("FASB133") was issued in June 1998. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. This statement was amended by FASB No. 137, issued in June 1999, such that it is effective for the Company's financial statements for the year ended June 30, 2002. The adoption of this standard is not expected to have a material effect on the Company's financial statements.

     FASB Statement No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" was issued in 1998. FASB Statement No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections" and FASB Statement No. 136, "Transfers of Assets to a Not-for-Profit
     Organization or Charitable Trust That Raises or Holds Contributions for Others" were issued in 1999. These pronouncements are not expected to impact the Company regarding future financial statement disclosures, results of operations or financial position.

     Use of Estimates

     The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     The Company's financial statements are based upon a number of significant estimates, including the allowance for doubtful accounts, percentage of completion on long term contracts, the estimated useful lives selected for property and equipment and intangible assets, realizability of deferred tax assets, and accrued future operation and maintenance costs associated with energy services agreements. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that these estimates will be further revised in the near term and such revisions could be material.

     Fair Value of Financial Instruments

     The estimated fair values for financial instruments under FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments," are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The fair value of cash is its demand value which is equal to its carrying value. The fair value of notes payable are based upon borrowing rates that are available to the Company for loans with similar terms, collateral and maturity. As of June 30, 1999, the estimated fair values of notes payable approximate their carrying values.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


     Concentrations of Credit Risk

     Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions. In accordance with FASB No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," the credit risk amounts shown in Note 18 do not take into account the value of any collateral or security.

     Reclassification

     Certain reclassifications have been made to the consolidated financial statements for the year ended June 30, 1998 to conform with the current year presentation.

3.       Basis of Presentation

     As shown in the accompanying financial statements, the Company has suffered losses from operations for the past two fiscal years. For the years ended June 30, 1999, and 1998, the Company had net losses of $6,909,011 and $2,218,482, respectively, negative working capital of $6,357,699 and an accumulated deficit of $26,528,421 as of June 30, 1999. Management believes that the Company will be able to generate additional revenues and operating efficiencies through its acquisitions as well as by other means to achieve profitable operations. During the year ended June 30, 1999, the Company took steps to mitigate the losses and enhance its future viability. In addition, during the fiscal year end 1999, the Company exercised its right under a stock subscription agreement to require Westar Capital to purchase an additional 400,000 shares of Series C Convertible Preferred Stock for $2,000,000. Subsequent to its most recent fiscal year end, the Company also privately placed shares of newly created Series E Convertible Preferred Stock ("Series E Stock") to existing shareholders for $1,000,000. Concurrent with this private placement, members of senior management of the Company have agreed to receive shares of the Company's Class A Common Stock in lieu of a portion of their salary in an effort to reduce cash outflows related to compensation. Subsequent to June 30, 1999, a decision was made to explore the sale or disposition of the Company's lighting subsidiaries, which could provide capital, reduce operating losses and will allow management to better focus on its core ESCO business activities. In addition, the Company is exploring strategic relationships with companies that could involve an investment in the Company. The Company may also raise cash through the sale of long term future revenue streams that it currently owns or has rights to. The Company is also examining ways to further reduce overhead including, but not limited to, the possibility of targeted staff reductions. Further, the Company, through the acquisition of other energy service companies, expects to continue to gain economies of scale through the use of a consolidated management team and the synergies of marketing efforts of the different entities. Management believes that all of the above actions will allow the Company to continue as a going concern. Future cash requirements depend on the Company's profitability, its ability to manage working capital requirements and its rate of growth. Additional financing through the sale of securities may have an ownership dilution effect on existing shareholders.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



     The Company's ability to continue as a going conern is dependent on its ability to obtain necessary working capital and ultimately achieve
     profitable operations, none of which can be assured.   The accompanying
     consolidated financial statements do not include any adjustments relating to the recoerability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.

4.       Acquisitions

     On October 28, 1997, the Company entered into a Plan and Agreement of Reorganization with Westar Capital to acquire Westar Capital's wholly-owned subsidiary WBS (now OES). The Company acquired all of WBS's issued and outstanding stock in exchange for 1,700,000 shares of the Company's Class A Common Stock. This stock issuance was valued at the average of the closing bid and ask prices for three days before and after the acquisition was agreed to by the Company and Westar Capital. On March 31, 1998, the Company released an additional 800,000 shares of Class A Common Stock from an escrow established pursuant to the Plan and Agreement. The subsequent stock issuance was valued at the average of the bid and ask stock prices on the date of issuance. The transaction was accounted for as a purchase and accordingly the inclusion of the operations of OES in the consolidated operations commenced on the acquisition date. The resulting purchase price including acquisition costs was $1,498,716 which resulted in no amounts being allocated to excess of purchase price over assets acquired.

     In February 1998, OES acquired the operating assets of Mid-States Armature for $290,000 through its newly created subsidiary, OMS. The transaction was accounted for as a purchase and accordingly, the inclusion of the operations of OMS in the consolidated operations commenced on the acquisition date.

     Effective June 13, 1998, the Company acquired all of the outstanding common shares of LTS, in exchange for 690,000 shares of the Company's Class A Common Stock plus $500,000. This stock issuance was valued at the average of the closing bid and ask prices for three days before and after the acquisition was agreed to by the Company and LTS. The transaction was accounted for as a purchase and accordingly, the inclusion of the operations of LTS in the consolidated operations commenced on the acquisition date. The resulting purchase price including acquisition costs was $995,788 which resulted in $1,445,922 being allocated to excess of purchase price over net assets acquired. The excess of purchase price over net assets acquired was being amortized over a period of 60 months beginning July 1998. Subsequent to its fiscal year end, the Company made a decision to explore the sale or disposition of its lighting subsidiaries. A reserve for the sale or disposition of the lighting subsidiaries was recorded at June 30, 1999 in the amount of $1,010,000.

     On June  30,  1998,  the  Company  acquired  all the  assets  and  specific liabilities of SYCOM Enterprises, LLC ("SYCOM, LLC") through a newly-created subsidiary (SO Corporation) in exchange for 1,750,000 shares of the Company's Class A Common Stock. This stock issuance was valued at the average of the closing bid and ask prices for three days before and after the acquisition was agreed to by the Company and SYCOM, LLC. In addition, under a Sale and Noncompetition Agreement SO Corporation acquired the right to the services and expertise of all of the employees of SYCOM Corporation and SYCOM Enterprises, L.P., affiliates of SYCOM, LLC, in exchange for the right to receive 157,500 shares of Series D Convertible Preferred Stock ("Series D Stock") that is convertible into 15,750,000 shares of the Company's Class A Common Stock. The Series D Stock (including the shares of the Company's Class A Common Stock into which the Series D Stock is convertible) will be held in escrow and will be released if and when: (i) the market value of the Company's Class A Common Stock reaches $2.00 per share; (ii) annualized after-tax earnings total $0.15 per share (including the Class A Common Shares into which the Series D Stock is convertible) over four consecutive quarters; and (iii) certain debts of

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


     SYCOM Corporation and SYCOM Enterprises, L.P. (including those to the Company and its affiliates) have been satisfied. These share values and earnings thresholds increase by 10 percent per year after December 31, 1999. Pursuant to the terms of a Share Repurchase Agreement, the Company may repurchase the escrowed Series D Stock (including the Company's Class A Common Stock into which the Series D Stock is convertible) for $0.001 per share if: (i) the Sale and Noncompetition Agreement is terminated; and (ii) after June 30, 2000, such repurchase is justifiable based on the reasonable business judgment of the Company's Board of Directors considering the following factors: (a) the key employees of SYCOM Corporation no longer are being retained by SO Corporation; and (b) there is no reasonably foreseeable likelihood that all of the following conditions shall be satisfied: specific debts to a third party and the Company will be satisfied, and both share performance benchmarks described in the Escrow Agreement shall be achieved. The Company also may repurchase the escrowed Series D Stock (and the Company's Class A Common Stock into which the Series D Stock is convertible) during the 30 day period prior to the scheduled release date (that is, June 30, 2006) if any one of the specified conditions for release of the Series D Stock has not been satisfied. Due to the uncertainty of the ultimate issuance of the preferred shares, no value will be attributed to such preferred shares until they are released from escrow.

     The Company has agreed to make loans to SYCOM Corporation and SYCOM Enterprises, L.P. from time to time equal to their general and administrative expenses and debt service to third parties with interest at
     9.75 percent per annum. (See Note 11). The Company may require immediate repayment of such loans if certain earnings thresholds are not met. If the Company requires immediate repayment, then certain third party debt owing by SYCOM Corporation and/or SYCOM Enterprises, L.P. must be repaid by a like amount. The debt repayment to the Company can be in the form of cash or a reduction in the number of the escrowed shares of the Series D Stock (or Class A Common Stock into which the Series D Stock can be converted). The debt repayment to the third party lender can be in the form of cash or a distribution of the escrowed shares of the Series D Stock (or Class A Common Stock into which the Series D Stock can be converted).

     In addition, the Company agreed to pay $50,000 and issued warrants to purchase 160,000 shares of Class A Common Stock which are currently exercisable at $0.4185 per share, through June 30, 2003, to entities affiliated with a director of the Company as consideration for services rendered in connection with the acquisition. The Company recognized $92,016 related to these warrants which was accounted for as additional purchase price. The transaction was accounted for as a purchase and accordingly, the inclusion of the operations of SO Corporation in the consolidated operations commenced on the acquisition date. The resulting purchase price including acquisition costs was $2,060,439 with $2,132,056 being allocated

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



     to excess of purchase price over net assets acquired. As a result of the operating losses of SO Corporation, a further evaluation of the carrying value of excess purchase price over net assets acquired as of June 30, 1999 resulted in the write-off of $1,918,851 through a charge to earnings.

     Effective April 1, 1999, the Company, through two newly formed entities, REEP Onsite, Inc. and ERSI Onsite, Inc., acquired substantially all of the assets of REEP, Inc. for assumption of certain liabilities.


     The following presents pro forma information as if the April 1, 1999 acquisitions described immediately above occurred on July 1, 1997:

                                                                  Year Ended                 Year Ended
                                                                 June 30, 1999              June 30, 1998
                                                                 -------------              -------------

   Revenue                                                    $     45,391,000          $     41,212,000
                                                              =================          ================

   Operating Income (Loss)                                    $     (6,942,000)         $    (10,310,000)
                                                              =================         ==================

   Net Loss                                                   $     (7,205,000)         $    (12,751,000)
                                                              =================         ==================

   Basic and Diluted loss per common share                    $          (0.39)          $         (0.79)
                                                              =================          =================


5.   Accounts Receivable

     Accounts Receivable consisted of the following as of June 30, 1999:

           Contracts Receivable:
                      Completed Contracts                         $     705,561
                      Contracts in Progress                           4,077,057

            Trade receivables                                         1,324,111

            Less:  Allowance for doubtful accounts                      (35,000)
                                                                   -------------

            Total                                                 $   6,071,729
                                                                   ============

6.   Costs and Estimated Earnings on Uncompleted Contracts

     Costs and estimated earnings on contracts as of June 30, 1999, consisted of the following:

           Costs incurred                                        $   28,496,874
           Estimated earnings                                         7,477,447
                                                                   -------------
                                                                     35,974,321
           Less:  Billings to date                                  (36,310,796)
                                                                   ------------

                                                                  $    (336,475)
                                                                   =============

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


           Included in the accompanying Balance Sheet
              under the following captions:
              Costs and estimated earnings in excess of billings
                 on uncompleted contracts                        $    1,109,315
              Billings in excess of costs and earnings on
                 uncompleted contracts                               (1,445,790)
                                                                  --------------

                                                                 $     (336,475)
                                                                  ==============


Property and Equipment

     Property and equipment at June 30, 1999 consisted of:



                                                                                   Estimated Useful Lives
                                                                                 ---------------------------
            Office  furniture and equipment                  $        1,287,071           5-7 years
            Land                                                         44,000              -
            Building                                                     80,000          31.5 years
            Water treatment plants                                      993,517    Contract life (50 to 56
                                                                                          months)
            Equipment and tools                                         201,832          7-10 years
            Vehicles                                                     23,674            5 years
            Leasehold improvements                                       41,824          5-20 years
                                                         ------------------------

                                                             $        2,671,918
            Less:  Accumulated Depreciation                          (1,258,000)
                                                         ------------------------
                                                             $        1,413,918
                                                         ========================


Depreciation expense amounted to $572,465 and $258,572 for the years ended June 30, 1999 and 1998, respectively.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



8.   Notes Payable

     Notes payable at June 30, 1999, consisted of the following:

           Note payable with payments due upon completion of certain contractual milestones with interest at 18.0%, past due, collateralized
             by accounts receivable and other assets                                     $         69,049

           Notes  payable  with   payments  due  upon   completion   of  certain
             contractual milestones with interest at 12.5% to 18%, collateralized
             by accounts receivable and other assets                                            2,430,406
                                                                                         ----------------

                                                                                         $      2,499,455
                                                                                         ================


9.   Note Payable - related party

     Note payable - related party at June 30, 1999 consisted of the following:

           Note payable due on demand to related party, interest at
              12.0% per annum                                                                     211,914
                                                                                         ----------------

                                                                                         $        211,914
                                                                                         =================

10.  Accrued expenses and other liabilities

     At June 30, 1999, accrued expenses and other liabilities consisted of the following:

           Payroll and related payroll taxes                                              $       266,798
           Accrued job costs                                                                      305,912
           Accrued utility commitments                                                            448,497
           Accrued interest                                                                        49,054
           Deferred income                                                                        216,136
           Accrued operation and maintenance costs associated with energy
           services agreements                                                                    102,175
           Other accrued liabilities                                                                5,452
                                                                                           ---------------

                                                                                          $     1394,024
                                                                                           ===============


11.  Shareholders' Equity

     Stock Subscription Agreement

     On October 28, 1997, the Company entered into a Stock Subscription Agreement (the "Stock Agreement") with Westar Capital. Pursuant to the Stock Agreement, the Company completed a private placement of 2,000,000 shares of the Company's Class A Common Stock at $0.50 per share and 200,000 shares of the Company's newly-created Series C Convertible Preferred Stock at $5.00 per share. Each share of Series C Convertible Preferred Stock is convertible into five (5) shares of the Company's Class A Common Stock.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


     Conversion can take place by the holder at any time. The Company has the right to require conversion if the average closing price of the Company's Class A Common Stock equals or exceeds $2.00 per share.

     On July 14, 1998 and February 12, 1999, the Company exercised its right under the Stock Subscription Agreement to require Westar Capital to purchase an additional 400,000 shares of Series C Convertible Preferred Stock for $2 million.

     Class A and Class B Common Stock

     Holders of Class A Common Stock are entitled to one vote per share for the election of directors and other corporate matters which shareholders are entitled or permitted to vote. Holders of Class B Common Stock shall not be entitled to vote but are entitled to receive dividends ratably with Class A Common Stock when and as declared by the Board of Directors. As of June 30, 1999, there were no shares of Class B Common Stock issued and outstanding.

     Warrants

     On September 11, 1997, the Company issued warrants to purchase 525,988 shares of Class A Common Stock at $0.1875 per share, which expire on September 11, 2002, to an officer and to an entity affiliated with a director as consideration for posting collateral and guaranteeing performance bonds. The Company recognized $18,980 in expense related to these warrants.

     On June 30, 1998, the Company agreed to pay $50,000 and issued warrants to purchase 160,000 shares of Class A Common Stock which are exercisable at $0.4185 per share, through June 30, 2003, to entities affiliated with a director as consideration for services rendered in the acquisition of the assets of SYCOM, LLC. The Company recognized $92,016 related to these warrants which was accounted for as additional purchase price of SO Corporation.

     As of June 30, 1999, the Company has issued and outstanding a total of 685,998 warrants to purchase shares of its Class A Common Stock. The exercise prices range from $0.1875 to $0.4185 per share with expiration dates ranging from September 2002 through June 2004.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     Preferred Stock

     On October 23, 1997, the Company amended its Certificate of Incorporation to eliminate the Series A and B Convertible Preferred Stock.

     Each holder of a share of Series C Convertible Preferred Stock ("Series C") is entitled to one vote per share for each share of Class A Common Stock that Series C is convertible into and to an annual dividend at the rate of
     9.75 percent of the Series C liquidation preference ($5.00 per share) payable quarterly. Dividends are cumulative. Each share of Series C is convertible at the option of the holder into five shares of Class A Common Stock. Dividends in the amount of $204,568 and $49,147 were paid in the form of 40,915 and 8,205 shares, respectively, of Series C during the years ended June 30, 1999 and 1998, respectively.

     Holders of Series D Convertible Preferred Stock ("Series D") are not entitled to dividends or to vote. Each share of Series D is convertible, at the option of the holder, into 100 shares of Class A Common Stock. All shares of Series D are held in escrow (see Note 4).

     Notes Receivable - Shareholders

     As of June 30, 1999, Notes Receivable - Shareholders - includes receivables with the previous owners of LTS, who are current employees and directors of LTS, in the amount of $305,626. Such loans accrue interest at 10 percent per annum and are due in March 2003.

     Also included are amounts due from affiliates of SYCOM, LLC in the amount of $3,787,473. Some of the amounts accrue interest at 9.75 percent per annum, are due on or before June 30, 2006 and are collateralized by certain assets of an affiliate of SYCOM, LLC. (Additionally, see Note 4.)

12.  Stock Option Plans:

     WEM 1991 Non-Statutory Stock Option Plan

     Effective February 15, 1994, Onsite adopted the WEM 1991 Non-Statutory Stock Option Plan (the "1991 Plan"). The 1991 Plan provides for the granting of options to non-employee directors, officers, employees and consultants to purchase up to 160,000 shares of the Company's Class A Common Stock. The maximum term for grants under the 1991 Plan is 10 years with a maximum vesting period of three years. The 1991 Plan is administered by a committee of outside directors appointed by the Board of Directors.

     There was no option activity under the 1991 plan for the years ended June 30, 1999 or 1998. As of June 30, 1999, all 85,000 options outstanding under the plan were exercisable at $5.3125 through January 15, 2003.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


     The Onsite 1993 Stock Option Plan

     During fiscal year 1994, the Company adopted the Onsite 1993 Stock Option Plan (the "1993 Plan"). The 1993 Plan, as amended, provides for the granting of options to directors, officers, employees and consultants to purchase up to 3,300,000 shares of Class A Common Stock and is administered by a committee of outside directors appointed by the Board of Directors. The maximum term for grants under the 1993 Plan is 10 years with a maximum vesting period of three years for options granted prior to June 10, 1998. Any grants subsequent to June 10, 1998 have a maximum vesting period of four years.

     As of June 30, 1999, the status of the 1993 Plan was as follows:


                                           Outstanding              Exercise Price          Exercisable
                                              Options                 Per Share               Options
                                        --------------------------------------------------------------------
         July 1, 1997                         2,456,725         $0.24   -  $5.3125            1,729,593
                                        =====================                           ====================

              Options granted                   880,954         $0.23   -  $0.9063
              Options exercised                (206,004)        $0.25   -  $0.5000
              Options cancelled                (133,417)        $0.25   -  $0.2956
                                        ---------------------

          June 30, 1998                       2,998,258         $0.23   -  $5.3125            1,596,651
                                        =====================                           ====================

              Options granted                   394,000          $0.36  -  $1.2180
              Options exercised                 (75,334)         $0.25  -  $0.5000
              Options cancelled                (326,691)         $0.25  -  $1.1250
                                        ---------------------

          June 30, 1999                       2,990,233          $0.23  -  $5.3125            1,588,626
                                        =====================                           ====================

At June 30, 1999, no additional options were available for granting to purchase shares of Class A Common Stock.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


A summary of option transactions under the 1993 plan during the years ended June 30, 1999, and 1998, is as follows:

                                                           Weighted-Average
          Fixed Options              Shares                 Exercise Price
      -----------------------  ---------------------     ----------------------

          July 1, 1997              2,456,725                $     0.5789
                                  ==============

              Granted                 880,954                $     0.6224
              Exercised              (206,004)               $     0.2752
              Cancelled              (133,417)               $     0.2797
                                  --------------
         June 30, 199               2,998,258                $     0.6259
                                  ==============

              Granted                 394,000                $     0.5364
              Exercised               (75,334)               $     0.3302
              Cancelled              (326,691)               $     0.5289
                                  -------------
           June 30, 1999            2,990,233                $     0.6326
                                  =============

     The weighted average contractual life for all options as of June 30, 1999, was approximately six years, with exercise prices ranging from $0.23 to $5.31.

     Proforma Information

     As stated in Note 2, the Company has not adopted the fair value accounting prescribed by FASB 123 for employees. Had compensation cost for stock options issued to employees been determined based on the fair value at grant date for awards in 1999 and 1998 consistent with the provisions of FASB 123, the Company's net loss and net loss per share would have been adjusted to the proforma amounts indicated below:

                                            Year Ended June 30,
                                             1999              1998
                                      ------------------ -----------------

              Net Loss                 $ (7,524,941)       $ (2,480,017)
                                      ================== =================
              Basic and Diluted Loss
                 Per Common Share      $      (0.41)       $      (0.18)
                                      ==================  ================

     The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted-average assumptions: expected volatility of 117.83 percent, 116.8 percent for grants during the year ended June 30, 1998, an expected life of three years for option shares, no dividends would be declared during the expected term of the options, and a risk-free interest rate using the monthly U.S. Treasury T-Strip Rate at the option grant date for fiscal years ended 1999, and 1998, respectively.

     The weighted-average fair value of stock options granted to employees during the years ended June 30, 1999 and 1998, was $0.38 and $0.36, respectively.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



     SYCOM Non Plan Options

     During fiscal year 1999, the Company issued stock options that were not part of the 1993 Plan (the "Non-Plan Options"). The maximum term for Non-Plan Option grants is five years with a maximum vesting period of four years.

     As of June 30, 1999, the status of the Non-Plan Options was as follows:



                                              Outstanding         Exercise Price       Exercisable
                                                 Options              Per Share          Options
                                        --------------------- --------------------  -----------------

          June 30, 1998                           -                                          -
                                        =====================                         ===============

              Options granted                  899,126          $0.3850 - $0.8125      765,126
              Options exercised                      -                                       -
              Options cancelled                (11,000)         $0.4185 - $0.8125            -
                                        ---------------------

          June 30, 1999                        888,126          $0.3850 - $0.5465      765,126
                                        =====================                         ===============


13.  Income Taxes

     Income tax expense for the years ended June 30, 1999 and 1998, is comprised of the following:

       Year ended June 30, 1999             Current                Deferred                  Total
                                       -----------------     ---------------------    --------------------
             Federal                   $         -            $        -               $        -
             State                           5,500                     -                    5,500
                                       -----------------     ---------------------    --------------------
                                       $     5,500            $        -               $    5,500
                                       =================     =====================    ====================

       Year ended June 30, 1998             Current                 Deferred                 Total
                                       -----------------     ---------------------    --------------------
             Federal                   $         -            $        -               $        -
             State                           7,500                     -                    7,500
                                       -----------------     ---------------------    --------------------
                                       $     7,500            $                 -      $    7,500
                                       =================     =====================    ====================



                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



     The actual income tax expense differs from the "expected" tax (benefit) (computed by applying the U.S. Federal corporate income tax rate of 34 percent for each period) as follows:


                                                                       1999                   1998
                                                                -------------------    -------------------
          Amount of expected tax (benefit)                       $  (2,347,100)          $ (751,800)
          Non-deductible expenses                                      450,000               13,900
          State taxes, net                                               3,600                4,900
          Effect of change in state tax rate                                 -               27,600
          Change in valuation allowance for deferred
             tax assets                                              1,899,000              712,900
                                                                ===================    ===================
                Total                                             $      5,500              $ 7,500
                                                                ===================    ===================

     The components of the net deferred tax asset recognized as of June 30, 1999 and 1998, are as follows:

                                                                        1999                   1998
                                                                -------------------    -------------------
          Current deferred tax assets (liabilities):
                Litigation settlement accrual                    $       6,800          $    16,000
                Deferred operation and maintenance
                    reserve                                            169,800              185,400
                Vacation accrual                                        70,100               44,400
                Inventory reserve                                       26,200                6,000
                Book compensation on issuance of
                    stock options                                            -                7,600
                Allowance for doubtful accounts                         14,400                6,000
                Other                                                      800                  600
                                                                -------------------    -------------------
                                                                       288,100              266,000
                Valuation allowance                                   (288,100)            (266,000)
                                                                -------------------    -------------------
                    Net current deferred tax asset               $           -           $        -
                                                                ===================    ===================


                                                                       1999                   1998
                                                                -------------------    -------------------
          Long-Term deferred tax assets (liabilities):
                Net operating loss carryforwards                  $  7,865,500           $6,943,200
                Goodwill due to difference in
                    amortization                                     1,202,100              453,300
                Depreciation                                               700             (137,100)
                Alternative minimum tax credit                          11,200               11,200
                Other                                                      900                  800
                                                                -------------------    -------------------
                                                                     9,080,400            7,271,400
                Valuation allowance                                 (9,080,400)          (7,271,400)
                                                                ===================    ===================
                    Net current deferred tax asset                $          -           $        -
                                                                ===================    ===================



     The deferred tax asset includes the future benefit of the LTS pre-acquisition deductible temporary differences and net operating losses of $184,100. The deferred asset has been fully reserved through the valuation allowance. Any future tax benefit realized for these items will first reduce any goodwill remaining from this acquisition and then reduce income tax expense.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



     The deferred tax asset also includes the future benefit of the tax deduction for the exercise of stock options of $33,000. The deferred asset is fully reserved through the valuation allowance. Any future tax benefit realized for this item will be a credited to paid-in capital.

     At June 30, 1999, the Company has net operating loss carryforwards of approximately $22,686,000, which expire in the years 2006 through 2019. The Company has California net operating loss carryforwards at June 30, 1999 of $1,722,000, which expire in years 2000 through 2004.

     The benefit of the net operating losses to offset future taxable income is subject to reduction or limitation of use as a result of certain consolidated return filing regulations and additional limitations relating to a 50 percent change in ownership due to various stock transactions.

14.  Related Parties


     During the fiscal year ended June 30, 1999, the Company paid one director of the Company professional fees in the amount of $14,535.


     As of June 30, 1999, OES has outstanding accounts receivable with Western Resources, Inc., the parent company of a shareholder of the Company, in the amount of $47,415 in relation to water treatment plants in Lawrence, Kansas and Tecumseh, Kansas. OES has recognized $471,336 in revenue related to these water treatment facilities.


     Westar Capital has guaranteed any shortfalls of energy savings on the Company's contract with one customer. Such guaranty is backed by an insurance police purchased by the Company for a short fall of energy savings. In addition, Westar Capital and an affiliate have indemnified a bonding company for bid and performance bonds obtained by the Company.


     Also see Notes 9 and 11.


15.  Commitments and Contingencies

     Leases

     The  Company  leases its  administrative  facility  under a  noncancellable operating lease expiring in 2001 with a three-year renewal option. As of August 1, 1998, the Company increased its office space that is included under the current lease. The Company expanded its regional offices to include San Ramon, California, where office space is rented on a three year lease that expires March 2001. The Company also leases on a month by month
     basis a 250 square foot storage facility in Carlsbad, California.   OES
     leases office space that has a one year lease with an option to renew, expiring November 1999. OMS leased a small building from the former owner on a month-by-month basis to store testing equipment. This lease terminated in July 1999. LTS currently has a three-year lease that expires August 2002.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



     Future minimum lease payments under operating leases (including equipment) is as follows:

    Year ending June 30,
         2000                                                         454,000
         2001                                                         436,000
         2002                                                          70,000
         2003                                                          21,000
         2004                                                           9,000
                                                         --------------------
Total minimum lease payments                                $         990,000
                                                         ====================

     Total rent expense, including month-to-month equipment rentals, was $467,000 and $202,000 in 1999, and 1998, respectively.

     Employment Agreements

     Effective April 1, 1998, the Company entered into employment agreements with the President and Chief Operating Officer, and with the Vice President and Responsible Managing Officer of LTS which expire on March 31, 2000. Such agreements provide for minimum salary levels totaling $235,000 per year excluding bonuses, as well as severance payments upon termination of employment without cause. (See also Note 20).

     Ongoing Maintenance for Water Treatment Plants

     OES has two contracts with Western Resources whereby OES constructed and maintains equipment for supplying demineralized water for boiler makeup water at Lawrence Energy Center and Tecumseh Energy Center. Both contracts terminate on December 31, 2001, unless renewed at the end of the term as agreed upon by both parties. OES is responsible for producing the quality of demineralized water as specified. If damage occurs due to the specified quality of demineralized water not being produced, OES is liable for the cost of the repairs to the equipment limited to a maximum of $300,000 per incident. There have been no damage occurrences since the inception of both contracts and management believes any future loss to be remote.

     Environmental Costs

     The Company is subject to federal, state and local environmental laws and regulations. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that has no future
     economic   benefits  are  expensed.   Liabilities  for  expenditures  of  a
     non-capital nature are recorded when environmental assessments are probable, and the costs can be reasonably estimated.


     Guaranteed Savings

     The Company is contingently liable to some of its customers pursuant to contractual terms in the event annual guaranteed savings are not achieved by the customer. These guarantees are derived from conservative engineering estimates and generally are guaranteed at a level of less than 100 percent of the total estimated savings. As of June 30, 1999, projects with associated savings guarantees had an aggregate annual savings of approximately $5.4 million of which the Company has guaranteed an aggregate of approximately $4.2 million annually. To date, the Company has not

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


     incurred any losses associated with these guarantees and any risk of future losses attributable to these guarantees is considered by management to be remote.

     Litigation

     In October 1998, Energy Conservation Consultants, Inc. ("ECCI"), a Louisiana-based company, filed a suit (United States District Court, Eastern District of Louisiana, Case No. 98-2914) against OES alleging breach of contract in connection with one of the Company's projects. The suit seeks reimbursement for expenses allegedly incurred by ECCI in the preparation of an audit and lost profits. Discovery is ongoing and management is continuing its attempts to settle the matter, including through mediation; however, no agreement has been reached. A continuance has been granted and trial now is set for February 2000.

     Additionally, in June 1999, a former officer of the Company (July 1998 through October 1998) filed a suit (Superior Court of the State of California, County of San Diego, North County Branch, Case No. N081711) alleging fraud, negligence and wrongful discharge in connection with his employment termination in October 1998. The action seeks compensatory damages and punitive damages in excess of $25,000. The parties have agreed to mediation in an effort to settle this matter; however, no settlement agreement has been reached.


16.  Defined Contribution Plan

     The Company sponsors a 401(k) defined contribution plan, which covers substantially all employees. Company matching contributions are determined annually at the discretion of management and vest at the rate of 20 percent per year of employment. For the current year, the company match was 75 percent of the employee contribution up to 6 percent of their annual salary. During the years ended June 30, 1999 and 1998, the Company's matching contribution expense was $83,046 and $53,480, respectively. The Company match was in the form of Class A Common Stock issued to the plan's fiduciary. Shares issued in matching were 266,331 and 49,912 for the fiscal years 1999 and 1998, respectively.

17.  Significant Customers

     Revenues  from  the  three  largest   customers   accounted for  34 percent
     (16 percent, 11 percent and 9 percent each) of total revenues in fiscal 1999, and revenues from three other customers accounted for 31 percent (11 percent, 10 percent, 10 percent each) of total revenues in fiscal 1998.

18.  Concentration of Credit Risk

     The Company operates in one industry segment, energy consulting services. The Company's customers generally are located in the United States.
     Financial instruments that subject the Company to credit risk consist principally of accounts receivable.

     At June 30, 1999, accounts receivable totaled $6,071,729, and the Company has provided an allowance for doubtful accounts of $35,000.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


     For the years ended June 30, 1999, and 1998, bad debts totaled $123,000 and $30,000 respectively. The Company performs periodic credit evaluations on its customers' financial condition and believes that the allowance for doubtful accounts is adequate.

     At June 30, 1999, the Company maintained cash balances with a commercial bank, which were approximately $387,000 in excess of FDIC insurance limits.

19.  Year 2000

     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's or its suppliers' and customers' computer programs that have date sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. The Company believes that substantially all software applications currently being used for the financial and operational systems have adequately addressed any year 2000 issues. All hardware systems have been assessed and plans have been developed to address systems modification requirements. The costs incurred to date related to its Year 2000 activities have not been material to the Company, and based upon current estimates, the Company does not believe that the total cost of its Year 2000 readiness programs will have a material adverse impact on the Company's results of operations or financial position. Any risks the Company faces are expected to be external to ongoing operations. The Company has numerous alternative vendors for critical supplies, materials and components. Current vendors and subcontractors who have not adequately prepared for the year 2000 can be substituted in favor of those that have prepared.

20.  Subsequent Events

     Private Placement of Securities

     In August 1999, the Company completed a private placement of equity securities with its Chairman of the Board and other related investors. Terms of the placement include the issuance of 50,000 shares of Series E Convertible Preferred Stock that is convertible into 5,000,000 shares of Class A Common Stock, warrants to purchase 1,250,000 shares of Class A Common Stock at $.50 per share and warrants to purchase 1,250,000 shares of Class A Common Stock at $.75 per share. The preferred shares are convertible at a rate which is below market on the date of issuance, resulting in a beneficial conversion element. The shares are immediately convertible and the beneficial conversion element of approximately $763,000 will be recorded as a preferred stock dividend in the first quarter ending September 30, 1999. A portion of the securities was sold to a director. The intrinsic value of preferred shares sold to the director was $47,000, and will result in a charge against earnings in the first quarter ending September 30,1999.

     Sale or Disposal of Subsidiaries

     On September 28, 1999, the Company decided to explore the sale or disposition of its interests in the lighting contracting subsidiaries, namely, LTS, REEP and ERSI. As a result of this decision, the Company

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     recorded a reserve on the disposition of the combined entities of $1,010,000 at June 30, 1999. Further, the assets and liabilities of these entities have been reclassified to the category liabilities in excess of assets held for sale.

     The amounts included in the financial statements as of June 30, 1999 consisted of the following:

ASSETS:
   Accounts receivable                                              $ 1,192,880
   Cost and estimated earnings in excess of billings
    on uncompleted contracts                                             87,924
   Property and equipment, net                                           54,335
   Other assets                                                         467,066
                                                              ------------------
      Total assets                                                    1,802,205
                                                              ------------------

LIABILITIES:
   Accounts payable                                                 $ 1,192,481
   Billings in excess of costs and estimated
    earnings on uncompleted contracts                                   318,696
   Accrued expenses and other liabilities                               526,889
                                                             ------------------
     Total liabilities                                                2,038,066
                                                             ------------------

   Liabilities in excess of assets held for sale                     $  235,861
                                                             ==================


     Total revenues generated by these subsidiaries were $7,704,000 and $233,000 for the years ended June 30, 1999 and 1998, respectively. Income (loss) before taxes for these subsidiaries was ($1,392,000) and $19,000 for the years ended June 30, 1999 and 1998, respectively.

                            ONSITE ENERGY CORPORATION

                      FINANCIAL STATEMENTS - JUNE 30, 1998

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




Independent Auditor's Report ..............................................F-2

Consolidated Balance Sheet - June 30, 1998.................................F-3

Consolidated Statements of Operations - For the Years ended
   June 30, 1998 and 1997..................................................F-4

Consolidated Statement of Stockholders' Equity (Deficit) -
   For the Years ended June 30, 1998 and 1997..............................F-5

Consolidated Statements of Cash Flows - For the Years ended
   June 30, 1998 and 1997..................................................F-7

Notes to Consolidated Financial Statement..................................F-8

                          INDEPENDENT AUDITOR'S REPORT




To the Board of Directors and Stockholders
Onsite Energy Corporation
Carlsbad, California

We have audited the accompanying consolidated balance sheet of Onsite Energy Corporation and subsidiaries (the "Company") as of June 30, 1998 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended June 30, 1998 and 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Onsite Energy Corporation and subsidiaries at June 30, 1998 and the results of their operations and their cash flows for the years ended June 30, 1998 and 1997 in conformity with generally accepted accounting principles.



/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants

Orange, California
September 28, 1998, except for the last paragraph of Note 20 which is as of October 16, 1998

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 1998

                                     ASSETS

Current Assets:
    Cash                                                          $   2,093,006
    Cash-restricted                                                     157,836
    Accounts receivable, net of allowance for doubtful
      accounts of $15,030                                             3,518,870
    Inventory                                                           178,215
    Costs and estimated earnings in excess of billings
      on uncompleted contracts                                          944,820
    Other assets                                                        611,195
                                                                  -------------

           TOTAL CURRENT ASSETS                                       7,503,942

Property and equipment, net of accumulated depreciation
   and amortization                                                   1,958,178
Excess of purchase price over net assets acquired, net
   of amortization of $14,261                                         3,563,718
Other                                                                   116,830
                                                                  -------------
           TOTAL ASSETS                                           $  13,142,668
                                                                  =============
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Notes payable - related  parties                              $     468,329
    Current portion of notes payable                                  1,846,870
    Accounts  payable                                                 3,380,271
    Billings in excess of costs and estimated earnings on
       uncompleted  contracts                                         2,888,659
    Accrued expenses and other liabilities                            1,613,180
                                                                  -------------
          TOTAL CURRENT LIABILITIES                                  10,197,309

Long-Term Liabilities:
    Accrued future operation and maintenance costs
      associated with energy services agreements                        465,359
    Notes payable, less current portion                                   3,010
                                                                  -------------
          TOTAL LIABILITIES                                          10,665,678
                                                                  -------------
Commitments and contingencies
  (Notes 3, 4, 15, 17, 18, 19 and 20)                                        -

Stockholders' Equity:
    Preferred Stock,  Series C, 842,500 shares
        authorized,  208,205 issued and outstanding
        (Aggregate $1,041,025 liquidation preference)                       208
    Preferred Stock, Series D, 157,500 shares authorized,
        issued and outstanding and held in escrow (Note 4)                   -
    Common Stock, $.001 par value, 24,000,000 shares authorized:
       Class A common stock, 23,999,000 shares
           authorized, 18,243,188 issued and outstanding                 18,243
       Class B common stock, 1,000 shares authorized,
             none issued and outstanding                                     -
    Additional paid-in capital                                       23,208,598
    Notes receivable - related parties                               (1,335,217)
    Accumulated deficit                                             (19,414,842)
                                                                  -------------
         TOTAL STOCKHOLDERS' EQUITY                                   2,476,990
                                                                  -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $  13,142,668
                                                                  =============


The accompanying notes are an integral part of these financial statements

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   For the Years Ended June 30, 1998 and 1997




                                                                 1998                1997
                                                            ----------------   -----------------

Revenues                                                      $12,267,148        $ 9,561,375

Cost of sales                                                  10,057,277          6,692,198
                                                              -----------        -----------

    Gross margin                                                2,209,871          2,869,177

Selling, general, and administrative expenses                   3,879,237          3,139,018
Depreciation and amortization                                     539,499            587,077
Loss on disposition of partnership interests                       -                 425,240
Gain on sale of assets                                             -                 (17,686)
                                                              -----------        -----------

     Operating loss                                            (2,208,865)        (1,264,472)

Other income (expense):
   Interest (expense)                                             (27,400)          (159,028)
   Interest income                                                 25,283             43,402
                                                              -----------        -----------

     Total other income (expense)                                  (2,117)          (115,626)
                                                              -----------        -----------

Loss before provision for income taxes                         (2,210,982)        (1,380,098)

Provision for income taxes                                          7,500              8,500
                                                              -----------        -----------

Net loss                                                      $(2,218,482)       $(1,388,598)
                                                              ===========        ===========

Net loss allocated to common stockholders                     $(2,267,629)       $(1,388,598)
                                                              ===========        ===========

Basic and diluted loss per common share                       $    (0.16)        $    (0.13)
                                                              ==========         ==========


Weighted average shares outstanding                            13,790,185         10,818,498
                                                              ===========        ===========


The accompanying notes are an integral part of these financial statements.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                   For the Years Ended June 30, 1998 and 1997



                                    Common Stock                                    PREFERRED STOCK
                                ----------------------- -------------------------------------------------------------------------
                                       Class A                 Series A                 Series B                Series C
                                ----------------------- -----------------------   ----------------------- -----------------------


                                  SHARES      AMOUNT      SHARES      Amount        SHARES      Amount      SHARES       Amount
                                ----------- ----------- ----------- -----------   ----------- -----------  ----------  ----------
Balance July 1, 1996             6,263,463     $6,263      3,810    $      4        605,641   $    605           -      $     -

Issued to Onsite 401k plan          48,562         49          -           -             -           -           -            -

Conversion of accounts
  payable to Class A
  common stock                      62,077         62          -           -             -           -           -            -

Common shares issued for
  Series A and B
  preferred dividends              347,048        347          -           -             -           -           -            -

Conversion of Series A
  preferred stock                3,571,494      3,572     (3,810)         (4)            -           -           -            -

Conversion of Series B
  preferred stock                  605,641        605          -           -       (605,641)      (605)          -            -

Exercise of stock option            45,887         46          -           -             -           -           -            -

Net Loss                                 -          -          -           -             -           -           -            -
                                --------------------------------------------------------------------------------------------------

Balance June 30, 1997           10,944,172     10,944          -           -             -           -           -            -

Issued to Onsite 401k plan          49,912         50          -           -             -           -           -            -

Issued pursuant to private
  offering, Net of expenses      2,000,000      2,000          -           -             -                       -            -

Stock issued for acquisitions    4,940,000      4,940          -           -             -           -           -            -

Exercise of stock options          309,104        309          -           -             -           -           -            -

Sale of Series C
  preferred stock                        -          -          -           -             -           -       200,000        200

Series C preferred
  stock dividends                        -          -          -           -             -           -         8,205          8

Compensation recognized upon
  issuance of warrants                   -          -          -           -             -           -            -           -

Notes receivable acquired in
  acquisitions                           -          -          -           -             -           -            -           -

Net loss                                 -          -          -           -             -           -            -           -
                                --------------------------------------------------------------------------------------------------

Balance June 30, 1998           18,243,188    $18,243          -       $   -             -      $    -       208,205     $  208
                                ==================================================================================================



The accompanying notes are an integral part of these financial statements

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                   For the Years Ended June 30, 1998 and 1997
                                  (CONTINUED)




                                                                       NOTES
                                     Common        ADDITIONAL       RECEIVABLE
                                     SHARES         PAID-IN           RELATED        ACCUMULATED
                                    ISSUABLE        CAPITAL           PARTIES          DEFICIT         TOTAL
                                  ------------------------------------------------------------------------------

Balance July 1, 1996              $  608,439      $16,336,469        $      -      $ (15,758,615)     $1,193,165

Issued to Onsite 401k plan                -            24,931               -                  -          24,980

Conversion of accounts
  payable to Class A
  common stock                            -            66,973               -                  -          67,035

Common shares issued for
  Series A and B
  preferred dividends               (608,439)         608,092               -                  -               -

Conversion of Series A
  preferred stock                         -            (3,568)              -                  -               -

Conversion of Series B
  preferred stock                         -                 -               -                  -               -

Exercise of stock option                  -            20,064               -                  -          20,110

Net Loss                                  -                 -               -         (1,388,598)     (1,388,598)
                                  -------------------------------------------------------------------------------

Balance June 30, 1997                     -        17,052,961               -        (17,147,213)        (83,308)

Issued to Onsite 401k plan                -            17,399               -                  -          17,449

Issued pursuant to private
  offering, Net of expenses               -           951,542               -                  -         953,542

Stock issued for acquisitions             -         4,031,923               -                  -       4,036,863

Exercise of stock options                 -            86,854               -                  -          87,163

Sale of Series C preferred stock          -           999,800               -                  -       1,000,000

Series C preferred stock dividends        -            49,139               -            (49,147)              -

Compensation recognized upon
  issuance of warrants                    -            18,980               -                  -          18,980

Notes receivable acquired in
  acquisitions                            -                 -      (1,335,217)                 -      (1,335,217)

Net loss                                  -                 -               -         (2,218,482)     (2,218,482)
                                  -------------------------------------------------------------------------------

Balance June 30, 1998             $       -       $23,208,598    $ (1,335,217)      $(19,414,842)    $ 2,476,990
                                  ===============================================================================



The accompanying notes are an integral part of these financial statements

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS For
                     the Years Ended June 30, 1998 and 1997




                                                                     1998             1997
                                                                ---------------  ----------------

Cash flows from operating activities:

Net loss                                                        $ (2,218,482)     $ (1,388,598)
Adjustments to reconcile net loss to net cash provided by
   operating activities:
   Amortization of goodwill                                          280,927           400,000
   Amortization of acquired contract costs                                 -           399,032
   Additions (reductions) to reserve for future operation
     and maintenance costs                                            43,927           (45,925)
   Provision for bad debts                                            30,192            37,093
   Depreciation                                                      258,572           187,077
   Compensation recognized upon issuance of stock warrants            18,980                 -
   Loss on disposition of partnership interests                            -           425,240
   Gain on sale of assets                                                  -           (17,686)
Change in operating assets and liabilities:
   Accounts receivable                                              (781,792)          747,923
   (Increase) decrease in costs and estimated earnings
      in excess of billings on uncompleted contracts                (225,324)        2,051,592
   Inventory                                                          (5,758)                -
   Other assets                                                     (435,120)          260,322
   Cash-restricted                                                   115,331           (50,467)
   Accounts payable                                                1,351,806        (1,464,594)
   Increase (decrease) in billings in excess of costs
     and estimated earnings on uncompleted contracts               1,739,390        (1,130,080)
   Accrued expenses and other liabilities                            641,631          (344,632)
   Deferred income                                                         -           (25,000)
                                                                ------------      ------------

      Net cash provided by operating activities                      814,280            41,297
                                                                ------------      ------------

Cash flows from investing activities:
   Purchases of property and equipment                              (119,075)           (4,473)
   Proceeds from sale of assets                                            -           540,081
   Loan to Shareholders                                               (7,911)                -
   Acquisition of businesses, net of cash acquired                (1,203,805)                -
                                                                ------------      ------------

      Net cash provided by (used in) investing activities         (1,330,791)          535,608
                                                                ------------      ------------

Cash flows from financing activities:
   Proceeds from notes payable - related party                       290,000                 -
   Proceeds from issuance of common stock                            953,542                 -
   Proceeds from issuance of preferred stock                       1,000,000                 -
   Proceeds from exercise of stock options                            87,163            45,090
   Repayment of notes payable - related party                        (46,804)       (1,071,571)
   Repayment of long-term debt                                      (201,278)                -
                                                                ------------      ------------

      Net cash provided by (used in) in financing activites        2,082,623        (1,026,481)
                                                                ------------      ------------

Net increase (decrease) in cash                                    1,566,112          (449,576)

Cash, beginning of year                                              526,894           976,470
                                                                ------------      ------------
Cash, end of year                                               $  2,093,006      $    526,894
                                                                ============      ============

Supplemental disclosures of non-cash transactions:

   Payment of Series A and B Preferred Stock dividends
     with common stock                                          $          -      $        347
                                                                ============      ============
   Payment of Series C Preferred Stock dividends
     with Series C Preferred Stock                              $     49,147      $          -
                                                                ============      ============
   Payment of accrued liabilities with common stock             $     17,449      $     67,035
                                                                ============      ============
   Liabilities accrued for acquisition costs                    $    285,594      $          -
                                                                ============      ============
   Conversion of preferred stock to common stock                $         -       $      4,176
                                                                ============      ============
   Fair market value of assets, less liabilities of
     businesses acquired with common stock                      $  4,036,863      $          -
                                                                ============      ============

Supplemental disclosures of cash transactions:
   Interest paid                                                $     33,385      $    159,028
                                                                ============      ============
   Income taxes paid                                            $     36,175      $     41,290
                                                                ============      ============


The accompanying notes are an integral part of these financial statements

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  Organization and Nature of Operations:

Onsite Energy Corporation, which does business as ONSITE SYCOM Energy Corporation ("the Company"), is an energy efficiency services company ("ESCO") that develops, designs, constructs, owns and operates comprehensive energy efficiency projects and assists customers in reducing the cost of purchased electricity and fuel. The Company also offers professional consulting services in the areas of market assessment, business strategies, public policy analysis, environmental studies and utility deregulation. It is the Company's mission to save its customers money and improve the quality of the environment through independent energy solutions.

The Company was formed pursuant to a reorganization between Western Energy Management, Inc., a Delaware corporation ("WEM"), and Onsite Energy Corporation, a California corporation formed in 1982 ("Onsite-Cal"), which was effective February 15, 1994. Under the reorganization, Onsite-Cal merged with and into the Company and a newly formed subsidiary of the Company merged with and into WEM, which survived and became a wholly owned subsidiary of the Company. This transaction was accounted for as a purchase of Onsite-Cal by the Company.

In October 1997, the Company acquired Westar Business Services, Inc.("WBS"), which was renamed Onsite Business Services, Inc. ("OBS") (see Note 4). OBS provides utility services and industrial water services primarily in the states of Kansas, Missouri and Oklahoma.

In February 1998, OBS acquired the operating assets of Mid-States Armature Works, Inc. ("Mid-States") through a newly formed subsidiary Onsite/Mid-States, Inc. ("OMS") (see Note 4). OMS provides specialized medium and high voltage electrical fabrication, installation, maintenance and repair services to municipal utility customers and others, primarily in the states of Kansas, Nebraska, Missouri, Iowa, and Oklahoma.

On April 8, 1998, the Company formed Onsite Energy de Panama, S.A., a Panamanian corporation to facilitate the acquisition of potential projects in Panama and Latin America. As of June 30, 1998, there has been no operating activity in this subsidiary.

In June 1998, the Company acquired Lighting Technology Services, Inc. ("LTS") (see Note 4). LTS provides energy efficiency projects through retrofits of lighting and controls either independently or as a subcontractor to the Company and other energy services companies primarily in Southern California.

On June 30, 1998, the Company acquired the assets and certain liabilities of SYCOM Enterprises, LLC through a newly-formed subsidiary SYCOM ONSITE Corporation ("SO Corporation") (see Note 4). SO Corporation is also an ESCO with customers primarily on the east coast of the United States.

The Company also owned general and limited partnership interests in Television City Cogen, L.P., a California limited partnership ("TCC"). Effective February 17, 1997, the Company sold its interests in TCC.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

Unless the context indicates otherwise, reference to the Company shall include all of its wholly-owned subsidiaries.


2.  Summary of Significant Accounting Policies

    Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

    Revenue Recognition

Revenues on development and construction of energy efficiency projects requiring contract performance prior to commencement of deliveries are recorded using the percentage of completion method. Under this method, the revenue recognized is that portion of the total contract price that the cost expended to date bears to the anticipated final total costs based on current estimates of the costs to complete the project. When the total estimated costs to complete a project exceed the total contract amount, thereby indicating a loss, the entire anticipated loss is recognized currently.

Ongoing revenues on contracts containing guaranteed savings to customers are generally recognized when the guaranteed savings are achieved. No warranties or reserves are applicable to these contracts.

Revenues for development, management, marketing and similar services are recognized as the services are performed.

    Operation and Maintenance Agreements

Commencing July 1, 1993, the Company began entering into long term operation and maintenance agreements with its customers. In instances where estimated costs exceed estimated revenue, the Company discounts the estimated future deficit cash flows at an appropriate long-term interest rate and recognizes expense and a related liability in its financial statements. As of June 30, 1998, the liability for deferred operations and maintenance costs is $465,359.

    Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


    Restricted Cash

Restricted cash consists of amounts on deposit with financial institutions for the purpose of securing performance milestones under several of the Company's demand side management ("DSM") contracts. Funds become available to the Company over a period of 24 to 36 months following completion of the last contract provided certain conditions and milestones are achieved. In the event that conditions or milestones are not achieved, the Company will be required to forfeit its right to some or all of the funds on deposit. As of June 30, 1998, the Company believes that all conditions and milestones will be achieved and that no funds under these DSM contracts will be subject to forfeiture.

    Property and Equipment

Property and equipment are recorded at cost. Replacements and improvements are capitalized, while repairs and maintenance are charged to expense as incurred. Depreciation and amortization are provided using the straight-line method over the assets estimated useful lives ranging from five to thirty one and one-half years. Leasehold improvements and leased equipment are amortized over the useful life or term of the respective lease, whichever is less. When an asset is sold or otherwise disposed of, the cost and accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is recognized currently.

    Excess of Purchase Price Over Net Assets Acquired

Excess of purchase price over net assets acquired ("Goodwill") represents the purchase price in excess of the fair value of the net assets of acquired businesses and is being amortized using the straight-line method over its estimated useful life. The carrying value is evaluated at least annually. The Company considers current facts and circumstances, including expected future operating income and cash flows to determine whether it is probable that impairment has occurred.

    Income Taxes

The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    Earnings Per Common and Common Equivalent Share

In February 1997, the Financial Accounting Standards Board ("FASB") issued a new statement titled "Earnings per Share" ("FASB128"). The new statement is effective for both interim and annual periods ending after December 15, 1997. FASB128 replaces the presentation of primary and fully diluted earnings per share with the presentation of basic and diluted earnings per share. Basic earnings per share excludes dilution and is calculated by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Income available to common stockholders is calculated by subtracting preferred stock dividends from net income. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Common stock equivalents for the years ending June 30, 1998 and 1997 were anti-dilutive and excluded in the earnings per share computation.

    Impairment of Long-Lived Assets

In the event that facts and circumstances indicate that the cost of assets may be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required. There were no impairments of long-lived assets for the years ended June 30, 1998 or 1997.

    Stock-Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB25") and related interpretations in accounting for its employee stock options. In accordance with FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("FASB123"), the Company will disclose the impact of adopting the fair value accounting of employee stock options. Transactions in equity instruments with non-employees for goods or services have been accounted for using the fair value method as prescribed by FASB123.

    Impact of Recently Issued Standards

The FASB has issued Statement of Financial Accounting Standards 130, "Reporting Comprehensive Income" ("FASB130") and Statement of Financial Accounting
Standards 131 "Disclosures About Segments of an Enterprise and Related Information" ("FASB131"). FASB130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, FASB130 requires that all components of comprehensive income shall be classified based on their nature and shall be reported in the financial statements in the period in which they are recognized. A total amount for comprehensive income shall be displayed in the financial statements where the components of other comprehensive income are reported. FASB131 supersedes Statement of Financial Accounting Standards 14 "Financial Reporting for Segments of a Business Enterprise." FASB131 establishes standards on the way that public companies report financial information about operating segments in annual financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. FASB131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


FASB130 and FASB131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Results of operations and financial position will be unaffected by implementation of these standards.

FASB Statement No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," ("FASB132") was issued in February 1998. This statement revises the disclosure requirement for pensions and other postretirement benefits. This statement is effective for the Company's financial statements for the year ended June 30, 1999 and the adoption of this standard is not expected to have a material effect on the Company's financial statements.

FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("FASB133") was issued in June 1998. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for the Company's financial statements for the year ended June 30, 2001 and the adoption of this standard is not expected to have a material effect on the Company's financial statements.

    Use of Estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

The Company's financial statements are based upon a number of significant estimates, including the allowance for doubtful accounts, percentage of completion on long term contracts, the estimated useful lives selected for property and equipment and intangible assets, realizability of deferred tax assets, and accrued future operation and maintenance costs associated with energy services agreements. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that these estimates will be further revised in the near term and such revisions could be material.

    Fair Value of Financial Instruments

The estimated fair values for financial instruments under FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments," are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, which includes all cash, accounts receivables, accounts payable, long-term debt and other debt, approximates the carrying value in the consolidated financial statements at June 30, 1998.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


    Concentrations of Credit Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions. In accordance with FASB No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," the credit risk amounts shown in Note 18 do not take into account the value of any collateral or security.


3.      Basis of Presentation

As shown in the accompanying financial statements, the Company has reported net losses of $2,218,482 and $1,388,598 for the years ended June 30, 1998 and 1997, respectively, and has an accumulated deficit of $19,414,842 and a working capital deficit of $2,693,367 as of June 30, 1998.

During the year ended June 30, 1998, the Company took steps to mitigate the losses and enhance its future viability. Management believes that the Company will be able to generate additional revenues and operating efficiencies through its acquisitions as well as by other means to achieve profitable operations. In addition, subsequent to year-end, the Company has exercised its right under a stock subscription agreement to require Westar Capital, Inc., ("Westar Capital") to purchase an additional 200,000 shares of Series C Convertible Preferred Stock for $1,000,000 (see Note 20). The Company can require Westar Capital to purchase an additional 200,000 shares of Series C Convertible Preferred Stock for
$1,000,000. Management believes that these actions will allow the Company to continue as a going concern.


4.  Acquisitions and Dispositions

On October 28, 1997, the Company entered into a Plan and Agreement of Reorganization with Westar Capital to acquire WBS (now OBS). The Company acquired all of WBS's issued and outstanding stock in exchange for 1,700,000 shares of the Company's Class A Common Stock. On March 31, 1998, the Company issued an additional 800,000 shares of Class A Common Stock pursuant to the agreement. The stock issuances were valued at the average of the bid and ask stock prices on the date of issuance. The transaction was accounted for as a purchase. The resulting purchase price including acquisition costs was $1,498,716 which resulted in no amounts being allocated to excess of purchase price over assets acquired.

In February 1998, OBS acquired the operating assets of Mid-States for $290,000 through its newly created subsidiary, OMS. The transaction was accounted for as a purchase.

Effective June 13, 1998, the Company acquired all of the outstanding common shares of LTS, in exchange for 690,000 shares of the Company's Class A Common Stock plus $500,000. The stock issuances were valued at the average of the bid and ask stock prices on the date of issuance. The

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


former LTS shareholders also may receive a one-time earn-out payment in 1999, payable in either cash, or, at the Company's option, the Company's Class A Common Stock. The earn-out payment will be based on LTS' actual pre-tax earnings contribution for a 12 month period ending March 31, 1999. The transaction was accounted for as a purchase. The resulting purchase price including acquisition costs was $995,788 which resulted in $1,445,922 being allocated to excess of purchase price over net assets acquired.

On June 30, 1998, the Company acquired all the assets and specific liabilities of SYCOM Enterprises, LLC through a newly-created subsidiary (SO Corporation) in exchange for 1,750,000 shares of the Company's Class A Common Stock. The stock issuances were valued at the average of the bid and ask stock prices on the date of issuance. In addition, under a Sale and Noncompetition Agreement SO
Corporation acquired the right to the services and expertise of all of the employees of SYCOM Corporation and SYCOM Enterprises, L.P., affiliates of Sycom Enterprises, LLC. in exchange for the right to receive 157,500 shares of Series D Convertible Preferred Stock that is convertible into 15,750,000 shares of the Company's Class A Common Stock. The Series D Stock (including the shares of the Company's Class A Common Stock into which the Series D Stock is convertible) will be held in escrow and will be released when: (i) the market value of the Company's Class A Common Stock reaches $2.00 per share; (ii) annualized after-tax earnings total $0.15 per share (including the Class A Common Shares into which the Series D Stock is convertible) over four consecutive quarters; and (iii) certain debts of SYCOM Corporation and SYCOM Enterprises, L.P. (including those to the Company and its affiliates) have been satisfied. These share values and earnings thresholds increase by 10 percent per year after December 31, 1999. Pursuant to the terms of a Share Repurchase Agreement, the Company may repurchase the escrowed Series D Stock (including the Company's Class A Common Stock into which the Series D Stock is convertible) for $0.001 per share if: (i) the Sale and Noncompetition Agreement is terminated; and (ii) after June 30, 2000, such repurchase is justifiable based on the reasonable business judgment of the Company's Board of Directors considering the following factors: (a) the key employees of SYCOM Corporation no longer are being retained by SO Corporation; and (b) there is no reasonably foreseeable likelihood that all of the following conditions shall be satisfied: specific debts to a third party and the Company will be satisfied, and both share performance benchmarks described in the Escrow Agreement shall be achieved. The Company also may repurchase the escrowed Series D Stock (and the Company's Class A Common Stock into which the Series D Stock is convertible) during the 30 day period prior to the scheduled release date (that is, June 30, 2006) if any one of the specified conditions for release of the Series D Stock has not been satisfied. Due to the uncertainty of the ultimate issuance of the preferred shares, no value will be attributed to such preferred shares until they are released from escrow.

The Company has agreed to make loans to SYCOM Corporation and SYCOM Enterprises, L.P. from time to time equal to their recurring general and administrative expenses and debt service to third parties with interest at 9.75% per annum. (See Note 11). The Company may require immediate repayment of such loans if certain earnings thresholds are not met. If the Company requires immediate repayment then certain third party debt owing by SYCOM Corporation and/or SYCOM Enterprises, L.P. must be repaid by a like amount. The debt repayment to the Company can be in the form of cash or a reduction in the number of the escrowed shares of the Series D Stock (or Class A Common Stock into which the Series D Stock can be converted). The debt repayment to the third party lender can be in the form of cash or a distribution of the escrowed shares of the Series D Stock (or Class A Common Stock into which the Series D Stock can be converted). The Company has also agreed to lend up to $1,000,000 to

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


SYCOM Enterprises, LLC, to allow its shareholders to pay anticipated income taxes resulting from the sale. Any amounts loaned will accrue interest at 9.75% per annum and will be secured by the Company's Class A Common Stock issued in the acquisition at the rate of 1.75 common shares per $1.00 loaned.

The resulting purchase price including acquisition costs was $2,060,439 with $2,132,056 being allocated to excess of purchase price over net assets acquired.

The following presents pro forma information as if all of the acquisitions described above occurred on July 1, 1996:

                                                       Year Ended
                                            June 30, 1998        June 30, 1997

Revenue                                    $  38,225,107        $   49,725,191
                                           =============        ==============

Operating Income (Loss)                    $  (9,416,694)       $    3,632,789
                                           =============        ==============

Net Loss                                   $ (11,730,057)       $      (69,870)
                                           =============        ==============

Basic and Diluted loss per common share    $       (0.64)       $           **
                                           =============        ==============

     **per share value less than one cent.


5.  Accounts Receivable

    Accounts Receivable consisted of the following as of June 30, 1998:

       Contract receivables
            Completed contracts                                 $    472,590
            Contracts in progress                                  2,432,781
                                                                ------------
                                                                   2,905,371
       Trade receivables                                             628,529
                                                                ------------
                                                                   3,533,900
       Less: Allowance for doubtful accounts                         (15,030)
                                                                ------------
                                                                $  3,518,870
                                                                ============

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


Costs and Estimated Earnings on Uncompleted Contracts

    Costs and estimated earnings on contracts as of June 30, 1998, consisted of the following:

          Costs incurred                                  $  11,796,701
          Estimated earnings                                  2,234,198
                                                          -------------
                                                             14,030,899
          Less: Billings to date                            (15,974,738)
                                                          -------------
                                                          $  (1,943,839)
                                                          =============

          Included in the accompanying Balance Sheet under the following captions:

          Costs and estimated earnings in excess of
             billings on uncompleted contracts            $     944,820

          Billings in excess of costs and earnings on
             uncompleted contracts                           (2,888,659)
                                                          -------------
                                                          $  (1,943,839)
                                                          =============

7.  Property and Equipment

    Property and equipment at June 30, 1998, consisted of:

                                                                  Estimated
                                                                 Useful Lives
                                                                 ------------

         Office furniture                       $    474,915      5-7 years
         Equipment and Tools                         722,639      7-10 years
         Vehicles                                     39,971       5 years
         Water Treatment Plants                      993,516    Contract life
                                                               (50 to 56 months)
         Land                                         44,000          -
         Building                                     80,000     31.5 years
         Leasehold improvements                       42,135     5-20 years
                                                ------------
                                                   2,397,176
         Less:  Accumulated depreciation
           and amortization                         (438,998)
                                                ------------
                                                $  1,958,178
                                                ============

Depreciation expense amounted to $258,572 and $187,077 for the years ended June 30, 1998 and 1997, respectively.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

8.   Notes Payable

     Notes payable at June 30, 1998, consisted of the following:

Note payable to a third party, interest at 12.00%,
with all unpaid interest and principal due July 31, 1998,
unsecured                                                          $      7,532

Notes payable with payments upon completion of certain
milestones with interest at 18.0%,  past due,  secured
by accounts receivable and other assets                               1,132,961

Notes payable with payments upon completion of certain
milestones,  interest at 13.5% due July 1998 through
December 1998,  secured by accounts  receivable and
other assets                                                            669,126

Notes payable with monthly  installments of $1,175
including interest at 10.75%, maturing August through
September 1998, collateralized by certain automobiles                     8,667

Notes payable, non-interest bearing, due in  monthly
installments of $1,000, unsecured                                         6,777

Note payable, due in monthly installments of $200,
including interest at 10.75%,  maturing December 1998,
collateralized by certain computer equipment                              1,839

Note payable,  due in monthly  installments of $1,631,
including interest at 9% maturing September 1999, unsecured              22,978
                                                                    -----------

     Total notes payable                                              1,849,880

     Less:  Current portion                                           1,846,870
                                                                    -----------
     Total Long Term Notes Payable                                  $     3,010
                                                                    ===========

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


9.  Notes Payable - related parties

Notes payable - related parties consisted of the following at June 30, 1998:

Note payable to related party, interest at 8.0%,
  due on demand                                                    $   178,329

Note payable due to related party, interest at
  12.0% per annum, due April 1999                                      290,000
                                                                   -----------
                                                                   $   468,329
                                                                   ===========
10. Accrued expenses and other liabilities

    At June 30, 1998, accrued expenses and other liabilities consisted of the following:

Payroll and related payroll taxes                       $    383,910
Accrued Interest                                              68,877
Additional consideration related to acquisition              200,000
Accrued job costs                                            798,476
Other accrued liabilities                                    161,917
                                                        ------------

     Total                                              $  1,613,180
                                                        ============

11. Stockholders' Equity

    Stock Subscription Agreement

On October 28, 1997, the Company entered into a Stock Subscription Agreement (the "Stock Agreement") with Westar Capital. Pursuant to the Stock Agreement, the Company completed a private placement of 2,000,000 shares of the Company's Class A Common Stock at $0.50 per share and 200,000 shares of the Company's newly-created Series C Convertible Preferred Stock at $5.00 per share. Each share of Series C Convertible Preferred Stock is convertible into five (5) shares of the Company's Class A Common Stock. Conversion can take place by the holder at any time. The Company has the right to require conversion if the average closing price of the Company's Class A Common Stock equals or exceeds $2.00 per share.

    Class A and Class B Common Stock

Holders of Class A Common Stock are entitled to one vote per share for the election of directors and other corporate matters which shareholders are entitled or permitted to vote. Holders of Class B Common Stock shall not be entitled to vote but are entitled to receive dividends ratably with Class A Common Stock when and as declared by the Board of Directors. As of June 30, 1998, there were no shares of Class B Common Stock issued and outstanding.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


    Warrants

On September 11, 1997, the Company issued warrants to purchase 525,988 shares of Class A Common Stock at $0.1875 per share, which expire on September 11, 2002, to an officer and to an entity affiliated with a director as consideration for posting collateral and guaranteeing performance bonds. The Company recognized $18,980 in expense related to these warrants.

On June 30, 1998, the Company paid $50,000 and issued warrants to purchase 160,000 shares of Class A Common Stock at $1.125 per share, which expire on June 30, 2003, to entities affiliated with a director as consideration for services rendered in the acquisition of the assets of SYCOM Enterprises, LLC. The Company recognized compensation expense in the amount of $92,016 related to these warrants which has been accounted for as additional purchase price.

As of June 30, 1998, the Company has issued and outstanding a total of 952,833 warrants to purchase shares of its Class A Common Stock. The exercise prices range from $0.1875 to $4.00 per share with expiration dates ranging from December 1998 through June 2003.

    Preferred Stock

On October 23, 1997, the Company amended its Certificate of Incorporation to eliminate the Series A and B Convertible Preferred Stock.

Each holder of a share of Series C Convertible Preferred Stock ("Series C") is entitled to one vote per share for each share of Class A Common Stock that Series C is convertible into and to an annual dividend at the rate of 9.75% of the Series C liquidation preference ($5.00 per share) payable quarterly. Dividends are cumulative. Each share of Series C is convertible at the option of the holder into five shares of Class A Common Stock. Dividends in the amount of $49,147 were paid in the form of 8,205 shares of Series C during the year ended June 30, 1998.

Holders of Series D Convertible Preferred Stock ("Series D") are not entitled to dividends or to vote. Each share of Series D is convertible, at the option of the holder, into 100 shares of Class A Common Stock. All shares of Series D are held in escrow (see Note 4).

    Notes Receivable - Related Parties

As of June 30, 1998, Notes Receivable - Related Parties includes receivables with the previous owners of LTS, who are current employees and directors of LTS, in the amount of $180,027. Such loans accrue interest at 10% per annum and are due in March 2003.

Also included are amounts due from affiliates of SYCOM Enterprises, LLC in the amount of $1,155,190. The loan accrues interest at 9.75% per annum, is due on or before June 30, 2006 and is collateralized by certain assets of an affiliate of SYCOM Enterprises, LLC. Additionally see Note 4.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


12. Stock Option Plans:

    WEM 1990 Non-Statutory Stock Option Plan (formerly WEM Stock Option Plan)

Effective February 15, 1994, the Company adopted the WEM 1990 Non-Statutory Stock Option Plan (the "1990 Plan"). The 1990 Plan provides for the granting of options to directors, officers, employees and consultants to purchase up to 100,000 shares of the Company's Class A Common Stock. The 1990 Plan is administered by a committee of outside directors appointed by the Board of Directors.

    As of June 30, 1998, the status of the 1990 Plan was as follows:

                                  Outstanding    Exercise Price     Exercisable
                                    Options        Per Share          Options
                                  -----------    --------------     -----------

     July 1, 1996                     500            $6.10              500
       Options Granted                500            $0.2956           =====
       Options Cancelled             (500)           $6.10
                                   ----------

     June 30, 1997                    500            $0.2956            500
       Options Exercised             (500)           $0.2956           =====
                                   ----------
     June 30, 1998                      0                                 0
                                   ==========                         ======

    WEM 1991 Non-Statutory Stock Option Plan

Effective February 15, 1994, Onsite adopted the WEM 1991 Non-Statutory Stock Option Plan (the "1991 Plan"). The 1991 Plan provides for the granting of options to non-employee directors, officers, employees and consultants to purchase up to 160,000 shares of the Company's Class A Common Stock. The 1991 Plan is administered by a committee of outside directors appointed by the Board of Directors.

    As of June 30, 1998, the status of the 1991 Plan was as follows:

                                 Outstanding     Exercise Price      Exercisable
                                   Options          Per Share          Options
                                 -----------     --------------      -----------

     July 1, 1996                  90,000       $5.3125 - $29.70       90,000
        Options cancelled          (5,000)           $29.70            ======
                                 ---------
     June 30, 1997 and
        1998                      85,000             $5.3125           85,000
                                 =========                             ======

    Non-Plan Options

During fiscal year 1993, WEM issued stock options that were not part of the 1990 Plan or the 1991 Plan (the "Non-Plan Options"). Effective February 15, 1994, the Company adopted the Non-Plan Options, and has provided for the granting of options to various parties to purchase up to 113,000 shares of the Company's Class A Common Stock.

     As of June 30, 1998, the status of the Non-Plan Options was as follows:

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


                               Outstanding      Exercise Price      Exercisable
                                 Options           Per Share          Options
                               -----------      --------------      -----------

     July 1, 1996                105,000        $5.3125 - $6.10       105,000
       Options Cancelled          (1,000)            $5.3125          =======
       Options Granted           104,000             $0.2956
       Options Cancelled        (104,000)       $5.3125 - $6.10
                                ----------

     June 30, 1997               104,000             $0.2956          104,000
       Options Exercised        (103,100)            $0.2956          =======
       Options Cancelled            (900)            $0.2956
                                ---------

        June 30, 1998                  0                                    0
                                =========                             =======

    The Onsite 1993 Stock Option Plan

During fiscal 1994, the Company adopted the Onsite 1993 Stock Option Plan (the "1993 Plan"). The 1993 Plan, as amended, provides for the granting of options to directors, officers, employees and consultants to purchase up to 3,300,000 shares of Class A Common Stock and is administered by a committee of outside directors appointed by the Board of Directors.

    As of June 30, 1998, the status of the 1993 Plan was as follows:

                              Outstanding       Exercise Price     Exercisable
                                Options            Per Share         Options
                              -----------       --------------     -----------

     July 1, 1996              1,807,483        $0.25 - $5.625       1,395,901
       Options granted         1,508,440        $0.25 - $5.3125      =========
       Options cancelled        (816,645)       $0.25 - $0.50
       Options exercised         (42,553)       $0.25 - $0.50
                               ----------

     June 30, 1997             2,456,725        $0.24 - $5.3125      1,729,593
       Options granted           880,954        $0.23 - $0.9063      =========
       Options exercised        (206,004)       $0.25 - $0.5000
       Options cancelled        (133,417)       $0.25 - $0.2956
                               ----------

     June 30, 1998             2,998,258        $0.23 - $5.3125      1,596,651
                               =========                             =========

At June 30, 1998, no additional options were available for granting to purchase shares of Class A Common Stock.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


    A summary of option transactions under the 1993 Plan during the years ended June 30, 1998, and 1997, is as follows:

                                                           Weighted-Average
               Fixed Options            Shares              Exercise Price
             --------------------- -------------------- -----------------------

               July 1, 1996            1,807,483                $   0.7573
                  Granted              1,508,440                $   0.2909
                  Exercised              (42,553)               $   0.4628
                  Cancelled             (816,645)               $   0.4764
                                       ----------

               June 30, 1997           2,456,725                $   0.5789

                  Granted                880,954                $   0.6224
                  Exercised             (206,004)               $   0.2752
                  Cancelled             (133,417)               $   0.2797
                                       ---------

               June 30, 1998           2,998,258                $   0.6259
                                       =========

During the year ended June 30, 1997, the Compensation Committee and Board of Directors approved a repricing for 400,440 options to $0.2956 with original exercise prices ranging between $1.94 and $6.10. This was accounted for as a reprice of options to the fair market value on the date of the repricing. The weighted average contractual life for all options as of June 30, 1998, was approximately six years, with exercise prices ranging from $0.23 to $5.31.

    Proforma Information

As stated in Note 2, the Company has not adopted the fair value accounting prescribed by FAS 123 for employees. Had compensation cost for stock options issued to employees been determined based on the fair value at grant date for awards in 1998 and 1997 consistent with the provisions of FAS 123, the Company's net loss and net loss per share would have been adjusted to the proforma amounts indicated below:

                                              Year Ended June 30,
                                        -----------------------------
                                           1998               1997
                                        -----------         --------

     Net Loss                          $ (2,480,017)     $ (1,471,328)
                                       =============     =============
     Basic and Diluted Loss
        Per Common Share               $      (0.18)     $      (0.14)
                                       =============     =============

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions: expected volatility of 116.9%, an expected life of three years for option shares, no dividends would be declared during the expected term of the options, and a risk-free interest rate using the monthly US Treasury T-Strip Rate at the option grant date for fiscal years ended 1998, and 1997, respectively.

The weighted-average fair value of stock options granted to employees during the years ended June 30, 1998 and 1997, was $0.36 and $0.19, respectively.


13. Income Taxes

Income tax expense for the years ended June 30, 1998 and 1997 is comprised of the following:

     Year ended June 30, 1998         Current        Deferred           Total
                                   ------------     ----------       ----------
          Federal                  $          -     $        -       $        -
          State                           7,500              -            7,500
                                   ------------     ----------       ----------
                                   $      7,500     $        -       $    7,500
                                   ============     ==========       ==========


     Year ended June 30, 1997         Current        Deferred           Total
                                   ------------     ----------       ----------
          Federal                  $          -     $        -       $        -
          State                           8,500              -            8,500
                                   ------------     ----------       ----------
                                   $      8,500     $        -       $    8,500
                                   ============     ==========       ==========



The actual income tax expense differs from the "expected" tax (benefit) (computed by applying the U.S. Federal corporate income tax rate of 34% for each period) as follows:

                                                        1998           1997
                                                    ------------    ----------
     Amount of expected tax (benefit)               $  (751,800)   $  (469,200)
     Non-deductible expenses                             13,900          4,400
     State taxes, net                                     4,900          5,600
     Effect of change in state tax rate                  27,600              -
     Change in valuation allowance for deferred
       tax assets                                       712,900        467,700
                                                    -----------    -----------
              Total                                 $     7,500    $     8,500
                                                    ===========    ===========

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


The components of the net deferred tax asset recognized as of June 30, 1998 and 1997, are as follows:

                                                     1998              1997
                                                 -----------        ---------
Current deferred tax assets (liabilities):
     Litigation settlement accrual               $    16,000        $   6,700
     Deferred operation and maintenance
       reserve                                       185,400          169,200
     Vacation accrual                                 44,400           29,100
     Deferred compensation                                 -           27,300
     Inventory reserve                                 6,000                -
     Book compensation on issuance of
       stock options                                   7,600                -
     Allowance for doubtful accounts                   6,000                -
     Other                                               600           35,000
                                                 -----------        ---------
                                                     266,000          267,300
     Valuation allowance                            (266,000)        (267,300)
                                                 -----------        ---------
       Net current deferred tax asset            $         -        $       -
                                                 ===========        =========


                                                    1998               1997
                                                ------------       ------------
Long-Term deferred tax assets (liabilities):
     Net operating loss carryforwards           $  6,943,200       $  4,504,600
     Goodwill due to difference in
       amortization                                  453,300            392,500
     Depreciation                                   (137,100)                 -
     Capital loss carryforward                             -             66,100
     Alternative minimum tax credit                   11,200             15,200
     Other                                               800                  -
                                                ------------       ------------
                                                   7,271,400       $  4,978,400
     Valuation allowance                          (7,271,400)        (4,978,400)
                                                ------------       ------------
       Net current deferred tax asset           $          -       $          -
                                                ============       ============

The deferred tax asset includes the future benefit of the LTS pre-acquisition deductible temporary differences and net operating losses of $184,100. The deferred asset has been fully reserved through the valuation allowance. Any future tax benefit realized for these items will first reduce any goodwill remaining from this acquisition and then reduce income tax expense.

The deferred tax asset also includes the future benefit of the tax deduction for the exercise of stock options of $13,000. The deferred asset is fully reserved through the valuation allowance. Any future tax benefit realized for this item will be a credited to paid in capital.

At June 30, 1998, the Company has net operating loss carryforwards of approximately $19,116,000, which expire in the years 2006 through 2013. The Company has California net operating loss carryforwards at June 30, 1998 of $5,018,000, which expire in years 1999 through 2003.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


The benefit of the net operating losses to offset future taxable income is subject to reduction or limitation of use as a result of certain consolidated return filing regulations and additional limitations relating to a 50% change in ownership due to various stock transactions.


14. Related Parties


During the fiscal year ended June 30, 1998, the Company paid two directors of the Company, professional fees for due diligence in the amount of $48,078 and $6,451, respectively.


As of the fiscal year end June 30, 1998, OBS has outstanding accounts receivable with Western Resources, Inc. the parent company of a shareholder of the Company, in the amount of $69,924 in relation to water treatment plants in Lawrence, Kansas and Tecumseh, Kansas. OBS has recognized $323,454 in revenue related to these water treatment facilities. OBS also has outstanding accounts payable with Western Resources in the amount of $369,961. In addition, OBS has accrued liabilities with Western Resources in the amount of $254,409.


Westar Capital has guaranteed any shortfalls of energy savings on the Company's contract with a customer. Such guaranty is backed by an insurance police purchased by the Company for a short fall of energy savings. In addition, Westar Capital and an affiliate have indemnified a bonding company for bid and performance bonds obtained by the Company.


Also see Notes 9 and 11.


15. Commitments and Contingencies

    Leases

The Company leases its administrative facility under a noncancellable operating lease expiring in 2001 with a three-year renewal option. As of August 1, 1998, the Company increased its office space that is included under the current lease. The Company expanded its regional offices to include Kansas City, Kansas, where there is a one year lease expiring May 1999, and San Ramon, California, where office space is rented on a three year lease that expires March 2001. OBS leases office space that has a one year lease with an option to renew, expiring November 1998. OMS leases a small building from the former owner on a month by month basis to store testing equipment. This lease will continue indefinitely. LTS currently has a one-year lease that expires July 1999.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


    Future minimum lease payments under operating leases is as follows:

                Year ending June 30,

                       1999                                   $    448,704
                       2000                                        377,399
                       2001                                        377,399
                       2002                                          1,440
                       2003                                          1,440
                    Thereafter                                       1,440
                                                              ------------

                Total minimum lease payments                  $  1,207,822
                                                              ============

Total rent expense, including month-to-month equipment rentals, was $201,995 and $272,641 in 1998, and 1997, respectively.

    Employment Agreements

Effective April 1, 1998, the Company entered into employment agreements with the President and Chief Operating Officer, and with the Vice President and Responsible Managing Officer of LTS which expire on March 31, 2000. Such agreements provide for minimum salary levels totaling $235,000 per year excluding bonuses, as well as severance payments upon termination of employment without cause.

    Ongoing Maintenance for Water Treatment Plants

OBS has two contracts with Western Resources whereby OBS constructed and maintains equipment for supplying demineralized water for boiler makeup water at Lawrence Energy Center and Tecumseh Energy Center. Both contracts terminate on December 31, 2001, unless renewed at the end of the term as agreed upon by both parties. OBS is responsible for producing the quality of demineralized water as specified. If damage occurs due to the specified quality of demineralized water not being produced, OBS is liable for the cost of the repairs to the equipment limited to a maximum of $300,000 per incident.

    Environmental Costs

The Company is subject to federal, state and local environmental laws and regulations. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that has no future economic benefits are expensed. Liabilities for expenditures of a non-capital nature are recorded when environmental assessments are probable, and the costs can be reasonably estimated. In February 1998, the Company received a notice from the South Coast Air Quality Management District for alleged reporting violations in calendar year 1996 on the facility previously owned by TCC. No remedial action is required. The Company may be subject to certain penalties, but management does not believe this matter will have a material adverse impact on the Company's financial condition or results of operations. Although the level of future expenditures for environmental matters cannot be determined

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


with any degree of certainty, it is management's opinion that such costs when determined will not have a material adverse effect on the financial position or results of operations of the Company.

    Guaranteed Savings

The Company is contingently liable to its customers pursuant to contractual terms in the event annual guaranteed savings are not achieved by the customer.

    Litigation

In January 1998, the Oregon Bureau of Labor and Industries (the "BLI") filed a suit against LTS and two other parties for alleged unpaid wages in the amount of $509,205 for 32 employees who worked on a lighting retrofit project in the state of Oregon. A trial date of April 13, 1999 has been set, but the parties are attempting to obtain the approval of mediation rules in order to mediate this matter. Management also has had discussions with the BLI to resolve this issue; however, no agreement has been reached. Management believes, based on current information, that any settlement would not have a material adverse impact on the Company.

16. Defined Contribution Plan

The Company sponsors a 401(k) defined contribution plan, which covers substantially all employees. Company contributions are determined annually at the discretion of management and vest at the rate of 20% per year of employment. During the years ended June 30, 1998 and 1997, the Company's matching contribution was $53,480 and $43,088, respectively.

17. Significant Customers

Revenues from the three largest customers accounted for 31% (11%, 10%, 10% each) of total revenues in fiscal 1998, and revenues from three other customers accounted for 32% (10%, 9%, 13% each) of total revenues in fiscal 1997.

18. Concentration of Credit Risk

The Company operates in one industry segment, energy services. The Company's customers generally are located in the United States. Financial instruments that subject the Company to credit risk consist principally of accounts receivable.

At June 30, 1998, accounts receivable totaled $4,478,720, and the Company has provided an allowance for doubtful accounts of $15,030.

                   ONSITE ENERGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

For the years ended June 30, 1998, and 1997, bad debts totaled $30,192 and $37,093 respectively. The Company performs periodic credit evaluations on its customers' financial condition and believes that the allowance for doubtful accounts is adequate.

At June 30, 1998, the Company maintained cash balances with a commercial bank, which were approximately $1,552,187 in excess of FDIC insurance limits.

19.     Year 2000

The Company is developing plans to address issues related to the impact on its computer systems of the year 2000. The Company believes that substantially all software applications currently being used for the financial and operational systems have adequately addressed any year 2000 issues. Most hardware systems have been assessed and plans are being developed to address systems modification requirements. The financial impact of making any required systems changes is not expected to be material to the Company's consolidated financial position, liquidity or results of operations. Any risks the Company faces are expected to be external to ongoing operations. The Company has numerous alternative vendors for critical supplies, materials and components. Current vendors and subcontractors who have not adequately prepared for the year 2000 can be substituted in favor of those that have prepared.


20. Subsequent Events

On July 14, 1998, the Company exercised its right under the Stock Subscription Agreement to require Westar Capital to purchase an additional 200,000 shares of Series C Preferred Stock for $1,000,000.

On October 16, 1998, Energy Conservation Consultants, Inc. ("ECCI"), a Louisiana-based company, filed a suit (United States District County, Eastern District of Louisiana, Case No. 98-2914) against OBS alleging breach of contract in connection with one of the Company's projects. The suit seeks reimbursement for expenses allegedly incurred by ECCI in the preparation of an audit and lost profits in the aggregate amount of $748,000. Management is attempting to settle the matter; however, no agreement has been reached. Management believes, based on current information, that any settlement would not have a material adverse impact on the Company.

                            ONSITE ENERGY CORPORATION

                   FINANCIAL STATEMENTS - September 30, 1999

                            Onsite Energy Corporation
                      Condensed Consolidated Balance Sheet
                               September 30, 1999
                                   (Unaudited)


ASSETS

Current Assets:
    Cash                                                                         $      585,325
    Accounts receivable, net of allowance for doubtful accounts of $35,000            4,690,765
    Inventory                                                                           183,760
    Capitalized project costs                                                           206,169
    Costs and estimated earnings in excess of billings on uncompleted contracts         723,299
    Assets held for sale                                                                328,172
    Other current assets                                                                 43,423
                                                                                 --------------
           TOTAL CURRENT ASSETS                                                       6,760,913

    Cash-restricted                                                                     118,775
    Property and equipment, net of accumulated depreciation and amortization
    $1,122,000                                                                        1,284,791
    Other assets                                                                         41,221
                                                                                 --------------
           TOTAL ASSETS                                                          $    8,205,700
                                                                                 ==============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Notes payable - related parties                                              $       81,456
    Notes payable                                                                     1,499,394
    Accounts payable                                                                  9,384,270
    Billings in excess of costs and estimated earnings on uncompleted contracts         955,798
    Accrued expenses and other liabilities                                              893,922
                                                                                 --------------
          TOTAL CURRENT LIABILITIES
                                                                                     12,814,840
Long-Term Liabilities:
    Accrued future operation and maintenance costs associated with energy
services agreements                                                                     324,010
                                                                                 --------------
          TOTAL LIABILITIES                                                          13,138,850
                                                                                 --------------
Commitments and contingencies

Shareholders' Equity (Deficit):
    Preferred Stock, Series C, 842,500 shares authorized, 649,120 issued and
      outstanding (Aggregate $3,245,600 liquidation preference)                             649
    Preferred Stock, Series D, 157,500 shares authorized, issued and
      outstanding and held in escrow                                                          -
    Preferred Stock, Series E, 50,000 shares authorized, issued and outstanding              50
    Common Stock, $.001 par value, 24,000,000 shares authorized:  Class A common
      stock, 23,999,000 shares authorized, 18,641,302 issued and outstanding             18,641
      Class B common stock, 1,000 shares authorized, none issued and outstanding              -
    Additional paid-in capital                                                       27,413,164
    Notes receivable - stockholders                                                  (4,335,523)
    Accumulated deficit                                                             (28,030,131)
                                                                                 --------------
         TOTAL SHAREHOLDERS' DEFICIT                                                 (4,933,150)
                                                                                 --------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                             $    8,205,700
                                                                                 ==============
The  accompanying  notes are an integral  part of these  consolidated  financial statements.



                            Onsite Energy Corporation
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                    Three Months Ended September 30,
                                                        1999               1998
                                                   ---------------    ---------------
       Revenues                                    $   9,575,572     $    9,318,550

       Cost of sales                                   7,443,959          7,893,029
                                                   --------------    ---------------

           Gross margin                                2,131,613          1,425,521

       Selling, general, and administrative            2,979,350          2,691,458
         expenses
       Depreciation and amortization expense             143,625            290,622
       Recovery of reserve provided for sale
         or disposal of subsidiary                      (358,670)                 -
                                                   --------------    ---------------

            Operating loss                              (632,692)        (1,556,559)
                                                   --------------     --------------

       Other income (expense):
          Interest expense                              (108,284)           (91,871)
          Interest income                                  5,623             37,924
                                                   --------------     --------------

            Total other expense                         (102,661)           (53,947)
                                                   --------------     --------------

       Loss before provision for income taxes           (735,353)        (1,610,506)

       Provision for income taxes                          3,600                  -
                                                   --------------     --------------

       Net loss                                    $    (738,953)     $  (1,610,506)
                                                   ==============     ==============

       Net loss allocated to common shareholders   $  (1,501,715)     $  (1,636,081)
                                                   ==============     ==============

       Basic and diluted loss per common share:    $       (0.08)     $       (0.09)
                                                   ==============     ==============

       Weighted average number of shares
         used in per common share calculation:        18,628,894         18,295,536
                                                   ==============     ==============


The accompanying notes are an integral part of these consolidated financial statements.

                            Onsite Energy Corporation
                 Condensed Consolidated Statement of Cash Flows



                                                               Three Months Ended September 30,
                                                                   1999              1998
                                                              ---------------   ---------------
 Cash flows from operating activities:

 Net loss                                                      $   (738,953)     $   (1,610,506)
 Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
     Amortization of excess purchase price over net
       assets acquired                                                8,279             125,598
     Amortization of acquired contract costs                        (59,147)                  -
     Non-cash compensation related to stock issuance                 47,500
     Provision for bad debts                                              -              74,970
     Depreciation                                                   135,345             165,024
     Recovery of reserve provided for sale or disposal
       of subsidiary                                               (358,670)                  -
 (Increase) decrease:
     Accounts receivable                                            705,086          (2,544,304)
     Costs and estimated earnings in excess of billings
       on uncompleted contracts                                     381,431             204,360
     Inventory                                                        1,802              16,786
     Other assets                                                   (15,387)            318,343
     Cash-restricted                                                 29,063                   -
 Increase (decrease):
      Accounts payable                                              980,634           2,082,451
      Billings in excess of costs and estimated earnings
        on uncompleted contracts                                   (440,965)                  -
      Accrued expenses and other liabilities                       (591,842)           (170,664)
      Deferred income                                                (5,130)                  -
                                                               -------------     ---------------
        Net cash provided by (used in) operating activities          79,046          (1,337,942)
                                                               -------------     ---------------
 Cash flows from investing activities:
      Purchases of property and equipment                           (21,186)            (38,544)
      Loan to shareholders                                         (242,424)           (806,735)
                                                               -------------     ---------------
        Net cash used in investing activities                      (263,610)           (845,279)
                                                               -------------     ---------------
 Cash flows from financing activities:
      Proceeds from issuance of preferred stock                   1,000,000           1,000,000
      Proceeds from exercise of stock options                             -              15,301
      Proceeds from borrowings, net                                       -             366,690
      Repayment of notes payable - related party                   (130,458)           (143,794)
      Repayment of notes payable                                 (1,000,061)                  -
                                                               -------------     ---------------

        Net cash provided by financing activities                  (130,519)          1,238,197
                                                               -------------     ---------------

 Net decrease in cash                                              (315,083)           (945,024)

 Cash, beginning of year                                            900,408           2,093,006
                                                               -------------     ---------------
 Cash, end of quarter                                          $    585,325      $    1,147,982
                                                               =============     ===============

The accompanying notes are an integral part of these consolidated financial statements.

                            ONSITE ENERGY CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 NOTE 1: As contemplated by the Securities and Exchange Commission under Item 310 of Regulation S-B, the accompanying financial statements and footnotes have been condensed and do not contain all disclosures required by generally accepted accounting principles and, therefore, should be read in conjunction with the Form 10-KSB for Onsite Energy Corporation dba ONSITE SYCOM Energy Corporation (the "Company") as of and for the year ended June 30, 1999 and all other subsequent filings. In the opinion of management, the accompanying unaudited financial statements contain all adjustments consisting of normal recurring adjustments) necessary to present fairly its financial position and results of its operations for the interim period.

 NOTE 2: The consolidated balance sheet as of September 30, 1999, and the consolidated statements of operations and cash flows for the three months ended September 30, 1999 and 1998, represent the financial position and results of operations of the Company.

 NOTE 3: Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995. With the exception of historical facts stated herein, the matters discussed in this quarterly report are "forward looking" statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. The "forward looking" statements contained herein are cross-referenced to this paragraph. Such "forward looking" statements include, but are not necessarily limited to, statements regarding anticipated levels of future revenue and earnings from operations of the Company, projected costs and expenses related to the Company's energy services agreements, and the availability of future debt and equity capital on commercially reasonable terms. Factors that could cause actual results to differ materially include, in addition to the other factors identified in this report, the cyclical and volatile price of energy, the inability to continue to contract sufficient customers to replace contracts as they become completed, unanticipated delays in the approval of proposed energy efficiency measures by the Company's customers, delays in the receipt of, or failure to receive necessary governmental or utility permits or approvals, or the renewals thereof, risks and uncertainties relating general economic and political conditions, both domestically and internationally, changes in the law and regulations governing the Company's activities as an energy services company and the activities of the nation's regulators and public utilities seeking energy efficiency as a cost effective alternative to constructing new power generation facilities, results of project specific and company working capital and financing efforts and market conditions, and other risk factors detailed in the Company's Securities and Exchange Commission filings including the risk factors set forth in the Company's Form 10-KSB for the fiscal year ended June 30, 1999. Readers of this report are cautioned not to put undue reliance on "forward looking"
          statements which are, by their nature, uncertain as reliable indicators of future performance. The Company disclaims any intent or obligation to publicly update these "forward looking" statements, whether as a result of new information, future events or otherwise.

      IV


                    AUDITED FINANCIAL STATEMENTS OF SYCOM LLC

                       (as of December 31, 1997 and 1996)

                         INDEX TO FINANCIAL STATEMENTS
                                       OF
                               SYCOM ENTERPRISES



Independent Auditors' Report                                             F-2

Combined Financial Statements

  Balance sheets                                                 F-3  to F-4

  Statements of operations and accumulated deficit                       F-5

  Statements of cash flows                                       F-6  to F-7

  Notes to combined financial statements                         F-8  to F-28

Independent Auditors' Report


To the Board of Directors
SYCOM Enterprises


We have audited the accompanying combined balance sheets of SYCOM Enterprises as of December 31, 1997 and 1996 and the related combined statements of operations, capital deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of SYCOM Enterprises at December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has negative cash flows from operations and has significant working capital and net capital deficiencies that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Notes 2 and 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 1, the Company changed its method of accounting for certain contract revenue in 1997 and 1996.


\s\ BDO SEIDMAN, LLP
Certified Public Accountants

Washington, D.C.
April 3, 1998, except
for Note 13 which is
as of June 30, 1998

                                SYCOM Enterprises

                             Combined Balance Sheets



                                                                                                       Restated
December 31,                                                                     1997                     1996
------------                                                               -------------             --------------

Assets

Current assets
   Cash                                                                     $     195,598            $  1,088,131
   Restricted cash (Note 4)                                                     1,965,723               1,570,910
   Accounts receivable, net allowance of $170,000
     and $70,000 (Note 5)                                                       3,937,781               5,936,707
   Costs and estimated earnings in excess
     of billings on uncompleted contracts (Note 5)                                284,753                       -
   Inventories                                                                     82,273                       -
   Prepaids and other                                                               2,927                  28,009
                                                                            --------------           ------------

Total current assets                                                            6,469,055               8,623,757

Property and equipment, net (Note 6)                                              479,950                 264,134

Contract rights and costs, net of
   amortization of $1,654,265 and $1,429,625                                      623,330                 847,970

Projects being installed (Note 1)                                                       -               8,067,246

Projects in commercial operation, net of
   amortization of $24,156,114 and $23,578,027 (Note 1)                        23,007,069              21,559,291

Other assets                                                                       99,650                  48,818
                                                                            --------------           ------------
                                                                            $  30,679,054            $39,411,216
                                                                            ==============           ============

See accompanying notes to combined financial statements.

                                SYCOM Enterprises


                                                                                                   Restated
December 31,                                                                     1997                1996
-----------                                                                 --------------       --------------
Liabilities and Capital Deficit

Current liabilities
   Current maturities of long-term debt (Notes 7 and 12)                     $   4,852,618          $  3,633,782
   Current maturity of loan for project
     in commercial operation (Note 8)                                              141,539                24,222
   Current maturity of other long-term payable (Note 9)                             10,500                     -
   Accounts payable                                                              4,145,931             3,715,946
   Accrued expenses                                                              1,023,391               559,374
   Billings in excess of costs and estimated
     earnings on uncompleted contracts (Note 5)                                    363,530                     -
   Accrued interest expense                                                        870,441             2,855,981
                                                                             --------------          -----------
Total current liabilities                                                       11,407,950            10,789,305

Deferred revenue (Note 3)                                                        1,228,595            11,997,391
Long-term debt, net of current maturities (Notes 7 and 12)                      16,350,383             7,843,613
Loan for project in commercial operation, net of
   current maturities (Note 8)                                                  15,034,239            13,601,002
Other long-term payable, net of current maturity (Note 9)                        1,049,794             1,161,719
                                                                             -------------            ----------
Total liabilities                                                               45,070,961            45,393,030

Commitments (Note 11)

Capital deficit
   Common stock, $.01 par value, 10,000 shares
     authorized, 8,492 shares issued and outstanding                                    85                    85
   Accumulated deficit                                                         (14,391,992)           (5,981,899)
                                                                              -------------          ------------

Total capital deficit                                                          (14,391,907)           (5,981,814)
                                                                              =============          ============
                                                                              $ 30,679,054           $39,411,216
                                                                              =============          ============

See accompanying notes to combined financial statements.

                                SYCOM Enterprises


            Combined Statements of Operations and Accumulated Deficit




Years ended December 31,                                                         1997                   1996
------------------------------------------                                  -------------           ------------
Revenue (Note 1)                                                             $ 17,830,114           $ 35,322,291


Costs and expenses

   Cost of sales (Note 1)                                                      17,821,601             26,650,965
   General and administrative expenses                                          5,169,606              2,804,993
                                                                             ------------            -----------
Total costs and expenses                                                       22,991,207             29,455,958
                                                                             ------------            -----------

(Loss) income from operations                                                  (5,161,093)             5,866,333
                                                                             ------------            -----------
Other (expense) income

   Other (expense) income                                                          30,538                (33,914)
   Interest expense, net                                                       (3,758,894)            (1,473,767)
                                                                              ------------            -----------

Net other expense                                                              (3,728,356)            (1,507,681)
                                                                              ------------            -----------

Net (loss) income before cumulative effect of
   a change in accounting principle                                            (8,889,449)             4,358,652

Cumulative effect of a change
   in accounting principle (Note 1)                                               479,356                      -
                                                                              ------------            -----------

Net (loss) income                                                              (8,410,093)             4,358,652

Accumulated deficit, beginning of year                                         (5,981,899)           (10,340,551)
                                                                             -------------         --------------
Accumulated deficit, end of year                                             $(14,391,992)         $  (5,981,899)
                                                                             =============         ==============

See accompanying notes to combined financial statements.

                                SYCOM Enterprises


                        Combined Statements of Cash Flows




Years ended December 31,                                                             1997                   1996
------------------------------------------------------                        -----------         --------------
Cash Flows From Operating Activities
   Net (loss) income                                                          $(8,410,093)         $   4,358,652
   Adjustments to reconcile net income (loss) to net
     cash used in operating activities
       Write-off of projects being installed                                    8,067,246                      -
       Revenue previously deferred                                             (4,364,849)            (7,630,913)
       Depreciation and amortization                                            1,905,861              9,208,114
       Allowance for doubtful accounts                                            100,000                 70,000
       Loss on disposal of assets                                                  21,933                 29,215
       (Increase) decrease in assets
         Restricted cash                                                         (394,813)              (756,328)
         Accounts receivable                                                    1,898,926             (3,417,300)
         Inventories                                                              (82,273)                     -
         Costs and estimated earnings in excess
           of billings on uncompleted contracts                                  (284,753)                     -
         Projects being installed                                                       -             (4,587,480)
         Projects in commercial operation                                      (3,009,712)           (14,831,769)
         Other assets                                                             (25,750)               172,762
       Increase (decrease) in liabilities
         Accounts payable                                                         429,985              1,035,245
         Accrued expenses                                                         464,017                392,671
         Deferred revenue                                                               -              2,579,393
         Billings in excess of costs and estimated
           earnings on uncompleted contracts                                      363,530                      -
         Accrued interest                                                         698,613                607,308
         Deferred charges                                                               -                 (7,478)
                                                                              ------------          ------------
Net cash used in operating activities                                          (2,622,132)           (12,777,908)
                                                                              ============          =============


See accompanying notes to combined financial statements.

                                SYCOM Enterprises

                        Combined Statements of Cash Flows




Years Ended December 31,                                                             1997                   1996
--------------------------------------------------                              ---------              ---------
Cash Flows From Investing Activities
   Proceeds from sale of assets                                                     3,600                  1,550
   Purchases of property and equipment                                           (360,636)              (183,389)
                                                                               -----------          -------------
Net cash used in investing activities                                            (357,036)              (181,839)
                                                                               -----------          -------------
Cash Flows From Financing Activities
   Borrowings under debt agreements                                             9,376,733             16,460,598
   Principal payments on debt                                                  (7,290,098)            (2,783,004)
                                                                               -----------          -------------
Net cash provided by financing activities                                       2,086,635             13,677,594
                                                                               -----------          -------------
Net (decrease) increase in cash                                                  (892,533)               717,847

Cash, at beginning of year                                                      1,088,131                370,284
                                                                               -----------          -------------

Cash, at end of year                                                              195,598              1,088,131
                                                                               ===========          =============
Supplemental Disclosure

Cash paid for interest                                                        $ 3,111,663          $   1,190,256
                                                                               ==========          =============


see accompanying notes to combined financial statements

                                SYCOM Enterprises


                     Notes to Combined Financial Statements



1.      Summary of Accounting Policies

Basis of Combination

     The combined financial statements reflect the activities of six entities (collectively "the Company"). SYCOM Corporation ("SYCOM" or "general partner") and SSBKK, Inc. ("SSBKK" or "limited partner") are partners of SYCOM Enterprises Limited Partnership (the "Partnership") and own 100% of SB Linden, LLC ("SB Linden"), SC Wood, LLC ("SC Wood") and SYCOM Enterprises, LLC ("Sycom LLC"). The Company's activities have been combined to reflect the common ownership by the stockholders of SYCOM and SSBKK. All material accounts and transactions between the Companies have been eliminated.

Organization

     SYCOM was incorporated in Delaware in August 1986 under the name Restaurant Conservation Corp. to provide commercial energy conservation services. During 1988, the company changed its name to RCC Corp., and is currently doing business as SYCOM Corporation. During 1990, SYCOM entered into a partnership agreement through which it owns 50.1% of the Partnership. As the general partner, SYCOM functions primarily as the project management company for the Partnership. SSBKK was incorporated in Delaware in 1993. During 1995, SSBKK purchased the 49.9% interest in the Partnership from the former limited partners.

     The Partnership assumed certain contract rights and associated liabilities of the general partner at inception. The combined financial statements do not reflect assets or liabilities that the partners may have outside their interests in the Partnership.

     SB Linden and SC Wood were organized in Delaware in 1996 and 1997, respectively, to provide commercial energy conservation services to specific individual projects. (See Note 13).

     SYCOM Enterprises, LLC was organized in 1997 in the same business as the Partnership. (See Note 13).

Nature of Business

     The Company provides services for the reduction of energy consumption and related energy costs to its customers through the use of engineering analyses and the acquisition, operation, management and maintenance of energy savings devices installed on customers' premises. Long-term contracts with utility companies provide one source of revenue that is directly related to the level of savings generated. Another source of revenue is provided by energy services agreements entered into with non-utility customers. These agreements provide the Company with a share of the savings or a negotiated fee, based upon the savings realized by the customer. The future recoverability of the costs associated with these projects, which the Company has deferred, is dependent upon the successful operation of the energy savings devices. Management has prepared a business plan which includes forecasted revenues which are sufficient to recover the deferred costs. Management believes that these forecasted revenues are reasonable based upon the detailed analyses and feasibility studies performed for each project as well as management's past experiences. An additional source of revenue is also provided by the maintenance and monitoring services performed by the Company over the life of the contract.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses uring the reporting period. Actual results could differ from those estimates.

Risk and Uncertainties

     The most significant risk facing the Company is its ability to continue to obtain financing to fund future project development, as well as liquidate trade accounts payable and current debt maturities. Additionally, the Company currently derives a majority of its business by offering customers incentive payments through public utility energy savings programs. As a regulated industry, some public utilities currently offer incentives to their customers and third parties such as the Company to conserve energy. Future deregulation of the utility industry or a reduction in the incentives to conserve energy could have a direct impact on the Company.

Change of Accounting Principle

     During 1997 the Company changed its method of revenue recognition for customer-funded contracts from the completed contract method to the percentage of completion method. The percentage of completion method of revenue recognition was adopted because the Company believes it results in a better matching of expenses with revenues and is the predominant method used in its industry. Also, beginning in 1997 the Company is able to sufficiently estimate its future costs to allow adoption of the percentage of completion method of revenue recognition. The Company applied the percentage of completion method to all customer-funded contracts in progress at December 31, 1997. The effect of the change in 1997 was to decrease the net loss by $430,929. The cumulative effect of applying the percentage of completion method to customer-funded contracts in progress at December 31, 1996 of $479,356 is included in income of 1997 as the cumulative effect of a change in accounting principle.

     During 1996 the Company, based on historical trends over the past five years, changed its revenue recognition policy related to projects in commercial operation. Prior to 1996, it was the Company's policy to wait one year after the date of commercial operation ("DOCO") before recognizing revenue. The purpose of the delay was to allow the Company to better evaluate the amount of future warranty claims that would reduce revenue. Experience has now shown that warranty claims have had no impact on the profitability of projects and that revenue recognition therefore should not be delayed. Approximately 14% ($4,900,000) of the 1996 revenue would have been recognized in subsequent periods under the previous revenue recognition policy.

 Revenue Recognition

     The Company derives its revenue from two primary sources: the management, maintenance, monitoring and construction of customer-funded energy savings contracts including lease-financed projects paid from energy savings; and long term shared energy savings contracts. On customer-funded contracts the Company receives revenue for the management and installation of energy savings devices at customer premises.

     Contract revenues, related to customer-funded contracts, are recognized using the percentage-of-completion method, measured by the percentage of contract costs incurred to estimated total contract costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor, supplies, tools, repairs and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

     The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

     The Company also enters into long-term contracts to provide sustained levels of energy savings to its customers. Once completed, these projects will earn revenue from both contracts with customers and incentive payments from utility companies for the duration of the contract based on actual energy savings achieved. The energy savings are largely quantifiable at the beginning of the contract life insofar as the measurement formula is based on empirical specifications of the installed energy savings equipment and measured operating hours or on contract provisions designed to limit the financial impact of significant changes to baseline measurements. The Company recognizes revenue as the energy savings are measured. Management forecasts that the revenue attributable to Projects in Commercial Operation for which there is no current recognition is $79,924,900.

     With respect to the second source of revenue, during 1992, the Partnership entered into an agreement with a company whereby the Partnership agreed to develop energy savings projects and sell the resulting income streams to the company at a discount. Projected revenue attributable to the sale of project income streams for which there is no current recognition is $6,848,000.

     The Company receives revenue on both types of contracts over the life of the project as reimbursement for maintenance and other costs incurred.

Income Taxes

     There is no provision for income taxes for the Company as taxable income passes through to and is reported by the general and limited partners individually. The partners have each elected S Corporation status. Therefore, their respective shares of any income or loss are included in the shareholders' individual income tax returns.

Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using various methods over the estimated useful lives of the assets which range from three to ten years.

Contract Rights and Costs

     Contract rights represent the excess of liabilities assumed over assets acquired upon transfer of certain contracts from the general partner. The contract rights are being amortized on a straight line basis over the 10-year life of the related contracts. Management evaluates the recoverability of contract rights on a periodic basis and, if necessary, recognizes any impairment.

Projects Being Installed and Projects In Commercial Operation

     Projects Being Installed and Projects in Commercial Operation consist of costs incurred to purchase energy savings devices, install the devices and manage their installation plus an allocation of overhead on shared savings contracts. Once a project is placed in service, the costs of Projects Being Installed are classified as Projects in Commercial Operation and amortized as energy savings revenue is recognized. For those projects where the revenues are sold, the costs are offset against the revenue from the sale. Management periodically evaluates the recoverability of Projects Being Installed and Projects in Commercial Operation and, if necessary, recognizes any impairment. Upon adoption of the percentage of completion method of revenue recognition on January 1, 1997, the Company wrote off the amount associated with projects being installed since it had recognized the related contract revenue.

Interest Costs

     The Company capitalizes interest costs on borrowings incurred to finance the development and construction of its projects. Once the project is completed and the project goes into commercial operation, capitalization of interest costs ceases. During the years ended December 31, 1997 and 1996, the Company incurred interest expense of $3,859,599 and $1,797,564, and capitalized interest of $275,144 and $2,293,975, respectively.

Concentration of Credit Risk

     Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable and future amounts due under energy savings agreements. The Company's customer base is concentrated on the east coast of the United States. In addition, companies in the energy services industry are either directly or indirectly involved in all projects developed by the Company. The Company reviews a customer's credit history before extending credit, and establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers and historical trends. In 1997 and 1996, five customers accounted for approximately 75% and 51% of total revenues, respectively.

Financial Instruments

     The Company utilizes interest rate agreements to manage interest rate exposure. The principle objective of such contracts is to minimize the risks and/or costs associated with financing activities. The Company does not utilize financial instruments for trading or speculative purposes. The counterparties to these contractual arrangements are financial institutions with which the Company also has other financial relationships. The Company is exposed to credit loss in the event of nonperformance by these counterparties. However, the Company does not anticipate nonperformance by the other parties.

Prior Period Adjustment

     The Company's financial statements as of December 31, 1996, have been restated to reflect a liability that existed for interest associated with the other long-term payable. The effect of the restatement is as follows:

                                         As previously                 As
December 31, 1996                           reported               restated
-----------------                     -------------------         -------------

 Balance sheet:
  Projects in commercial operation        $21,158,135            $ 21,559,291
  Accrued interest expense               $  2,454,825            $  2,855,981
-------------------------------------------------------------------------------


Reclassification

     Certain amounts reported in the prior year have been reclassified to conform with the presentation of related amounts in the current year. The reclassifications have no effect on previously reported results of operations.

2.      Going Concern

     The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. The Company has sustained recurring operating losses and cash flow deficits. Also, the Company has significant cash commitments to trade creditors and amounts due under note agreements with unrelated third parties (see Notes 7, 8, 11 and 12). The Company's ability to meet its obligations is dependent primarily on attracting additional debt or equity, in the near term, and ultimately generating sufficient net income and related cash flows from operations to meet these commitments as they become due.


3.      Deferred  revenues

     Deferred revenues consist of amounts advanced to the Company for project Revenues installation. During 1992, the Partnership entered into an agreement with an unrelated company (Public Service Conservation Resources Corporation ("PSCRC") which provides for the sale of the income streams from certain existing and future projects. Under the terms of the agreement, the Partnership receives advances toward the sale of these income streams upon achievement of certain milestone events during the installation phase of the project. Advances under this agreement totaled $8,488,094 at December 31, 1996. Advances at December 31, 1997 were transferred to a note payable from the Company to PSCRC as part of the litigation settlement with PSCRC (see Note 12).


4.      Restricted cash

     The restricted collateralizes letters of credit issued to a company to Cash cover potential liquidated damages if projects are not installed by specified dates, or if energy savings performance on projects drops below certain levels. Management does not believe the Company is in jeopardy of missing the installation deadlines or incurring the performance penalties.

5.      Contracts in Progress

Accounts receivables consist of the following at December 31, 1997:
------------------------------------------------------------------------


Billed:
 Completed contracts                                         $2,806,386
 Contracts in progress                                          808,499
Unbilled and other                                              492,896
                                                            -----------
                                                              4,107,781

Allowance for doubtful accounts                                (170,000)
                                                            ------------
Net accounts receivables                                     $3,937,781
                                                            ============

The billed and unbilled accounts receivables at December 31, 1997 are expected to be collected before December 31, 1998.

Costs  and  estimated   earnings  on   uncompleted  contracts  consist  of the
following at December 31, 1997:

-------------------------------------------------------------------------------

Costs incurred on uncompleted contracts                           $  3,015,335
Estimated earnings                                                     555,622
Billings to date                                                    (3,649,734)
                                                                 --------------
Net accounts receivables                                         $     (78,777)
                                                                 ==============

Included in the accompanying consolidated balance sheets under the following captions:

Costs and estimated earnings in excess of
 billings on uncompleted contracts                               $     284,753

Billings in excess of costs and estimated
 earnings on uncompleted contracts                                    (363,530)
                                                                 --------------

                                                                 $     (78,777)
                                                                 ==============

     At December 31, 1997, contracts in progress have future estimated contract revenues and costs to complete of approximately $4,221,000 and $2,656,000, respectively.

6.      Property and Equipment

Major classes of property and equipment consist of the following:

December 31,                                     1997               1996
-----------------------------                ------------       ------------

Leasehold improvements                          $   21,965        $     7,674
Computer equipment                                 323,302            291,130
Computer software                                   58,784             28,223
Equipment, furniture and fixtures                  390,447            159,899
Automobiles                                          5,224             19,890
                                             -------------       ------------
                                                   799,722            506,816

Less accumulated depreciation                     (319,772)          (242,682)
                                             -------------       ------------
Net property and equipment                       $ 479,950          $ 264,134
                                             ==============      =============


7.  Debt

     The Company's debt financing can be categorized into project financing and working capital financing.

Project Financing

     The Company has entered into loan agreements to fund the construction of certain projects. Under the terms of the loan agreements, amounts borrowed during the project construction period bear interest at various rates and are due on demand upon completion of the project unless converted to permanent financing at the Company's option. The Company is not required to make any periodic payments under the terms of the construction loan provision.

     The Company treats each construction loan converted to permanent financing as a separate note with monthly payments bearing interest at a bank's prime interest rate, fixed at that date, plus eight percent. At the time of conversion to permanent financing, the Company classifies the construction loan as long-term debt.

     As of December 31, 1997 and 1996, the outstanding borrowings on the agreements for uncompleted contracts, excluding any amounts converted to permanent financing, were $112,503 and $1,451,824, respectively.

Working Capital Financing

     On July 2, 1993, the Partnership entered into a revolving credit and term loan agreement ("Agreement"). The Agreementt permitted the Partnership to borrow a maximum of $1,800,000 under a revolving credit line based on future funding requirements of the Partnership which were to be established on December 31 and June 30 of each fiscal year through June 30, 1999. During 1995, the Partnership exercised an option to convert the outstanding amount to a five year term loan. The agreement also provided the Partnership with a $1,200,000 term loan which was due on June 30, 1999.

     The loans were collateralized by certain service and termination reserves due under existing and future contracts to sell project income streams (See Note
3). The Partnership used the proceeds from these loans to fund its operations in 1996. These loans were transferred to a note payable as part of the litigation settlement with PSCRC (Notes 12 and 13).

Long-term  project  debt and working  capital debt  at   December 31  consisted
of  the following:

                                                                                         1997             1996
                               ------------------------------                   -------------       -----------

                                 Note payable to a company with
                                 interest at 10%.  See note 12.                   $14,910,915                -

                                 Note payable to a company with
                                 interest at 14.5%, monthly
                                 payments of principal and interest  of
                                 $18,318, due March 2007.                           1,157,293                -

                                 Note payable to a company with
                                 interest at 13.5%, due in  installments
                                 through July 1998,         collateralized
                                 by certain        equipment, fixtures and
                                 receivables.
                                                                                    1,148,722                -

                                 Note payable to a company with interest at 14%,
                                 monthly  installments of principal and interest
                                 of $28,306,  due March 2000;  collateralized by
                                 certain   equipment,    fixtures,    inventory,
                                 receivables and intangibles.
                                                                                      838,725        1,019,182

                                 Note  payable  to a company  with  interest  at
                                 14.5%,  monthly  installments  of principal and
                                 interest   of   $23,907,   due   August   1999;
                                 collateralized by certain equipment,  fixtures,
                                 inventory, receivables
                                 and intangibles.                                     824,225          904,711





                                                                                         1997             1996
                                 -----------------------------------------------   -----------      -----------

                                 Note payable to a company with interest at 16%,
                                 monthly  installments of principal and interest
                                 of $17,660, due August 1999;  collateralized by
                                 certain   equipment,    fixtures,    inventory,
                                 receivables and intangibles.
                                                                                      445,486          493,762

                                 Note payable to a company with
                                 interest at 13.5%, due April 1998,
                                 collateralized by certain  equipment,
                                 fixtures and  receivables                            323,605                -

                                 Note  payable to a bank with  interest  at 10%,
                                 monthly  installments of principal and interest
                                 of $6,641, due October 2002;  collateralized by
                                 certain   equipment,    fixtures,    inventory,
                                 receivables and
                                 intangibles                                          304,506           351,177

                                 Note payable to a company with
                                 interest at 13.5%, due July 1998,
                                 collateralized by certain  equipment,
                                 fixtures and      receivables                        249,530                 -

                                 Note payable to a company with
                                 interest at 13.5%, due October      2002,
                                 collateralized by certain  equipment,
                                 fixtures and      receivables                        163,500                 -




                                                                                         1997             1996
                                 -----------------------------------------------   ------------     -----------

                                 Note payable to a company with interest at 14%,
                                 monthly  installments of principal and interest
                                 of $14,894 due November,  2000;  collateralized
                                 by  certain  equipment,   fixtures,  inventory,
                                 receivables and intangibles.
                                                                                     158,469           372,074

                                 Note payable to a company with
                                 interest at 13.5%, due January 1998,
                                 collateralized by certain  equipment,
                                 fixtures and      receivables                       137,964                 -

                                 Notes payable to a company with
                                 interest at 13.5%, due June 1998,
                                 collateralized by certain  equipment,
                                 fixtures and receivables                             97,765                 -

                                 Note  payable  to bank  with  interest  at 10%,
                                 monthly  installments  of $1,453 plus interest,
                                 due  October  2002;  collateralized  by certain
                                 equipment, fixtures, inventory, receivables
                                 and intangibles                                      66,657            76,873

                                 Note  payable  to bank  with  interest  at 10%,
                                 monthly  installments  of $1,354 plus interest,
                                 due  October  2002;  collateralized  by certain
                                 equipment, fixtures, inventory, receivables
                                 and intangibles                                      62,127            71,649

                                 Note  payable  to a company  with  interest  at
                                 10.5%,   monthly   payments  of  principal  and
                                 interest of $25,126, due November 1997;
                                 unsecured.                                           49,601           285,048



                                 Note  payable  to a company  with  interest  at
                                 10.5%,  monthly  installments  of principal and
                                 interest    of   $1,600,    due   March   2000;
                                 collateralized by certain equipment,  fixtures,
                                 inventory, receivables
                                 and intangibles.                                      38,212           52,570

                                 Note payable to a company with interest at 14%,
                                 monthly  installments of principal and interest
                                 of $2,310, due December 1998; collateralized by
                                 certain   equipment,    fixtures,    inventory,
                                 receivables and intangibles.                          36,351           53,787

                                 Note payable to a company with interest at 15%,
                                 monthly  payments of principal  and interest of
                                 $68,444,  due December 2004;  collateralized by
                                 certain   future  project  income  streams  and
                                 contract rights                                            -        3,813,991

                                 Demand note payable to a company    with
                                 interest at 15%, unsecured                                 -        1,013,716

                                 Note payable to a company with  interest at 20%
                                 the first year and the  remaining 5 years at an
                                 annual rate ranging from 15% to 7% in the final
                                 year,   monthly   payments  of  principal   and
                                 interest   of    $33,052,    due   June   1999;
                                 collateralized    by   certain    service   and
                                 termination  reserves as well as future project
                                 income streams.                                             -          881,836




                                                                                         1997              1996
                                 ------------------------------------------------- ------------       ----------

                                 Demand note payable to a company    with
                                 interest at 15%, secured                                   -           397,500

                                 Note payable to a company with interest at 14%,
                                 monthly  installments of principal and interest
                                 of $2,056, due December 2002; collateralized by
                                 certain   equipment,    fixtures,    inventory,
                                 receivables and intangibles.
                                                                                            -            71,088

                                 Demand note payable to a company    with
                                 interest at 15%, unsecured.                                -            63,870

                                 Note payable to a company with interest at 14%,
                                 monthly  installments of principal and interest
                                 of $6,336, due October 1997;  collateralized by
                                 certain   equipment,    fixtures,    inventory,
                                 receivables and intangibles.                               -            45,467

                                 Construction loans payable                           112,503         1,451,824

                                 Other notes payable                                   76,845            57,270
                                                                                   -----------       -----------


                                                                                   21,203,001        11,477,395

                                 Less current maturities                           (4,852,618)       (3,633,782)
                                                                                   -----------       -----------


                                                                                  $16,350,383      $  7,843,613
                                                                                  ===========      =============

Scheduled  repayments  at December 31, 1997 are as follows:

1998                                                              $  4,852,618
1999                                                                 1,422,091
2000                                                                 1,971,328
2001                                                                 1,817,936
2002                                                                 1,943,245
Thereafter                                                           9,195,783
                                                                  ------------
                                 Total                             $21,203,001
                                                                  ============

8.      Loan for Profect in Commercial Operations

     On August 15, 1996, the Company entered into a project finance agreement (the Project in "Agreement") with an international bank. The Agreement provided for financing in the amount of up to $15,200,000 for the acquisition and installation of certain natural gas engines and engine driven pumps at a customer's facility. On February 27, 1997, the bank converted the loan from a construction to a permanent loan. This loan is collateralized by all assets as well as all future project income streams. The principal due at December 31, 1997 and 1996 was $15,175,778 and $13,625,224, respectively.

     The loan is payable in quarterly installments through January 2011 with interest accruing at LIBOR + 1.375% in years 1-5; 1.625% in years 6-10 and 1.875% in years 11-14.5.


 Scheduled  repayments  at December 31, 1997 are as follows:

1998                                                             $     141,539
1999                                                                   249,056
2000                                                                   390,545
2001                                                                   533,937
2002                                                                   483,975
Thereafter                                                          13,376,726
                                                                  ------------
                                 Total                            $ 15,175,778
                                                                  ============

     The Company has entered into interest rate swap agreements to reduce the impact of changes in interest rates on its floating rate debt. The swap agreements are contracts to exchange floating rate for fixed interest payments quarterly over the life of the agreements without the exchange of the underlying notional amounts. The notional amounts of interest rate agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. For interest rate instruments that effectively hedge interest rate exposure, the net cash amounts paid or received on the agreements are accrued and recognized as an adjustment to interest expense. If an arrangement is replaced by another instrument and no longer qualifies as a hedge instrument, then it is marked to market and carried on the balance sheet at fair value.

     As of December 31, 1997 and 1996, the Company had the following interest rate swap in effect:

                                                     1997               1996
                                               -----------         ----------

Notional amount                                  $15,175,778       $13,625,224
Average pay rate                                       7.063%            7.063%
Average receive rate                                   5.678%            6.665%
Period                                       Matures January, 2011


9.      Other  Long-Term Payable

     Other long-term payable consists of accrued interest and the remaining turnkey payment payable to an engineering and construction company that procured and installed the energy conservation measures.


10.     Related Party Transactions

     The Partnership also has subcontracting services provided by an affiliated company. These amounted to approximately $3,515,303, in 1997 and $4,337,083 in 1996. Accounts payable included $217,991 and $1,189,731 related to these services at December 31, 1997 and 1996, respectively.

11.     Commitments

     Rent expense, exclusive of amounts allocated to projects, was $157,081 for 1997 and $144,686 for 1996. At December 31, 1997, future minimum rental and lease payments are as follows:

1998                                                               $   350,503
1999                                                                   305,542
2000                                                                   308,657
2001                                                                   312,257
2002                                                                   210,802
                                                                  ------------

                                 Total                              $1,487,761
                                                                  ============

12.     Litigation  Settlement

     During 1997 PSCRC delivered a letter to the Partnership formally demanding repayment of funds borrowed by, or advanced to, the Partnership, inclusive of interest, late charges and attorneys' fees. On March 31, 1997, PSCRC filed a lawsuit against the Partnership in the Superior Court of New Jersey seeking repayment of principal and interest, plus late charges, expenses and attorney's fees. The Partnership filed a counterclaim and was awarded satisfaction on a part of that claim. On January 8, 1998, the Company entered into an agreement with PSCRC in settlement of all amounts owed to PSCRC by the Company. The settlement amount totaled $14,910,215 and has been recorded effective December 31, 1997.

     The settlement is payable in monthly payments of principal and interest commencing June 1, 1998, and continuing on the first day of each month until the balance with all accrued interest is paid in full, or January 7, 2005, when all outstanding principal and interest is due and payable.

     Scheduled repayments of principal and interest, under the settlement agreement, are as follows in the years ended December 31,

1998                                                              $  2,819,394
1999                                                                 1,580,044
2000                                                                 2,715,132
2001                                                                 2,715,132
2002                                                                 2,715,132
2003                                                                 2,715,132
2004                                                                 2,715,132
2005                                                                 4,366,185
                                                                 -------------
                                 Total                              22,341,283

                                 Less interest portion              (7,430,368)
                                                                 --------------

                                 Principle balance                 $14,910,915
                                                                 ==============

13.     Sale of Affiliates

     Subsequent to December 31, 1997, the Company entered into negotiations with a contractor to sell SC Wood. The terms of the agreement sold the assets and future revenues of the Colonial project operated by SC Wood to the contractor for the sum of $1 plus forgiveness of certain amounts owed the contractor. The settlement of accounts is as follows:

  Assets sold:
   Accounts receivable                                              $  (27,977)
   Projects in commercial operation, net                              (809,883)

  Amounts received or forgiven:
   Accounts payable                                                    444,065
   Accrued expenses                                                    763,265

 Amounts payable from agreement                                       (181,564)

Cash received                                                                1
                                                                     ---------
Gain on sale of SC Wood                                              $ 187,906
                                                                     =========

     On June 30, 1998, Onsite Energy Corporation ("Onsite") acquired all of the assets and assumed certain specific liabilities of Sycom LLC. As consideration for this purchase, Onsite issued 1,750,000 shares of its Class A common stock to Sycom LLC. As part of the purchase Onsite, Sycom and the Partnership executed an employment and noncompete agreement with substantially all of the existing officers and employees. In consideration for the right to retain the services of these employees Onsite placed in escrow 157,500 shares of its Series D Convertible Preferred Stock, convertible into 15,750,000 shares of Onsite common stock. The convertible preferred stock will be released to Sycom when the PSCRC debt has been liquidated (see Note 12), when any loans from Onsite to Sycom or the Partnership have been liquidated and when the average closing market price of Onsite's common stock over any period of 20 days is not less than $2.00 per share and net income per share for four consecutive quarters is not less than $.15.

     As part of the employment agreement, Onsite agrees to lend Sycom and the Partnership an amount equal to any remaining general and administrative expenses and debt service to third parties which Sycom or the Partnership cannot pay. Any amounts borrowed will bear interest at 9.75%. Sycom may repay any loans in cash or with shares of the convertible preferred stock.

     Also, Onsite agreed to loan the shareholders of Sycom and SSBKK up to $1,000,000 to pay anticipated federal and state income taxes resulting from the sale. Such loans will bear interest at 9.75%. The shareholders may repay any amounts borrowed in cash or Onsite common stock obtained from the sale of the assets of Sycom LLC.